As filed with the Securities and Exchange Commission on August 5, 2025

Registration No. 333- 288825

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DDC ENTERPRISE LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

368 9th Ave., 6th Floor

New York, New York 10001, USA

+852 2803 0688

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 (212) 9477200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence Venick, Esq.

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Place, Central

Hong Kong SAR

+1 (310) 728 5129

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 5, 2025

PROSPECTUS

DDC ENTERPRISE LIMITED

46,970,045

Class A Ordinary Shares

This prospectus relates to the possible resale, from time to time, of up to 46,970,045 Class A Ordinary Shares of par value $0.4 per share in the capital of the Company (the “Class A Ordinary Shares”), by the selling shareholders named herein or their pledgees, donees, transferees or other successors in interest. The Class A Ordinary Shares to which this prospectus relates are comprised of (i) 307,693 Class A Ordinary Shares issued to certain selling shareholders prior to the date hereof, (ii) 395,354 Commitment Shares (as defined below), (iii) 12,068,695 ELOC Shares (as defined below), (iv) 23,134,760 Class A Ordinary Shares issuable upon conversion of certain convertible notes held by the selling shareholders (the “Convertible Notes”) and (v) 11,063,543 Class A Ordinary shares issuable upon exercise of certain warrants held by the selling shareholders (the “Warrants”). We may, from time to time, receive up to a maximum of $111,960,813.08 if and to the extent the selling shareholders exercise the Warrants. We will not receive any of the proceeds from any such sales of Class A Ordinary Shares. Such Class A Ordinary Shares may also be sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) rather than under this prospectus.

The Class A Ordinary Shares covered by this prospectus may be offered and sold from time to time in one or more transactions, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For additional information on the methods of sale that may be used by the selling shareholders, please read “Plan of Distribution”.

Each selling stockholder is an “underwriter” with respect to the ELOC Shares within the meaning of Section 2(a)(11) of the Securities Act, and any profits on the sales of the ELOC Shares by the selling stockholders and any discounts, commissions, or concessions received by the selling stockholders with respect to the ELOC Shares are deemed to be underwriting discounts and commissions under the Securities Act.

This prospectus describes some of the general terms that may apply to the Class A Ordinary Shares and the general manner in which they may be offered. The specific terms of any Class A Ordinary Shares to be offered, and the specific manner in which they may be offered, may be described in one or more supplements to this prospectus. A prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are traded on NYSE American under the symbol “DDC”. On August 1, 2025, the last reported sale price of our Class A Ordinary Shares on NYSE American was $11.94 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on NYSE American or other securities exchange of the securities covered by the prospectus supplement.

Our principal offices are located at 368 9th Ave., 6th Floor, New York, New York 10001, USA. Our telephone number at such address is +852 2803 0688.

Investing in our securities involves risks. Before buying any securities you should carefully read the section entitled “Risk Factors” on page 22 of this prospectus.

We are a Cayman Islands holding company conducting a significant portion of our operations in China through our PRC subsidiaries. Therefore, investing in our securities being offered pursuant to this prospectus involves unique and a high degree of risk.

The securities offered in this offering are of the offshore holding company DDC Enterprise Limited (the “Company”), which owns equity interests, directly or indirectly, of the operating subsidiaries, as well as the bitcoins held pursuant to the Company’s Bitcoin Treasury (as defined below) activities. Certain of the Company’s subsidiaries conduct operations in China, and the holding company does not conduct operations in China. Unless otherwise stated, as used in this prospectus and in the context of describing our operations and consolidated financial information, “DDC” “we,” “us,” “Company,” or “our,” refers to DDC Enterprise Limited, a Cayman Islands exempted company. We will also refer to all of our subsidiaries as “Subsidiaries”.

As a holding company, we may rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. We have not paid any dividends to our shareholders for the years ended December 31, 2024 and 2023. Our subsidiaries received an aggregate transfer of $127,336,045.38 and $102,324,125.95 for the years ended December 31, 2024 and 2023, respectively, from the Company to fund their business operations. Our Company received an aggregate transfer of $4,354,260.75 and $2,499,027.35 for the year ended December 31, 2024 and 2023, respectively, from its subsidiaries. In the future, any cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our subsidiaries via capital contribution or shareholder loans, as the case may be. As a holding company with no material operations of our own, we conduct our substantial operations through our Subsidiaries in China. As such, the Chinese government may exercise oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time. Such governmental actions:

●	could result in a material change in our operations;

●	could hinder our ability to continue to offer securities to investors; and

●	may cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Currently, we are not aware there are any material restrictions on foreign exchange, the ability to transfer cash between our entities, or the ability to distribute earnings to investors outside of China. Further, we are aware that recently, the Chinese government recently initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using entity variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our operations given that we have clients from Mainland China, the ability to accept foreign investments and list on an U.S. or other foreign exchange. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. For a detailed description of the risks related to our business, see “Item 3. Key Information — D. Risk Factors — Risks Related to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business” described in our most recent annual report on Form 20-F, filed on May 15, 2025 (the “Annual Report”).

On December 16, 2021, the United States Public Company Accounting Oversight Board, or PCAOB, issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. Enrome LLP, our auditor, is not identified in the 2021 PCAOB Report as a firm subject to the PCAOB’s determination. While our auditor is headquartered in Singapore and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Protocol”) with the CSRC and the Ministry of Finance (“MOF”) of the People’s Republic of China, which governs inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol released by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. According to the PCAOB, its December 2021 determinations under the Holding Foreign Companies Accountable Act, or HFCAA, remain in effect. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. It is possible when the PCAOB may reassess its determinations in the future, and it could determine that it is still unable to inspect or investigate completely registered public accounting firms in mainland China and Hong Kong. On December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed, without having to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA.

You should read carefully this prospectus and the documents incorporated by reference into this prospectus before investment.

Investing in our securities involves a high degree of risk. See “Risk Factors” in this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. This prospectus relates to the possible resale, from time to time, of up to 46,970,045 of our Class A Ordinary Shares by the selling shareholders named herein or any of their pledgees, donees, transferees or other successors in interest. The Class A Ordinary Shares to which this prospectus relates are comprised of (i) 307,693 Class A Ordinary Shares issued to certain selling shareholders prior to the date hereof, (ii) 395,354 Commitment Shares issued under the ELOC Agreement, (iii) 12,068,695 ELOC Shares issuable under the ELOC Agreement, (iv) 23,134,760 Class A Ordinary Shares issuable upon conversion of the Convertible Notes and (v) 11,063,543 Class A Ordinary shares issuable upon exercise of the Warrants. This prospectus provides you with a general description of the Class A Ordinary Shares each selling shareholder may offer. Except for an aggregate maximum of $111,960,813.08 to be received by us upon the exercise of all the Warrants, we will not receive any of the proceeds from any sale of Class A Ordinary Shares by the selling shareholders. Except for underwriting discounts and selling commissions, if any, transfer taxes, if any, and the fees and expenses of any underwriters, dealers or agents, we have agreed to pay the expenses incurred in connection with the registration of the Class A Ordinary Shares owned by the selling shareholders covered by this prospectus.

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

Each time a selling shareholder, or its pledgees, donees, transferees or other successors in interest, sell Class A Ordinary Shares, we will provide you with this prospectus, and in some cases a prospectus supplement that will contain specific information about the terms of a particular offering. That prospectus supplement may include additional risk factors or other special considerations applicable to those particular Class A Ordinary Shares. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information”.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context otherwise requires in this prospectus:

●	“Commitment Shares” refers to 395,354 Class A Ordinary Shares issued to the selling shareholders. .

●	“Companies Act” refers to the Companies Act (As Revised) of the Cayman Islands.

●	“Company” or “DDC” refers to DDC Enterprise Limited, an exempted company incorporated in the Cayman Islands with limited liability;

●	“Convertible Notes” refers to the convertible notes issued to certain selling shareholders pursuant to the SPA;

●	“Class A Ordinary Shares” refers to the Class A ordinary shares of par value of US$0.4 per share in the capital of the Company;

●	“ELOC Agreement” or “ELOC SPA” refers to the ELOC Ordinary Share Purchase Agreement dated June 16, 2025;

●	“ELOC Securities” refers to, collectively, the Commitment Shares and the ELOC Shares;

●	“ELOC Shares” refers to the Class A Ordinary Shares to be sold pursuant to the ELOC Agreement;

●	“HKD” or “HK$” refers to the legal currency of Hong Kong;

●	“Hong Kong” refers to Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Macau” refers to Macau Special Administrative Region of the People’s Republic of China;

●	“mainland China,” “PRC” or “China” refers to the People’s Republic of China, excluding, for the sole purpose of this prospectus, Hong Kong, Macau and Taiwan, unless the context otherwise indicates;

“Ordinary Shares” refers to our Class A Ordinary Shares and our Class B Ordinary Shares, taken together;

●	“RMB” or “Renminbi” refers to the legal currency of China;

●	“paid customers”, with respect to a certain point of time, refers to the Company’s current and past customers who had, as of that point of time, purchased product or service from the Company;

●	“SEC” means the United States Securities and Exchange Commission;

●	“Shares” or “shares” refers to any share in the capital of the Company, including the Class A Ordinary Shares;

●	“SPA” refers to the Securities Purchase Agreement dated June 16, 2025.

●	“US$,” “U.S. dollars,” “$” and “dollars” refer to the legal currency of the United States;

●	“VWAP” means, for the applicable measuring period, the dollar volume-weighted average price for the Ordinary Shares on the NYSE American, for such measuring period, as reported by Bloomberg through its “AQR” function; and

●	“we”, “us”, “our company” and “our” refer to DDC Enterprise Limited and its consolidated subsidiaries. We conduct operations in China through our subsidiaries.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

History and Development of the Company

We are a food innovator with leading content driven (i.e. using content to reach and engage target customers) consumer brands offering easy, convenient RTH, RTC, RTE and plant-based meal products (i.e. meal products consisting largely or solely of vegetables, fruits, grains and other foods derived from plant-based protein, rather than animal protein) while promoting healthier lifestyle choices to our predominately Millennial and Generation Z (“GenZ”) customer-base. We are also engaged in the provision of advertising services.

As of December 31, 2024, our main product categories include (i) own-branded RTH products — typically semi-cooked meals with some but minimal preparation required ahead of serving, (ii) own-branded RTC products — ready to be consumed within 8 to 15 minutes with some additional cooking preparation, (iii) own-branded RTE products — typically pre -cooked meals that are ready to serve with minimal level of additional preparation, which includes our plant-based meal products localized for the palate of an Asian consumer, and (iv) private label products (i.e. third-party branded food products).

In addition, commencing on May 15, 2025, we expanded our business to include Bitcoin treasury activities (“Bitcoin Treasury”). We are a publicly traded company that has adopted Bitcoin as our primary treasury reserve asset. By using proceeds from equity and debt financings, as well as any future cash flows from our operations, we strategically accumulate Bitcoin and advocate for its role as digital capital.

We were founded in Hong Kong in 2012 by Ms. Norma Ka Yin Chu, a highly regarded entrepreneur and a true cooking enthusiast, as an online platform which distributed food recipes and culinary content. Subsequently, we further expanded our business to provide advertising services to brands that wish to place advertisements on our platform or video content. In 2015, we entered the Mainland China market through the establishment of DDC Shanghai to engage in technology development of computer software, food circulation and advertising production in China. In 2017, we started expanded our business from content creation to content commerce. Later in 2019, we extended our business to include the production and sale of, among others, own-branded RTH, RTC convenient meal solution products.

Business Overview

Food Innovation

Our omni-channel (online and offline) sales, end-to-end (“E2E”) product development and distribution strategy, and data analytics capabilities enable us to successfully identify, assess, and pivot to cater to changing consumer preferences and trends across multiple customer segments and price-points. From a product distribution standpoint, we have created a network of direct-to-customer (“D2C”), retailer, and wholesaler sale options.

●	We operate in the Mainland China market but are actively expanding into international markets including but not limited to the United States;

●	We own multiple brands in our portfolio that provide convenient meal solution products to a wide range of consumers. We are actively looking for acquisition opportunities in complimentary brands in the Asian food and cooking categories as well as targets that can strengthen the company’s network of sales distribution; and

●	We have access to a network of offline point-of-sales (“POS”) through partnerships with a network of distributors to drive retail network sales performance. Equally important, we have selective direct-to-consumer e-commerce platform and e-commerce platform operations that drive online sales performance.

Bitcoin Treasury

We believe that bitcoin is an attractive asset because (i) it can serve as a store of value, supported by a robust and public open-source architecture, untethered to sovereign monetary policy, (ii) due to its limited supply, bitcoin offers the potential to serve as a hedge against inflation in the long-term and, if its adoption increases, the opportunity for appreciation in value, and (iii) the Bitcoin network provides the infrastructure and opportunity for the development of financial and technological innovations.

On February 21, 2025, our Board of Directors adopted a Treasury Reserve Policy (as amended to date, the “Treasury Reserve Policy”) that updated our treasury management and capital allocation strategies, under which our treasury reserve assets will consist of:

●	cash and cash equivalents and short-term investments (“Cash Assets”) held by us that exceed working capital requirements; and

●	bitcoin held by us, with bitcoin serving as the primary treasury reserve asset on an ongoing basis, subject to market conditions and anticipated needs of the business for Cash Assets.

On May 15, 2025, we adopted, in addition to and in conjunction with our Treasury Reserve Policy, a corporate strategy of acquiring and holding bitcoin, including with the proceeds of capital raising transactions.

Our bitcoin strategy generally involves from time to time, subject to market conditions, (i) issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin and (ii) acquiring bitcoin with our liquid assets that exceed working capital requirements. We intend to fund further bitcoin acquisitions primarily through issuances of common stock and a variety of fixed-income instruments, including debt, convertible notes and preferred stock.

We view our bitcoin holdings as long-term holdings and expect to continue to accumulate bitcoin. We have not set any specific target for the amount of bitcoin we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional financings to purchase additional bitcoin. This overall strategy also contemplates that we may (i) enter into additional capital raising transactions that are collateralized by our bitcoin holdings, and (ii) consider pursuing strategies to create income streams or otherwise generate funds using our bitcoin holdings.]

Our Bitcoin Holdings

We currently hold 368 bitcoins with an aggregate and average price per bitcoin paid of US$33.3 million and US$90,764, respectively. We have not yet had any bitcoin dispositions.

Agreements with Anson and Others

Securities Purchase Agreement

On June 16, 2025, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain purchasers (collectively, the “Purchasers”) and Anson Investments Master Fund L.P., acting through its general partner AIMF GP LLC, as collateral agent for the Purchasers (the “Agent”). The SPA provides for the issuance and sale of securities, as further described herein, of the Company to the Purchasers, pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

Initial Closing. Under the terms of the SPA, on the Initial Closing Date (as defined in the SPA), the Company agreed to sell, and the Purchasers agreed to purchase, securities for an aggregate subscription amount of $27,000,000, comprising of senior secured convertible notes (“Initial Notes”), warrants (“Initial Warrants”), and Class A Ordinary shares. The closing of the foregoing transactions is referred to as the “Initial Closing.” The obligations of the Company and the Purchasers at the Initial Closing were subject to certain customary closing conditions. The SPA also included mutual representations and warranties, covenants and indemnification provisions customary for similar transactions.

The Initial Notes mature on July 1, 2027, are convertible into Class A Ordinary Shares at the conversion price set forth therein, subject to customary anti-dilution adjustments. The Initial Warrants are exercisable for Class A Ordinary Shares immediately and expire five years from the date of issuance, at an exercise price set forth therein, subject to customary anti-dilution adjustments. Holders are subject to beneficial ownership limitations consistent with market practice.

The Initial Closing took place on July 1, 2025. At the Initial Closing, the parties also executed certain security agreements.

Additional Closing. The SPA also contemplates an optional additional closing (“Additional Closing”), pursuant to which the Company may sell, and the Purchasers may purchase, upon mutual written consent, additional securities for an aggregate subscription amount of up to $275,000,000, comprising additional Senior Secured Convertible Notes and warrants. The obligations of the Company and the Purchasers at the Additional Closing are subject to conditions similar to those for the Initial Closing, with the additional condition for the Purchasers that no Event of Default (as defined in the Notes) shall have occurred or be continuing.

Pursuant to the SPA, net proceeds from the offering are to be used exclusively for purchasing Bitcoin, are required to be deposited into a cash collateral account, and are subject to release only under specified conditions.

The Notes (as defined below) are secured by a first-priority security interest in specific assets of the Company (the “Collateral”) which includes the Company’s cash and Bitcoin holdings as described below, pursuant to: (i) that certain Security Agreement, dated as of July 1, 2025, by and among the Company, the Purchasers and the Agent; (ii) an Account Control Agreement, dated as of July 1, 2025, by and among the Company, the Purchasers and the Agent; and (iii) that certain Subsidiary Guarantee from non-People’s Republic of China subsidiaries of the Company (collectively, the “Security Documents”). The Collateral includes:

(i)	Cash Collateral: all cash deposited or to be deposited in the Cash Collateral Account (as defined in the Security Agreement);

(ii)	Digital Asset Collateral: all Bitcoin held in or credited to the Digital Asset Collateral Account (as defined in the Security Agreement); and

(iii)	Other Collateral: any additional assets specified as “Collateral” in the Security Agreements.

The Cash Collateral may be released to purchase Bitcoin and Digital Asset Collateral may be released if the loan-to-value ratio (the “LTV Ratio”) is at or below 60% for five consecutive business days, provided no event of default exists or would occur as a result from such release and that the LTV Ratio before, and immediately after, giving effect to such release does not exceed 60%.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, the Initial Notes and the Initial Warrants, which are attached hereto as Exhibits 10.1, 10.2 and 4.1, respectively, and are incorporated herein by reference.

ELOC Ordinary Share Purchase Agreement

As announced on June 17, 2025, on June 16, 2025, the Company entered into an Ordinary Share Purchase Agreement (the “ELOC SPA”) with Anson Investments Master Fund LP and Anson East Master Fund LP (each a “Co-Investor” and the Co-Investors together, the “Investor”). Pursuant to the ELOC SPA, the Company may issue and sell to the Investor, from time to time, up to $200,000,000 (the “Total Commitment”) in aggregate gross purchase price of newly issued Class A Ordinary Shares, in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

The Company has the right, but not the obligation, to sell shares under the ELOC SPA, subject to customary conditions, including effectiveness of a registration statement covering the resale of such shares. The Company may direct the Investor, from time to time as further provided in the ELOC SPA, to purchase from the Company such number of Class A Ordinary Shares as set forth in a written notice to the Investor. The price for such shares shall be equal to the product of (i) the lowest VWAP of the Class A Ordinary Shares for the three trading days beginning on the date of such notice multiplied by (ii) 0.98.

Notwithstanding anything to the contrary contained in the ELOC SPA, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any Class Ordinary Shares under the ELOC SPA that, together with all other Class A Ordinary Shares then beneficially owned by the Investor and its affiliates, would result in the beneficial ownership by the Investor of more than 4.99% of the outstanding Class A Ordinary Shares.

The term of the ELOC SPA will terminate on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the effectiveness of the registration statement of which this prospectus is a part and (ii) the date on which the Company has issued and sold to Investor Class A Ordinary Shares in the aggregate amount of the Total Commitment.

The Company expects to use the net proceeds from any sales under the ELOC SPA primarily to acquire additional bitcoin for its corporate treasury.

The foregoing description of the ELOC SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the ELOC SPA, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Maxim Partners LLC (“Maxim”) acted as placement agent for the SPA and the ELOC SPA. At the Initial Closing, the Company issued a warrant to Maxim to purchase Class A Ordinary Shares, on terms set forth therein, which warrant is exercisable immediately and expires five years from the date of issuance.

Registration Rights Agreement

Concurrently with the execution of the SPA and the ELOC SPA, on June 16, 2025, the Company and the Investors also entered into a Registration Rights Agreement to register under the Securities Act, among other things, the resale of the Shares issued pursuant to the SPA and the ELOC SPA, as well as all warrant shares and shares issued upon conversion under the SPA, as well as any capital stock issued or issuable with respect to the foregoing due to stock splits, dividends, recapitalizations, or similar events.

Pursuant to the Registration Rights Agreement, the Company is required to register the resale of such securities by filing a registration statement with the SEC within 15 days of the applicable closing date and to use its reasonable best efforts to have the registration statement declared effective by the SEC by the earlier of (i) the 45th calendar day after the closing date (or 60th day if subject to SEC full review) or (ii) the 2nd business day after SEC notification that the registration statement will not be reviewed.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

In December 2023, the FASB issued ASU 2023-08,“Intangibles，Goodwill and Other-Crypto Assets (Subtopic 350-60). Accounting for and Disclosure of Crypto Assets”. The amendments in this Update are effective for all entities for fiscal years beginning after December 15,2024, including interim periods within those fiscal years, Early adoption is permitted for both interim and annual financial statements that have not yet been issued (or made available for issuance). if an entity adopts the amendments in an interim period.it must adopt them as of the beginning of the fiscal year that includes that interim period.

Our Industries

Food Innovation

We compete primarily in the convenient meal solutions market providing RTE, RTC and RTH products to our customers. With (i) the proliferation of food delivery service options, (ii) a shift in customer preference and behavior away from home-cooked to convenience, and (iii) an increase in GDP per capita/overall disposable income (both in our target demographic and in-general) the demand for convenient meal solution products including RTC/RTE products has increased significantly. Customers have also become more discerning and expect RTC/RTH/RTE products to be of a high quality, have a higher nutritional value, and taste better when compared with other processed or semi-processed food product categories. Typically, RTC and RTE meals are made using high-quality and seasonal ingredients with full traceability at every stage of the food chain and a focus on nutritional value and maintaining a balanced diet is factored into the recipe and product R&D process.

Internationally, an increasing number of customers are in pursuit of a healthier lifestyle and favor healthier ready-to-cook products instead of RTC products of high calories as well as healthier ready-to-eat products instead of junk food. Chinese companies in the RTC and RTE industry, because of their well-established value chains, are able to offer RTC and RTE products of competitive prices in markets like North America and Europe despite the additional logistic expenses. Thus, Chinese companies that are actively seeking international expansion opportunities are well positioned to gain share in the global RTC and RTE market.

Overview of the Bitcoin Industry and Market

Bitcoin is a digital asset that is issued by and transmitted through an open-source protocol, known as the Bitcoin protocol, collectively maintained by a peer-to-peer network of decentralized user nodes. This network hosts a public transaction ledger, known as the Bitcoin blockchain, on which bitcoin holdings and all validated transactions that have ever taken place on the Bitcoin network are recorded. Balances of bitcoin are stored in individual “wallet” functions, which associate network public addresses with one or more “private keys” that control the transfer of bitcoin. The Bitcoin blockchain can be updated without any single entity owning or operating the network.

Creation of New Bitcoin and Limits on Supply

The Bitcoin protocol limits the total number of bitcoins that can be generated over time to 21 million. As of July 15, 2025, approximately 19.9 million bitcoins have been generated. New bitcoins are created and allocated by the Bitcoin protocol through a “mining” process that rewards users that validate transactions in the Bitcoin blockchain. Validated transactions are added in “blocks” approximately every 10 minutes. The mining process serves to validate transactions and secure the Bitcoin network. Mining is a competitive and costly operation that requires a large amount of computational power to solve complex mathematical algorithms. This expenditure of computing power is known as “proof of work.”

To incentivize miners to incur the costs of mining bitcoin, the Bitcoin protocol rewards miners that successfully validate a block of transactions with newly generated bitcoin. The current reward for miners that successfully validate a block of transactions is 3.125 bitcoin per mined block. The mining reward is reduced by half, which is referred to as a bitcoin halving, after every 210,000 blocks are mined. This has historically occurred approximately every four years. The most recent bitcoin halving occurred in April 2024, and the next bitcoin halving is expected to occur sometime in 2028.

Modifications to the Bitcoin Protocol

Bitcoin is an open-source network that has no central authority, so no one person can unilaterally make changes to the software that runs the network. However, there is a core group of developers that maintains the code for the Bitcoin protocol, and they can propose changes to the source code and release periodic updates and other changes. Unlike most software that has a central entity that can push updates to users, bitcoin is a peer-to-peer network in which individual network participants, called nodes, decide whether to upgrade the software and accept the new changes. As a practical matter, a modification becomes part of the Bitcoin protocol only if the proposed changes are accepted by participants collectively having more than 50% of the processing power, known as hash rate, on the network. If a certain percentage of the nodes reject the changes, then a “fork” takes place, and participants can choose the version of the software they want to run.

Forms of Attack Against the Bitcoin Network and Wallets

Blockchain technology has many built-in security features that make it difficult for hackers and other malicious actors to corrupt the protocol or blockchain. However, as with any computer network, the Bitcoin network may be subject to certain attacks. Some forms of attack include unauthorized access to wallets that hold bitcoin and direct attacks, like “51% attacks” or “denial-of-service attacks” on the Bitcoin network.

Bitcoin is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the bitcoin is held. Private keys used to access bitcoin balances are not widely distributed and are typically held on hardware (which can be physically controlled by the holder or by a third party such as a custodian) or via software programs on third-party servers. One form of obtaining unauthorized access to a wallet occurs following a phishing attack where the attacker deceives the victim and manipulates them into sharing their private keys for their digital wallet or other sensitive information. Other similar attacks may also result in the loss of private keys and the inability to access, and effective loss of, the corresponding bitcoin. See “Risk Factors – Risks Related to Our Bitcoin Strategy and Holdings – We face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin.”

A “51% attack” may occur when a group of miners attain more than 50% of the Bitcoin network’s mining power, thereby enabling them to control the Bitcoin network and protocol and manipulate the blockchain. A “denial-of-service attack” occurs when legitimate users are unable to access information systems, devices, or other network resources due to the actions of a malicious actor flooding the network with traffic until the network is unable to respond or crashes. The Bitcoin network has been, and can be in the future, subject to denial-of-service attacks, which can result in temporary delays in block creation and in the transfer of bitcoin. See “Risk Factors – Risks Related to Our Bitcoin Strategy and Holdings – Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.”

Bitcoin Industry Participants

The primary Bitcoin industry participants are miners, investors and traders, digital asset exchanges and service providers, including custodians, brokers, payment processors, wallet providers and financial institutions.

Miners. Miners range from bitcoin enthusiasts to professional mining operations that design and build dedicated mining machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing power to mine bitcoin blocks. See “—Creation of New Bitcoin and Limits on Supply” above.

Investors and Traders. Bitcoin investors and traders include individuals and institutional investors who, directly or indirectly, purchase, hold, and sell bitcoin or bitcoin-based derivatives. On January 10, 2024, the SEC issued an order approving several applications for the listing and trading of shares of spot bitcoin exchange-traded products (“ETPs”) on U.S. national securities exchanges. While the SEC had previously approved exchange-traded funds where the underlying assets were bitcoin futures contracts, this order represented the first time the SEC approved the listing and trading of ETPs that acquire, hold and sell bitcoin directly. ETPs can be bought and sold on a stock exchange like traditional stocks, and provide investors with another means of gaining economic exposure to bitcoin through traditional brokerage accounts.

Digital Asset Exchanges. Digital asset exchanges provide trading venues for purchases and sales of bitcoin in exchange for fiat or other digital assets. Bitcoin can be exchanged for fiat currencies, such as the U.S. dollar, at rates of exchange determined by market forces on bitcoin trading platforms, which are not regulated in the same manner as traditional securities exchanges. In addition to these platforms, over-the-counter markets and derivatives markets for bitcoin also exist. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the global bitcoin market, market expectations for the adoption of bitcoin as a store of value, the number of merchants that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors. For a discussion of risks associated with digital asset exchanges, see “Risk Factors—Risks Related to Our Bitcoin Strategy and Holdings—Due to the unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin.”

Service providers. Service providers offer a multitude of services to other participants in the Bitcoin industry, including custodial and trade execution services, commercial and retail payment processing, loans secured by bitcoin collateral, and financial advisory services. If adoption of the Bitcoin network continues to materially increase, we anticipate that service providers may expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin network.

Other Digital Assets

As of the date of this prospectus, bitcoin was the largest digital asset by market capitalization. However, numerous alternative digital assets exist, and many entities, including consortia and financial institutions, are actively researching and investing resources in blockchain platforms and digital assets that utilize consensus mechanisms other than proof-of-work mining, which is employed by the Bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. Other alternative digital assets include “stablecoins,” which are designed to maintain a constant price because of their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s central bank digital currency (“CBDC”) project was made available to consumers in January 2022, and governments including the United States and the European Union have discussed the potential creation of new CBDCs. For a discussion of risks relating to the emergence of other digital assets, see “Risk Factors – Risks Related to Our Bitcoin Strategy and Holdings—The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our business.”

Competition

Our bitcoin strategy generally involves from time to time, subject to market conditions, (i) issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin and (ii) acquiring bitcoin with our liquid assets that exceed working capital requirements. When we engage in such capital raising transactions, we compete for capital with, among others, ETPs, bitcoin miners, digital assets exchanges, other digital assets service providers, other companies that hold bitcoin or other digital assets as treasury reserve assets, private funds that invest in bitcoin and other digital assets, and similar vehicles. An increase in the competition for sources of capital could adversely affect the availability and cost of financing for our bitcoin purchases, and thereby could adversely affect the market price of our listed securities.

Custody of our Bitcoin

We hold substantially all of our bitcoin in custody accounts at U.S.-based, institutional-grade custodians that have demonstrated records of regulatory compliance and information security. As a result, the primary counterparty risk we are exposed to with respect to our bitcoin is performance obligations under the various custody arrangements into which we have entered. We custody our bitcoin across multiple custodians to diversify our potential risk exposure to any one custodian. Our custodial services contracts do not restrict our ability to reallocate our bitcoin among our custodians, and our bitcoin holdings may be concentrated with a single custodian from time to time. In light of the significant amount of bitcoin we hold, we continually seek to engage additional digital asset custodians to further diversify the custody of our bitcoin.

We carefully select the custodians that custody our bitcoin after undertaking a due diligence process. As part of our custodian selection process, we evaluate and select custodians that can demonstrate that they operate with strict security protocols, including multifactor authentication procedures designed to safekeep our bitcoin. In addition, our custodial services agreements generally specify that the private keys that control our bitcoin will be held in offline or “cold” storage, which is designed to mitigate risks that a system may be susceptible to when connected to the internet, including the risks associated with unauthorized network access and cyberattacks. We also negotiate liability provisions in our custodial contracts, pursuant to which our custodians are held liable for their failure to safekeep our bitcoin. In addition to our custodial arrangements, we also utilize affiliates of our bitcoin custodians to execute bitcoin acquisition and disposition transactions on our behalf. We leverage the due diligence we conduct in connection with our custodial arrangements when conducting due diligence of these trade execution service providers.

We also conduct due diligence reviews during the custodial relationship to monitor the safekeeping of our bitcoin. As part of our process, we obtain and review our custodians’ Services Organization Controls reports. We are also contractually entitled to review our custodians’ relevant internal controls through a variety of methods. We have in the past conducted, and expect to conduct in the future, supplemental due diligence when we believe it is warranted by market circumstances or otherwise.

We negotiate specific contractual terms and conditions with our custodians that we believe will help establish, under existing law, that our property interest in the bitcoin held by our custodians is not subject to the claims of the custodian’s creditors in the event the custodian enters bankruptcy, receivership or similar insolvency proceedings. All of our custodians are subject to regulatory regimes intended to protect customers in the event that a custodian enters bankruptcy, receivership or similar insolvency proceedings. Based on existing law and the terms and conditions of our contractual arrangements with our custodians, we believe that the bitcoin held on our behalf by our custodians would not be considered part of a custodian’s bankruptcy estate were one or more of our custodians to enter bankruptcy, receivership or similar insolvency proceedings. For a discussion of risks relating to the custody of our bitcoin, see “Item 1A. Risk Factors—Risks Related to Our Bitcoin Strategy and Holdings—Our bitcoin strategy exposes us to various risks, including risks associated with bitcoin,” and “—Our bitcoin strategy exposes us to risk of non-performance by counterparties.”

Potential Advantages and Disadvantages of Holding Bitcoin

We believe that bitcoin is an attractive asset because it can serve as a store of value, supported by a robust and public open-source architecture, that is untethered to sovereign monetary policy. We also believe that, due to its limited supply, bitcoin offers the potential to serve as a hedge against inflation in the long-term and, if its adoption increases, the opportunity for appreciation in value.

Bitcoin exists entirely in electronic form, as virtually irreversible public transaction ledger entries on the blockchain, and transactions in bitcoin are recorded and authenticated not by a central repository, but by a decentralized peer-to-peer network. This decentralization mitigates the risks of certain threats common to centralized computer networks, such as denial-of-service attacks, and reduces the dependency of the bitcoin network on any single system. The decentralization of user nodes and miners also mitigates the risk of a 51% attack, which would be very costly and difficult to execute with respect to bitcoin because the Bitcoin network is open source and widely distributed, and transactions on the blockchain require significant computing power to be validated.

However, while the Bitcoin network as a whole is decentralized, the private keys used to access bitcoin balances are not widely distributed and are susceptible to phishing and other attacks designed to obtain sensitive information or gain access to password-protected systems. Loss of such private keys can result in an inability to access, and effective loss of, the corresponding bitcoin. Consequently, bitcoin holdings are susceptible to certain risks inherent in holding any electronic data, such as data corruption, security breach, communication failure and user error, among others. These risks, in turn, make bitcoin substantially more susceptible to theft, destruction, or loss of value from hackers, corruption, viruses and other technology-specific factors as compared to conventional fiat currency or other conventional financial assets. See “Item 1A. Risk Factors—Risks Related to Our Bitcoin Strategy and Holdings—If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.”

In addition, the Bitcoin network relies on open-source developers to maintain and improve the Bitcoin protocol. Accordingly, bitcoin may be subject to protocol design changes, governance disputes such as “forked” protocols, competing protocols, and other open source-specific risks that do not affect conventional proprietary software.

Government Regulation

The laws and regulations applicable to bitcoin and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the Commodity Futures Trading Commission (“CFTC”), the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Depending on the regulatory characterization of bitcoin, the markets for bitcoin in general, and our activities in particular, our business and our bitcoin strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our bitcoin strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The CFTC takes the position that some digital assets, including bitcoin, fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended (the “CEA”). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

The SEC and its staff have taken the position that certain other digital assets fall within the definition of a “security” under the U.S. federal securities laws. Public statements made by senior officials and senior members of the staff at the SEC indicate that the SEC does not consider bitcoin to be a security under the federal securities laws. However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets.

In addition, since transactions in bitcoin provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of bitcoin and Bitcoin platforms, and there is the possibility that law enforcement agencies could close or blacklist bitcoin platforms or other bitcoin-related infrastructure with little or no notice and prevent users from accessing or retrieving bitcoin held via such platforms or infrastructure. For example, the U.S. Treasury Department’s Office of Foreign Assets Control has issued updated advisories regarding the use of virtual currencies, added a number of digital asset exchanges and service providers to the Specially Designated Nationals and Blocked Persons list and engaged in several enforcement actions, including a series of enforcement actions that have either shut down or significantly curtailed the operations of several smaller digital asset exchanges associated with Russian and/or North Korean nationals. Additionally, in January 2025, the Consumer Financial Protection Bureau announced that it is seeking public input on privacy protections and surveillance in digital payments, particularly those offered through large technology platforms.

As noted above, activities involving bitcoin and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope. On January 23, 2025, President Trump issued an executive order titled, Strengthening American Leadership in Digital Financial Technology. While the executive order did not mandate the adoption of any specific regulations, the executive order identifies certain key objectives to guide agencies involved in crypto regulation, including (i) protecting the sovereignty of the United States dollar by promoting the development of United States dollar-backed stablecoins, (ii) providing regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries, and (iii) taking measures to protect Americans from the risks of Central Bank Digital Currencies. To achieve these objectives, the executive order established a working group on digital asset markets within the National Economic Council, comprised of representatives from key federal agencies, with a tight timeline for examining existing regulations and proposing a new regulatory framework. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.

In this context, in the United States, the “Guiding and Establishing National Innovation for U.S. Stablecoins Act of 2025” (GENIUS Act) introduces a federal regulatory framework for payment stablecoins. The legislation requires issuers to obtain either a federal or state license, maintain full reserve backing in U.S. dollars or short-term U.S. Treasury instruments, and comply with enhanced transparency, capital adequacy, and risk management standards. The Act prohibits the misrepresentation of stablecoins as legal tender and mandates alignment between state and federal regulatory regimes. A reconciliation process with the House’s STABLE Act is ongoing, with a unified federal statute anticipated by the end of 2025.

In Hong Kong, the Stablecoin Bill, enacted in May 2025 and effective August 1, establishes a licensing regime under the Hong Kong Monetary Authority (HKMA) for fiat-referenced stablecoin issuers. The legislation mandates full reserve backing, same-day redemption at par value, and the segregation of client assets. It prohibits unlicensed issuance and retail marketing, and imposes Basel-aligned liquidity and anti-money laundering requirements. The framework is designed to integrate with Hong Kong’s broader virtual asset regulatory regime. In the European Union, the Markets in Crypto-assets Regulation (MiCA), fully effective since December 2024, prohibits algorithmic stablecoins and requires fiat-backed tokens to maintain high-quality liquid reserves. Further regulatory developments in the EU are expected to focus on supervisory harmonization and potential expansion to decentralized finance-linked stablecoins.

Recent Developments

On May 23, 2025, the Company announced the completion of its initial 21 Bitcoin (BTC) acquisition as part of its corporate strategy to integrate Bitcoin into its treasury reserves. The Company completed the first transaction with an investor group, issuing 254,333 of DDC Class A Ordinary Shares in exchange for 21 BTC, valued at approximately USD 2,283,667 in current market price.

On May 29, 2025, the Company announced the acquisition of 79 BTC as part of its ongoing Bitcoin accumulation strategy. DDC issued 580,187 Class A Ordinary Shares in exchange for the new BTC purchase. In tandem with this acquisition, DDC has entered into a partnership with Hex Trust, a digital asset financial institution specializing in institutional-grade custody, staking, and markets services. As one of the key custodians within DDC’s newly established dynamic custodian network, Hex Trust will provide institutional-grade custody and trading execution services , designed to ensure the security and scalability of the Company’s rapidly growing Bitcoin holdings.

On June 11, 2025, DDC announced a strategic advancement in its Bitcoin treasury strategy: a custody partnership with BitGo Trust Company, Inc., the infrastructure provider of digital asset solutions.

On June 12, 2025, the Company acquired 38 BTC.

On June 20, 2025, the Company entered into three separate subscription agreements (the “Subscription Agreements”) with three investors (the “Investors”). Pursuant to the Subscription Agreements, the Investors agreed to subscribe for and purchase, and the Company agreed to sell to the three Investors, (i) an aggregate of 266,444 Class A Ordinary Shares, at a purchase price of $9.00; (ii) an aggregate of 308,833 Class A Ordinary Shares at a purchase price of $12.00; and (iii) an aggregate of 259,244 Class A Ordinary Shares at a purchase price of $18.50, respectively, to be paid in bitcoin cryptocurrency, for aggregate consideration of 100 bitcoins. Please refer to the Current Report on Form 6-K filed by the Company with the SEC on July 3, 2025 for more information.

On July 1, 2025, DDC completed the initial closing of its financings of up to an aggregate of $528 million capital raise with Anson Funds, among others. These financings are expected to provide DDC with immediate capital to execute its corporate Bitcoin accumulation strategy. The initial closings of this comprehensive financing includes:

●	Closing of $26 million strategic PIPE investment from premier Bitcoin and digital asset investors, which included conversion of outstanding debt to further strengthen the balance sheet.

●	Funding of $25 million by issuance of first tranche of convertible notes (with committed additional capacity of up to $275 million available in subsequent drawdowns) with Anson Funds.

●	Funding of $2 million in a private placement from Anson Funds in addition to a $200 million equity line of credit.

Please refer to the Current Report on Form 6-K filed by the Company with the SEC on July 11, 2025 for more information regarding the financings.

On July 7, 2025, the Company announced the acquisition of an additional 230 Bitcoin (BTC) as part of its ongoing corporate treasury strategy.

On July 10, 2025, the Company announced that it has signed a non-binding memorandum of understanding with Animoca Brands to develop and implement strategies that maximize yield for the Web3 leader’s Bitcoin assets while managing associated risks.

On July 14, 2025, the Company announced the launch of the DDC Bitcoin Influence Collective, a transformative initiative designed to accelerate DDC’s growth strategy, strengthen its leadership in the bitcoin sector, and drive long-term value for shareholders

Our Strategies – Food Innovation

International market expansion

Internationally, the development history of mature overseas RTC and RTE markets nurtures an extensive customer base of RTC and RTE products. Chinese companies in the RTC and RTE industry, attributable to their well-established value chains, are able to offer RTC and RTE products of competitive prices in markets like North America and Europe despite the additional logistic expenses. Thus, Chinese companies that are actively seeking international expansion opportunities are well positioned to further gain share in the global RTC and RTE market.

Moreover, around the globe, the public has been paying more attention to environmental and natural resources protection over the past decades. Compared to foreign brands, domestic Chinese brands pay more attention to the recipe R&D and introduce various plant-based meat food products into the market, covering from Western cuisine to Chinese cuisine, including but not limited to Panini, pizza, hamburgers, braised rice, pies, noodles, and other products to cater consumers. The processed volume of soybean protein and pea protein in China contributes nearly half of the global volume every year, which provides a significant advantage in raw materials for Chinese plant-based meat food products companies.

In view of the above and to the extent permitted by operational performance, we may raise funds from investors for strategic expansion of our business in the U.S. and Southeast Asia with a goal of achieving expense efficiencies and widening our customer base.

For the U.S., we have devised a three-fold strategy: (1) to launch our products through major Asian-focused online and offline sales channels, (2) to launch our direct-to-consumer stores on Amazon and our U.S. website, and (3) to grow through acquisitions. Since July 2022, we have successfully gained access to the U.S. market through sales on Yamibuy.com, one of the largest Asia food e-commerce platforms headquartered in the U.S. In May 2023, we entered into a purchase agreement to acquire “Nona Lim”, an Asian food brand based in San Francisco, USA. The brand sells Ready-To-Cook Asian noodle meal kits and a variety of soup bases to its customers through an established distribution network in the United States, including major retailers such as Whole Foods Market, Target, and Kroger. The acquisition of Nona Lim was completed in July 2023. This acquisition enables us to expand our customer base into the US market. As for the Southeast Asian market, we are currently negotiating with local companies that would give us instant access to a growing customer base in the RTC and RTE meal markets.

Enhance our sales and marketing capabilities, as well as our sphere of influence

We will continue to monitor the performance of our e-commerce partners and platforms, adapt our product pricing strategy and offerings, and expand our fulfilment capabilities to support our revenue targets. We plan to engage more up-and-coming social e-commerce platforms to (i) drive higher traffic to our stores through more and closer collaborations; (ii) improve our ability to aggressively penetrate non-tier 1 cities and (iii) accelerate the growth of our paid customer base. In addition, we will continue to improve our sales and marketing capabilities and leverage the internet and various social media platforms to build brand awareness in non-Tier 1 cities in China. We will also engage content and social media marketing providers and platforms to drive an increase in average order value (“AOV”), repeat purchases, and to attract net-new users to our platform.

Continue to innovate and expand product offerings

We expect consumer demand for RTH, RTC, RTE and plant-based meal products to not only persist, but to grow at an accelerated rate. We plan to leverage our deep industry expertise, data-informed consumer insights, and predictive analytics to identify meaningful consumer trends and then partner with and solicit product feedback from our customers to optimize and expand on our existing product portfolio. We are committed to strengthening our R&D and product development capabilities to improve our ability to innovate more effectively within our core product categories.

Mergers and Acquisitions (“M&A”) Strategy

M&A is a key growth strategy going forward for the Company in order for us to execute on the multi-brand strategy and also further diversify away from brand concentration risks and into markets outside of China. Historically, virtually all of our sales have been in China. For example, our international (meaning outside of China) sales was zero in 2022 and accounted for 4.21% and 10.14% of our total revenue for the year ended December 31, 2023 and December 31, 2024. M&A is an important part of our strategy to establish our footprint and sales channel internationally. We are actively looking at potential targets with revenues in the U.S., Europe, Australia, SE Asia, and Middle East. Since July 2023, we have acquired three Asian food brand companies in the U.S. including Nona Lim and Yai’s Thai. Looking forward, we will continue to identify targets but to the extent permitted due to our recurring losses from operations and an accumulated deficit, we will evaluate and opportunistically execute on strategic joint ventures (JV), potential investments and acquisition opportunities across the value-chain with a focus on supplementing and/or complementing our existing products, sales channels, customer-base and/or allow us to optimize our existing brand marketing and sales channel management capabilities. There can be no assurances that we will be successful in generating revenues internationally. For example, our M&A strategy may not identify M&A candidates and acquisitions that are completed may not be successfully integrated into our operations and may not produce significant international revenues. Apart from executing acquisitions with considerations paid through share exchanges, we will consider raising funds from investors to have an option to acquire companies through a mixture of cash and equity.

Our Strategies – Bitcoin Treasury

We have adopted a corporate treasury strategy that includes acquiring and holding bitcoin as a principal reserve asset. Consistent with practices observed among leading companies that integrate digital assets into their capital management, our approach reflects a long-term commitment to bitcoin as a store of value and a hedge against macroeconomic uncertainties and inflation.

We believe that bitcoin possesses unique attributes—scarcity, durability, divisibility, and global accessibility—that make it a suitable asset for capital preservation. Accordingly, we allocate a significant portion of our excess capital resources to bitcoin purchases, intending to hold such digital assets indefinitely. The treasury strategy is guided by a disciplined framework emphasizing accumulation at attractive valuations, risk management through diversification of capital sources, and adherence to robust custody and security protocols.

Our treasury management includes periodic purchases executed through open-market transactions and, where appropriate, settlement of financing arrangements in bitcoin to increase holdings efficiently.

We employ institutional-grade custodial solutions to safeguard bitcoin holdings, ensuring compliance with regulatory requirements and industry best practices. Internal controls related to digital asset management are overseen by senior management and subject to audit and risk management reviews.

We acknowledge the volatility inherent in bitcoin and accordingly incorporates risk assessment as a central component of our treasury approach. While we seek capital appreciation and inflation hedge characteristics of bitcoin, we consider market conditions and liquidity when timing acquisitions or financing activities.

This strategy aligns with our objective to enhance shareholder value through prudent capital allocation and long-term asset appreciation. The bitcoin treasury program is designed to complement the existing business operations and is reviewed periodically to confirm alignment with corporate objectives, market developments, and regulatory environments.

Our Corporate Structure

The chart below summarizes our corporate structure and identifies our principal subsidiaries as of the date of this prospectus (All holdings without specifying the percentage are 100%):

DDC Enterprise Limited (Cayman)
DDC OpenStudio Limited (Cayman)
Perfect Foods Inc. (Cayman)
Grand Leader Technology Limited (Hong Kong)
DDC US Inc.
DDC OpenStudio Media Limited (Hong Kong)
Good Foods HK Limited (Hong Kong)
Cook US LLC
Cook San Francisco, LLC
Yai's Thai, Inc.
Cook San Francisco Incentive Company, LLC
Nona Lim Online ,LLC
51%
Lin's Group Limited (Hong Kong)
Offshore （Non-PRC）
Onshore （PRC）
Shanghai Lashu Import and Export Trading Co., Ltd.
Shanghai DayDayCook Information Technology Co., Ltd.
67%
Hangzhou Jushi Cultural Media Co., Ltd.
Chongqing DayDayCook E-commerce Co., Ltd.
Quanzhou DayDayCook Food Co., Limited
60%
Shanghai Lishang Trading Limited
51%
Shanghai Youlong Industrial Co., Ltd.
60%
Fujian Jinjiang Yunmao Electronic-Commerce Co., Ltd.
Quanzhou Weishi food Co., Limited
60%
Shanghai Yuli Development Limited
51%
Guangzhou Youlong DayDayCook Food and Beverage Co., Ltd.
Hangzhou Damao Technology Co., Ltd.

Bitcoins are held by the Company.

Corporate Information

Our principal executive office are located at is at 368 9th Ave., 6th Floor, New York, New York 10001. Our telephone number at this address is +852 2803 0688. We maintain a website at https://ir.daydaycook.com/ that contains information about our Company, though no information contained on our website is part of this prospectus.

Summary of Risk Factors

Investing in our securities involves significant risks. Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our securities. You should carefully consider the matters discussed under “Item 3. Key Information — D. Risk factors” in the Annual Report, as well as other documents incorporated by reference in to this prospectus.

Risks Related to Our Food Business and Industry

●	Our business and future growth prospects rely on consumer demand for our products. Any shift in consumer demand, or any unexpected situation with a negative impact on consumer demand may materially and adversely affect our business and results of operations.

●	If we fail to retain existing customers, derive revenue from existing customers consistent with historical performance or acquire new customers cost-effectively, our business could be adversely affected.

●	The market for RTH, RTC, RTE, plant-based meal products and private-label in China is continuously evolving and may not grow as quickly as expected, or at all, which could negatively affect our business and prospects.

●	We are actively expanding our business outside the PRC, where we may be subject to increased business, regulatory, and economic risks that could materially adversely affect our business, financial condition, results of operations, and prospects. A severe or prolonged downturn in the PRC or global economy could also materially and adversely affect our business, results of operations and financial condition.

●	If we are unable to expand our business to international markets successfully, our business and results of operations would be adversely affected.

●	Changes to the pricing of our products could adversely affect our results of operations.

●	Our business and prospects depend on our ability to build our brands and reputation, which could be harmed by negative publicity with respect to us, our products and operations, our management, brand ambassadors, key opinion leaders (“KOLs”), or other business partners.

●	Our products are subject to food safety standards and the failure to satisfy such mandated food safety standards would have a material and adverse effect on our business, results of operations and prospects.

●	We may be subject to claims under consumer protection laws, including health and safety claims and product liability claims, if people are harmed by the products sold by us.

●	We face risks related to instances of food-borne illnesses, health epidemics, natural disasters and other catastrophic events. The outbreak of any severe contagious diseases, if uncontrolled, could adversely affect our business and results of operation.

●	We may be liable for improper collection, use or appropriation of personal information provided by our customers.

●	If the content we produce and distribute through online social and content platforms, or content available on our website, is deemed to violate PRC laws or regulations, our business and results of operations may be materially and adversely affected.

●	We currently utilize third-party suppliers for our products. Loss of these suppliers could harm our business and impede growth.

●	Our growth may be limited if we are unable to expand our distribution channels and secure additional retail space for its products.

●	We rely in part on third-party distributors to place our products into the market and we may not be able to control our distributors.

●	Adverse publicity involving us, our products, our raw materials, our directors, our management team, our competitors or our industry could materially and adversely impact our business and results of operations.

●	We operate in a highly competitive industry. Failure to compete effectively could adversely affect our market share, growth and profitability.

●	We may not be able to successfully implement our growth strategy.

●	We may be unable to manage our growth effectively or efficiently.

●	We have incurred net loss in the past, and we may not be able to achieve or maintain profitability in the future.

●	Our historical financial conditions and results of operations are not representative of our future performance. We may be unable to effectively manage our future growth and expansion, and may not achieve growth in revenue and profit. If we are unable to manage our growth effectively, we may not be able to capitalize on new business opportunities and our business and financial results may be materially and adversely affected.

●	We depend on a stable and adequate supply of raw materials which are subject to price volatility and other risks. Inadequate or interrupted supply and price fluctuation for raw materials and packaging materials could adversely affect our profitability.

●	The development of online sales network and marketing activities may not meet expectations, or we may fail to manage the coordination of our offline and online sales channels, which may adversely affect our operation results.

●	Our online sales depend on the proper operation of third-party online platforms and any serious interruptions of these platforms could adversely affect our operations.

●	Our operating results depend on the effectiveness of our marketing and promotional programs. Improper marketing activities may adversely affect our brand image.

●	If we fail to obtain and maintain the requisite licenses and approvals required under the complex regulatory environment applicable to our businesses in China, or if we are required to take compliance actions that are time-consuming or costly, our business, results of operations and financial condition may be materially and adversely affected.

●	We are subject to PRC Advertising Law and related regulations, rules and measures applicable to advertising.

●	Our acquisition activities and other strategic transactions may present managerial, integration, operational and financial risks, which may prevent us from realizing the full intended benefit of the acquisitions we undertake.

●	We rely on third-party logistics companies to deliver our products. Any delivery delay, improper handling of goods or increase in transportation costs of our logistic service providers could adversely affect our business and results of operations. If the third-party logistics business is interrupted, we may not have sufficient resources to support our product transportation and face the risk of rising transportation prices.

●	We may face the risk of inventory obsolescence.

●	We may not be able to adequately protect our intellectual property, which could adversely affect our business and operations.

●	We may be accused of infringing intellectual property rights of others and content restrictions of relevant laws.

●	Failure to successfully operate our information systems and implement new technology effectively could disrupt our business or reduce our profitability.

●	Our success depends on the continuing efforts of our senior management team and key personnel and our business may be harmed if we lose their services and cannot timely find proper candidates for substitution.

●	Our performance depends on favorable labor relations with our employees, and any deterioration in labor relations, shortage of labor or material increase in wages may have an adverse effect on our results of operation.

●	We may not be able to detect or prevent fraud, bribery, or other misconduct committed by our employees, customers or other third parties.

●	We may be subject to legal proceedings in the ordinary course of our business. Any adverse outcome of these legal proceedings could have a material adverse effect on our business, results of operations and financial condition.

●	We have limited insurance to cover our potential losses and claims.

●	We may require additional financing to achieve its goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, may force us to delay, limit, reduce or terminate its product manufacturing and development, and other operations.

Risks Related to Our Bitcoin Strategy and Holdings

●	A significant decrease in the market value of our bitcoin holdings could adversely affect our ability to satisfy our financial obligations.

●	Our bitcoin strategy exposes us to various risks, including risks associated with bitcoin.

●	Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin have in the past influenced and are likely to continue to influence our financial results and the market price of our listed securities/

●	Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty

●	The availability of spot ETPs for bitcoin and other digital assets may adversely affect the market price of our listed securities.

●	Our bitcoin strategy subjects us to enhanced regulatory oversight.

●	Due to the unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin.

●	The concentration of our bitcoin holdings enhances the risks inherent in our bitcoin strategy.

●	The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our business.

●	Our bitcoin holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

●	If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.

●	We face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin.

●	Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of bitcoin and the market price of our listed securities.

●	We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

●	Our bitcoin strategy exposes us to risk of non-performance by counterparties.

Risks Relating to Our Corporate Structure

●	We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. See “Risk Factors — Risks Relating to Our Corporate Structure — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” on page 43.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Risk Factors — Risks Relating to Our Corporate Structure — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” on page 44.

●	If the chops of our PRC subsidiaries are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised. See “Risk Factors — Risks Relating to Our Corporate Structure — If the chops of our PRC subsidiaries are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.” on page 45

●	We face uncertainties with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations. See “Risk Factors — Risks Relating to Our Corporate Structure — We face uncertainties with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.” on page 45.

Risks Relating to Doing Business in China and Hong Kong

●	A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition.” on page 58.

●	The Hong Kong legal system embodies uncertainties which could limit the legal protections available to us. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — The Hong Kong legal system embodies uncertainties which could limit the legal protections available to us.” on page 59.

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us.” on page 59.

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities, and may intervene or influence our operations at any time, or may exert more oversight and control over offerings conducted overseas. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities, and may intervene or influence our operations at any time, or may exert more oversight and control over offerings conducted overseas. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.” on page 61.

●	There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.” on page 62.

●	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.” on page 63.

●	We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.” on page 64.

●	Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.” on page 64.

●	PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China. See “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.” on page 66.

●	The approval of the China Securities Regulatory Commission and other PRC governmental authorities provided under the M&A rules are not required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval. Except for the CSRC filing for this issuance and listing, we are not required to obtain any permission or approval from any Chinese authority to issue securities to foreign investors or in connection with this offering. We completed the CSRC filing in November 2023. However, there is no guarantee that we will continue to comply with additional filing requirements, if any, in the future. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — The approval of the China Securities Regulatory Commission and other PRC governmental authorities provided under the M&A rules are not required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval. Except for the CSRC filing for this issuance and listing, we are not required to obtain any permission or approval from any Chinese authority to issue securities to foreign investors or in connection with this offering. We completed the CSRC filing in November 2023. However, there is no guarantee that we will continue to comply with additional filing requirements, if any, in the future.” on page 66.

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our Company’s business and results of operations we may pursue in the future. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our Company’s business and results of operations we may pursue in the future.” on page 69.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using part of the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Risk Factors — Risks Relating to Doing Business in China and Hong Kong — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using part of the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” on page 69.

●	Our business may be materially and adversely affected if any of our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — Our business may be materially and adversely affected if any of our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding.” on page 70.

●	Fluctuations in exchange rates could adversely affect our business and the value of our securities. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — Fluctuations in exchange rates could adversely affect our business and the value of our securities.” on page 71.

●	Restrictions on currency exchange may limit our ability to utilize our revenues effectively. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — Restrictions on currency exchange may limit our ability to utilize our revenues effectively.” on page 71.

●	Dividends paid to our foreign investors and gains on the sale of the Class A Ordinary Shares by our foreign investors may become subject to PRC tax. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — Dividends paid to our foreign investors and gains on the sale of the Class A Ordinary Shares by our foreign investors may become subject to PRC tax.” on page 71.

●	We are a holding company and we rely on our subsidiaries for funding dividend payments, which are subject to restrictions under PRC laws. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — We are a holding company and we rely on our subsidiaries for funding dividend payments, which are subject to restrictions under PRC laws.” on page 72.

●	Increases in labor costs in the PRC may adversely affect our business and results of operations. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — Increases in labor costs in the PRC may adversely affect our business and results of operations.” on page 72.

●	We are a Cayman Islands corporation and all of our business is conducted in the PRC. Moreover, all of our directors and officers are located outside of the United States and except for Mr. Matthew Gene Mouw, are all nationals or residents of jurisdictions other than the United States, and all or a substantial portion of their assets are located outside of the United States. As a result, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal or state courts may be limited. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — We are a Cayman Islands corporation and all of our business is conducted in the PRC. Moreover, all of our directors and officers are located outside of the United States and except for Mr. Matthew Gene Mouw, are all nationals or residents of jurisdictions other than the United States, and all or a substantial portion of their assets are located outside of the United States. As a result, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal or state courts may be limited.” on page 72.

●	Our legal rights to lease certain properties could be challenged, which could prevent us from continuing to use these leased properties or increase the costs for relocating our business premises. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — Our legal rights to lease certain properties could be challenged, which could prevent us from continuing to use these leased properties or increase the costs for relocating our business premises.” on page 74.

●	The recent enactment of the Holding Foreign Companies Accountable Act may result in de-listing of our securities. See “Risk Factors Risks Relating to Doing Business in China and Hong Kong — The recent enactment of the Holding Foreign Companies Accountable Act may result in de-listing of our securities.” on page 74.

Risks Related to Our Securities

●	An active trading market for our Class A Ordinary Shares may not be sustained.

●	Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

●	Our shares have traded under $5.00 per Class A Ordinary Share and thus could be known as a penny stock, subject to certain exceptions. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares.

●	Our share price may be volatile and may fluctuate.

●	We intend to grant employee share options and other share-based awards in the future. We will recognize any share-based compensation expenses in our consolidated statements of comprehensive loss. Any additional grant of employee share options and other share-based awards in the future may have a material adverse effect on our results of operation.

●	If we fail to meet applicable listing requirements, the NYSE American may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

●	We have identified one material weakness in our internal control over financial reporting. If we are unable to remediate the material weakness, or if our remediation of the material weakness is not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely consolidated financial statements could be impaired, investors may lose confidence in our financial reporting and the trading price of our Class A Ordinary Shares may decline.

●	We do not intend to pay cash dividends on our Class A Ordinary Shares in the foreseeable future.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

●	We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. domestic public company.

●	As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NYSE corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

●	There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Class A Ordinary Shares.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	Failure to comply with anticorruption and anti-money laundering laws, including the FCPA and similar laws associated with activities outside of the United States, could subject us to penalties and other adverse consequences.

●	We expect to incur significant additional costs as a result of being a public company, which may materially and adversely affect our business, financial condition and results of operations.

●	Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

●	Recently introduced economic substance legislation of the Cayman Islands may impact us and our operations.

RISK FACTORS

You should carefully consider the risk factors set forth below and under “Risk Factors” described in our most recent annual report on Form 20-F, filed on May 15, 2025 (the “Annual Report”), together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to Our Food Business and Industry

Our business and future growth prospects rely on consumer demand for our products. Any shift in consumer demand, or any unexpected situation with a negative impact on consumer demand may materially and adversely affect our business and results of operations.

Our business relies on consumer demand for our products, which depends substantially on factors such as (i) economic growth and increasing disposable income; (ii) diversified consumption scenarios and increasing consumption frequency; (iii) continuous product innovation and upgrade; and (iv) increasing development and improvement of sales channels. Changes in any of the above at any time could result in decline in consumer demand for our products. Our business development will depend partially on our ability to (i) anticipate, identify or adapt to such changes, (ii) introduce new attractive products and marketing strategies in a timely manner, and (iii) develop an effective sales network accordingly.

Although we dedicate resources to consumer-centric market research and data analysis to upgrade our existing products and to develop, design and launch new products, in order to cater to consumer preferences, we cannot assure you that our product portfolio will continuously lead or capture the market trends. Any changes in consumer preferences and tastes, or any of our failure to anticipate, identify or adapt to market trends, may impose downward pressure on sales and pricing of our products or lead to increases in selling and distribution expenses, and therefore materially and adversely affect our business and results of operations.

In order to promptly respond to rapidly developing market trends and changing tastes, preferences and lifestyle of consumers, our sales and development teams regularly observe the changing trends in our target markets and launch new products or different serving sizes and flavors from time to time. While we have in the past successfully developed, promoted and achieved market acceptance of our products, we cannot assure you that we will be able to continuously develop new products or our existing or new products in the future will continue to generate sufficient consumer demand to be profitable.

If we fail to retain existing customers, derive revenue from existing customers consistent with historical performance or acquire new customers cost-effectively, our business could be adversely affected.

Our ability to increase revenues depends in part on our ability to retain and keep existing customers engaged so that they continue to purchase products from us, and to acquire new customers cost-effectively. We intend to continue to expand our number of customers as part of our growth strategy. If we fail to retain existing customers and to attract and retain new customers, our business, financial condition and results of our operations could be adversely affected.

Further, if customers do not perceive our product offerings to be of sufficient value, quality, or innovation, or if we fail to offer innovative and relevant product offerings, we may not be able to attract or retain customers or engage existing customers so that they continue to purchase products or increase the amount of products purchased from us. We may lose current customers to competitors if the competitors offer superior products or if we are unable to satisfy its customers’ orders in a timely manner.

The market for ready-to-heat (“RTH”), ready-to-cook (“RTC”), ready-to-eat (“RTE”) and plant-based meal products in China and the United States is continuously evolving and may not grow as quickly as expected, or at all, which could negatively affect our business and prospects.

Our business and prospects depend on the continuous development and growth of the markets for RTC, RTH, RTE and plant-based meal products in China and the United States. The growth and development of these markets are impacted by numerous factors and subject to uncertainties that are beyond our control, such as the macroeconomic environment, per capita spending, consumers’ interest, consumers’ purchasing frequency, demand for RTH, RTC, RTE and plant-based meal products from consumers in lower tier cities, regulatory changes, technological innovations, cultural influences and changes in tastes and preferences. We cannot assure you that the market will continue to grow as rapidly as it has in the past, in ways that are consistent with other markets, or at all. If the markets for RTH, RTC, RTE and plant-based meal products in China and the United States do not grow as quickly as expected or at all, or if we fail to benefit from such growth by successfully implementing our business strategies, our business and prospects may be negatively affected.

We are actively expanding our business outside the PRC, where we may be subject to increased business, regulatory, and economic risks that could materially adversely affect our business, financial condition, results of operations, and prospects. A severe or prolonged downturn in the PRC or global economy could also materially and adversely affect our business, results of operations and financial condition.

Through 2023, we conducted our operations primarily in China, but we expect to continue to expand our business in the United States and Southeast Asia in hopes of widening our customer base. Any new markets or countries into which we attempt to expand into and sell our products may not be receptive. For example, we may not be able to expand further in some overseas markets if we are not able to adapt our products to fit the needs of prospective customers in those markets or if we are unable to satisfy certain country- and industry-specific laws or regulations. In addition, future international expansion will also require considerable management attention and the investment of significant resources while subjecting us to new risks and increasing certain risks that we already face, including risks associated with:

●	recruiting and retaining talented and capable employees outside the PRC, including employees who speak multiple languages and come from a wide variety of different cultural backgrounds and customs;

●	maintaining our culture across all of our global teams;

●	providing our products and solutions in different languages;

●	compliance with applicable international laws and regulations, including laws and regulations with respect to employment, construction, privacy, data protection, consumer protection, foreign investment and unsolicited email, and the risk of penalties and fines against us and individual members of management or employees if our practices are deemed to be out of compliance;

●	managing an employee base in jurisdictions with differing employment regulations;

●	operating in jurisdictions that do not protect intellectual property rights to the same extent as the PRC and navigating the practical enforcement of such intellectual property rights outside of the PRC;

●	changes in foreign laws that could restrict our ability to use our intellectual property outside of the foreign jurisdiction in which we developed it;

●	compliance by us and our partners with anti-corruption laws, competition laws, import and export control laws, tariffs, trade barriers, economic sanctions, and other regulatory limitations on our ability to provide our products or platform in certain international markets;

●	foreign exchange controls that might require significant lead time in setting up operations in certain geographic territories and might prevent us from repatriating cash earned outside the PRC;

●	political and economic instability;

●	changes in diplomatic and trade relationships, including the imposition of new trade restrictions, trade protection measures, import or export requirements, trade embargoes, and other trade barriers;

●	generally longer payment cycles and greater difficulty in collecting accounts receivable;

●	potentially adverse tax consequences in the United States or the international jurisdictions in which we operate; and

●	higher costs of doing business internationally, including increased accounting, travel, infrastructure, and legal compliance costs.

Compliance with laws and regulations applicable to our global operations substantially increases our cost of doing business. We may be unable to keep current with changes in laws and regulations as they occur. Although we have implemented policies and procedures designed to support compliance with these laws and regulations, there can be no assurance that we or our employees, partners, and agents will always maintain compliance. Any violations could result in enforcement actions, fines, civil and criminal penalties, damages, injunctions, or reputational harm. If we are unable to comply with these laws and regulations or manage the complexity of our global operations successfully, we may need to relocate or cease operations in certain foreign jurisdictions, which could materially adversely impact our business, financial condition, results of operations, and prospects.

Additionally, the global macroeconomic environment is facing challenges. The outbreak of the COVID-19 pandemic in 2020 has brought about an adverse impact on global economies and financial markets. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa and over the conflicts involving Ukraine, Syria and North Korea. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes, and the trade disputes between the United States and China. The ongoing trade tensions between the United States and China may have tremendous negative impact on the economies of not merely the two countries concerned, but the global economy as a whole. It is unclear whether these challenges and uncertainties will be contained or resolved, and what effects they may have on the global political and economic conditions in the long term. Our international market expansion strategy may be hindered if these challenges and uncertainties persist.

If we are unable to expand our business to international markets successfully, our business and results of operations would be adversely affected.

To the extent permitted due to our recurring losses from operations and an accumulated deficit, we have begun to expand our business internationally in the United States. and Southeast Asia through online and offline sales channels, including accessing overseas markets through third-party e-commerce platforms and local distributors. However, we may not be able to expand our business as we planned. For example, we may not be able to identify e-commerce platforms or local distributors with sufficient resources and strong local ties to collaborate with us, which would negatively affect our strategy to expand our business to international markets.

Expanding our business outside the PRC also involves certain risks and uncertainties, such as our ability to obtain adequate funding for development and expansion costs, identify strategic markets globally, identify locations with large consumer base and commercial potential, obtain the required licenses, permits and approvals, and recruit and retain talents with sufficient experience. Any risks and uncertainties listed above, either individually or in aggregate, might delay or fail our plan to expand our business overseas at manageable cost levels.

In addition to the above factors, our overseas expansions face additional difficulties and challenges. We have limited experience operating in overseas markets and may face competition from major, established competitors in these markets. These competitors usually have more experience and resources for their business operations in those markets. In addition, the real estate, employment and labor, transportation and logistics, regulatory, and other operating requirements in these markets differ significantly from those in China. Moreover, a number of factors could have an adverse impact on our operating results if our efforts to expand internationally are not successful. These factors include changes in market needs and product trends, economic fluctuations, political and social turbulence, relevant countries or regions’ relationships with China, changes in legal regulations or other conditions and difficulties in employing and training appropriate local management and employees. There is no assurance that our international market expansion strategy will succeed in the future.

Changes to the pricing of our products could adversely affect our results of operations.

We aim to bring to consumers affordable, healthy, and convenient food products. The pricing of our products is based on multiple factors, including, without limitation, the pricing of the components, ingredients and raw materials, costs of product development, anticipated sales volume, manufacturing costs and logistics service expenditures. Benefiting from our deep engagement with our customers, we are in a good position to analyze consumers’ preferences and demands, evaluate the market acceptance and potential sales volume of our new products to be launched, which enables us to price our products at a competitive rate. Nevertheless, we cannot ascertain that we will adopt a competitive pricing strategy for our products at all times. If we price our products too low, our profit margin will suffer. If we price our products higher than consumers’ expected price, we may not achieve the sales volume we expect, in which case revenues from the corresponding products may be negatively affected.

Even if we properly price our products at their launch time, we may need to offer substantial discounts, especially during the major shopping festivals such as “618,” “Singles’ Day” and “Double Twelve,” to promote our brand awareness and to drive sales volume, or cut down the price as our products advance in their life cycles to maintain such products’ attractiveness to consumers. We may also need to reduce the prices to sell excess inventory in the event that we fail to accurately forecast demands. Any such price cuts may not lead to the sales volume we expect and may negatively impact the demand for our other newly launched or higher-end products, in which case our revenues could be negatively impacted. Furthermore, some customers may purchase our products in bulk when we offer substantially discounted or promotional prices and then re-sell them through their proprietary or third-party channels. The market and pricing for our products may be interrupted by the secondary sale pricing strategies adopted by such resellers and the possible negative shopping experience they provide to consumers, which may negatively impact our brand image and our business.

Our business and prospects depend on our ability to build our brands and reputation, which could be harmed by negative publicity with respect to us, our products and operations, our management, brand ambassadors, key opinion leaders (“KOLs”), or other business partners.

We believe that maintaining and enhancing the reputation of our brands is of significant importance to the success of our business and that our financial success is directly dependent on consumer perception of our brands. Well-recognized brands are important to enhancing our attractiveness to consumers. Since we operate in a highly competitive market, brand maintenance and enhancement directly affect our ability to maintain our market position. As a young company, our brand awareness among consumers may not be as strong as the more established food brands, and maintaining and enhancing the recognition and reputation of our brand is critical to our business and future growth.

Our ability to maintain our reputation and brands is affected by many factors, some of which are beyond our control. These factors include our ability to provide a satisfactory consumer experience, which in turn depends on our ability to bring products to the market at competitive prices that respond to consumer demands and preferences, our ability and that of our manufacturing and service partners to comply with ethical and social standards and various and evolving rules and standards related to product quality and safety, labor and environmental protection, our ability to produce safe and healthy products, our ability to provide satisfactory order fulfilment services, and our ability to provide responsive and superior customer services. Failure to succeed in any of these areas could damage our customer experience, our reputation and brand image and our ability to retain and attract customers. The success of our brand may also suffer if our marketing plans or product initiatives do not have the desired impact on our brand’s image or its ability to attract consumers. If we are unable to conduct our sales and marketing efforts in a cost-effective and efficient manner, our results of operations and financial conditions may be materially and adversely affected.” We cannot assure you, however, that these activities are and will be successful or that we can achieve the brand promotion effect we expect. If we are unable to preserve our reputation, enhance our brand recognition or increase positive awareness of our products, it may be difficult for us to maintain and grow our consumer base, and our business, financial condition and results of operations may be materially and adversely affected.

In addition, any failure by our third-party manufacturers or raw material suppliers to comply with food safety, ethical, social, product, labor and environmental laws, regulations or standards could negatively impact our reputations and lead to various adverse consequences, including decreased sales and consumer boycotts. Also, we may face customer complaints or negative publicity about us, our products, our management, our business partners or the KOLs we collaborate with from time to time, which may adversely affect our brand, reputation and business and diminish the appeal of our brand to consumers. Certain of such negative publicity may come from malicious harassment or unfair acts by third parties or our competitors, which are beyond our control.

Damage to our reputation or the reputations of our business partners or loss of consumer confidence for any of these or other reasons could have a material adverse effect on our results of operations and financial condition, as well as require additional resources to rebuild our brand and reputation.

Our products are subject to food safety standards and the failure to satisfy such mandated food safety standards would have a material and adverse effect on our business, results of operations and prospects.

Our products are subject to food safety standards in China, the United States and Canada. To comply with the applicable food safety laws and regulations, new food product shall be submitted to the applicable regulatory authorities for food safety inspections and sale of product is prohibited if relevant product is uninspected or fails to pass the inspection. Failure to satisfy such mandated food safety standards would delay the launch of our new products and may cost us additional resources in time, capital and human power to modify the product to comply with the food safety standards, which may have a material and adverse effect on our business, results of operations and prospects.

After we launch the products, our products are still subject to those mandated food safety standards. We have adopted internal procedures to run tests on our launched products from time to time to make sure they comply with the mandated food safety standards. However, there can be no assurance that we could satisfy such standards at all times. In the event that our products fail to continue to satisfy the mandated food safety standards, we are required to stop selling such products and may need to initiate callbacks for those products. In addition, we may be subject to negative publicity for such failure. Moreover, as the food safety is crucial to our business, the customers’ confidence in our brand may be impaired. As a result, our reputation, brand image, business, results of operations may be materially and adversely affected.

We may be subject to claims under consumer protection laws, including health and safety claims and product liability claims, if people are harmed by the products sold by us.

The PRC government, media outlets and public advocacy groups have been increasingly focused on consumer protection in recent years. The products sold by us or may be defectively designed, manufactured or of quality issue, or cause harm and adverse effect to the health of our customers. The offerings of such products by us may expose us to liabilities associated with consumer protection laws. Pursuant to the Law of PRC on the Protection of Rights and Interests of Consumers (the “Consumer Protection Law”), business operators must guarantee that the commodities they sell satisfy the requirements for personal or property safety, provide consumers with authentic information about the commodities, and guarantee the quality, function, usage and term of validity, etc. of the commodities. Failure to comply with the Consumer Protection Law may subject business operators to civil liabilities such as refunding purchase prices, replacement of commodities, repairing, ceasing damages, compensation, and restoring reputation, and even subject the business operators to criminal penalties when personal damages are involved or if the circumstances are severe. Although we would have legal recourse against the manufacturer of such products under PRC law if the liabilities are attributable to the manufacturer, attempting to enforce our rights against the manufacturer may be expensive, time-consuming and ultimately futile.

We do not maintain product liability insurance for products we sold. Even unsuccessful claims could result in significant expenditure of funds and diversion of management time and resources, which could materially and adversely affect our business, financial condition and prospects.

We face risks related to instances of food-borne illnesses, health epidemics, natural disasters and other catastrophic events. The outbreak of any severe contagious diseases, if uncontrolled, could adversely affect our business and results of operation.

Our business is susceptible to food-borne illnesses, health epidemics and other outbreaks. We cannot guarantee that our internal controls and trainings will be fully effective in preventing all food-borne illnesses. Furthermore, we rely on third-party suppliers in our operations, which may increase such risk. New illnesses resistant to any precautions or diseases with long incubation periods could arise on a retroactive basis. Reports in the media of instances of food-borne illnesses could, if highly publicized, negatively affect our industry and us. This risk exists even if it were later determined that the illness in fact were not spread by our products. We also face risks related to health epidemics. Past occurrences of epidemics or pandemics, depending on their scale of occurrence, have caused different degrees of damage to the national and local economies in China. An outbreak of any epidemics or pandemics in China may adversely affect the local economy and willingness to spend in local areas and result in a decrease in the number of our customers in such areas. Any of the above may cause material disruptions to our operations, which in turn may materially and adversely affect our financial condition and results of operations, and may continue to affect the demand for our products, our business operations and financial conditions. Our operations are also vulnerable to natural disasters and other catastrophic events, including wars, terrorist attacks, earthquakes, typhoons, fires, floods, extreme high temperature events, power failures and shortages, water shortages, information system failures, and similar events that may or may not be foreseeable.

Our business could be materially and adversely affected by the outbreaks of contagious diseases such as Severe Acute Respiratory Syndrome, or SARS, influenza A (including H1N1, H7N9 and H10N8), Ebola and COVID-19 that spread across China and the world in recent years. In the future, if a contagious disaster occurs in the regions where we operate, our operations may be materially and adversely affected as a result of loss of personnel, damages to property or decreased demand for our products.

In addition, if any of our employees is infected or affected by any severe infectious diseases, it could adversely affect or disrupt our business operations as we may be required to close our production facilities to prevent the spread of the disease. If any of such diseases occur, our ability to operate our facilities may be restricted and we may have to incur substantial additional expenses for the well-being of our employees. The spread of any severe infections disease in China or the United States may also affect the operations of our suppliers, distributors and customers, causing delivery disruptions, which could in turn adversely affect our operating results.

We may be liable for improper collection, use or appropriation of personal information provided by our customers.

Our business involves collecting and retaining large volumes of customer data, including personal information as our various information technology systems enter, process, summarize and report such data. We also maintain information about various aspects of our operations. The integrity and protection of our customer and company data is critical to our business. Our customers expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits any person from selling or providing a citizen’s personal information obtained during the course of performing duties or providing services, or obtaining such information through theft or other illegal ways. On November 7, 2016, the SCNPC issued the Cyber Security Law of the PRC, or the Cyber Security Law, which became effective on June 1, 2017. Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations. The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focusing on regulation in the areas of data security and data protection. The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and State Administration for Market Regulation, or the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. On November 14, 2021, the Cyberspace Administration of China, or the CAC, issued the Draft Cyber Data Security Regulations for public comments, pursuant to which, data processors carrying out the following activities must, in accordance with the relevant national regulations, apply for a cybersecurity review: (i) the merger, reorganization or spin-off of internet platform operators that possess a large number of data resources related to national security, economic development and public interests that affects or may affect national security; (ii) listing in a foreign country of data processors that process the personal information of more than one million users; (iii) listing in Hong Kong of data processors that affect or may affect national security; and (iv) other data processing activities that affect or may affect national security. The scope of and threshold for determining what “affects or may affect national security” is still subject to uncertainty and further elaboration by the CAC. On December 28, 2021, the CAC, and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The final Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services or data processing activities of such company affect or may affect national security. Through the contractual arrangements with Shanghai Weishi Information Technology Co., Ltd. (“Weishi”), Shanghai DayDayCook Information Technology Co., Ltd. (“DDC Shanghai”) had collected and possessed personal information of more than one million users. After the contractual arrangements with Weishi were terminated in April 2022, DDC Shanghai still have been possessing this amount of personal information which are stored in mainland China. For purposes of the Cybersecurity Review Measures, we have applied for and completed the cybersecurity review with respect to our proposed overseas listing pursuant to the Cybersecurity Review Measures.

As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we cannot assure you that we would not become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in rectification, fines or other penalties, including suspension of business, website closure, removal of our app from the relevant app stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations.

On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. As uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we will comply with such regulations in all respects and we may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.

On August 20, 2021, the SCNPC promulgated the PRC Personal Information Protection Law, or the PIPL, which took effect in November 2021. In addition to other rules and principles of personal information processing, the PIPL specifically provides rules for processing sensitive personal information. Sensitive personal information refers to personal information that, once leaked or illegally used, could easily lead to the infringement of human dignity or harm to the personal or property safety of an individual, including biometric recognition, religious belief, specific identity, medical and health, financial account, personal whereabouts and other information of an individual, as well as any personal information of a minor under the age of 14. Only where there is a specific purpose and sufficient necessity, and under circumstances where strict protection measures are taken, may personal information processors process sensitive personal information. A personal information processor shall inform the individual of the necessity of processing such sensitive personal information and the impact thereof on the individual’s rights and interests apart from the matters of, including without limitation, name and contact number of the processor, processing purpose and method, type to be processed, preservation period of the information, means and procedures by which individuals exercise the rights provided by the PIPL. As uncertainties remain regarding the interpretation and implementation of the PIPL, we cannot assure you that we will comply with the PIPL in all respects and regulatory authorities may order us to rectify or terminate our current practice of collecting and processing sensitive personal information.

While we take various measures to comply with all applicable data privacy and protection laws and regulations, there is no guarantee that our current security measures and those of our third-party service providers may always be adequate for the protection of our customer or company data. Any failure, or perceived failure to maintain the security of our user data or to comply with applicable PRC or foreign privacy, data security and personal information protection laws and obligations may result in civil or regulatory liability, including governmental or data protection authority enforcement actions and investigations, fines, penalties, enforcement orders requiring us to cease operating in a certain way, litigation, or adverse publicity, and may require us to expend significant resources in responding to and defending allegations and claims, all of which may have material adverse effect on our business, operations and financial condition. In addition, compliance with applicable laws on data privacy requires substantial expenditure and resources, including to continually evaluate our policies and processes and adapt to new requirements that are or become applicable to us on a jurisdiction-by-jurisdiction basis, which would impose significant burdens and costs on our operations or may require us to alter our business practices.

In addition, we may be a particularly attractive target for computer hackers, foreign governments or cyber terrorists. Unauthorized access to our proprietary internal and customer data may be obtained through break-ins, sabotage, breach of our secure network by an unauthorized party, computer viruses, computer denial-of-service attacks, employee theft or misuse, breach of the security of the networks of our third-party service providers, or other misconduct. Because the techniques used by computer programmers who may attempt to penetrate and sabotage our proprietary internal and customer data change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques. Unauthorized access to our proprietary internal and customer data may also be obtained through inadequate use of security controls. We may incur significant costs in protecting against cyberattacks, and if an actual or perceived breach of security occurs to our systems or a third party’s systems, we could be required to expend significant resources to mitigate the breach of security and to address matters related to any such breach, including notifying users or regulators. Any of such incidents may also harm our reputation and adversely affect our business and results of operations. In addition, we may be subject to negative publicity about our security and privacy policies, systems, or measurements from time to time.

Any failure to prevent or mitigate security breaches, cyber-attacks or other unauthorized access to our systems or disclosure of our customers’ data, including their personal information, could result in loss or misuse of such data, interruptions to our service system, diminished customer experience, loss of customer confidence and trust, impairment of our technology infrastructure, and harm our reputation.

As of the date of the Annual Report, on the basis that there exists no outstanding inquiry, notice, warning, or sanctions in relation to our data security and data protection, we believe we are in compliance of PRC laws and regulations in material aspects in relation to data security and data protection.

However, in anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our business, we face potential risks of being required to comply with higher cybersecurity standards. If we are not able to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, we may be subject to government enforcement actions and investigations, rectification, fines, penalties, suspension of our non-compliant operations, or removal of our app from the relevant application stores, among other sanctions, which could materially and adversely affect our business and results of operations.

If the content we produce and distribute through online social and content platforms, or content available on our website, is deemed to violate laws or regulations, our business and results of operations may be materially and adversely affected.

We produce and distribute professionally generated food and cooking related content on third party online social and content platforms such as Weixin, Kuaishou, Bilibili, and RED to promote healthy lifestyle, to improve our brand awareness and to generate consumers interest in our products. Under PRC laws, we are required to monitor content we produce and distribute for items that are factually incorrect, socially destabilizing, obscene or defamatory, and promptly take actions with respect to such content items. Sometimes, it is arguable as to whether a piece of information is factually incorrect or involved other types of illegality, and it may be difficult to determine the type of content that may result in liability to us. If we are found to be liable, we may be subject to fines, revocation of our relevant licenses and other administrative and civil actions, which may interrupt our business. We have implemented measures to review content in light of the relevant laws and regulations before any of them is published. However, such procedures may not prevent all illegal or impropriate contents from being distributed, especially content created during living streaming by KOLs we collaborate with.

We currently utilize third-party suppliers for our products. Loss of these suppliers could harm our business and impede growth.

The termination of a supplier relationship may leave us with periods during which it has limited or no ability to manufacture certain products. An interruption in, or the loss of operations at, any of these manufacturing facilities, which may be caused by work stoppages, production disruptions, product quality issues, disease outbreaks or pandemics (such as the recent coronavirus (COVID-19) pandemic), acts of war, terrorism, fire, earthquakes, weather, flooding or other natural disasters, could delay, postpone or reduce production of our products, which could adversely affect our business, results of operations and financial condition until the interruption is resolved or an alternate source of production is secured. Moreover, we are exposed to concentration risks of heavy reliance on our major suppliers, and for some of our brands sole suppliers. There is no assurance that our suppliers will continue to supply their products in the quantities and within the timeframes required by us to meet the needs of our customers. If our major or sole suppliers terminate their agreement with us, or do not supply products to us in a timely manner or in sufficient quantities, our business and results of operations will be adversely affected.

We believe that there are a limited number of competent, high-quality suppliers in the industry that meet our quality and control standards, and as we seek to obtain additional or alternative supply arrangements in the future, or alternatives to bring this manufacturing capability in-house, there can be no assurance that we would be able to do so on satisfactory terms, in a timely manner, or at all. Therefore, the loss of one or more suppliers, any disruption or delay at a supplier or any failure to identify and engage a supplier for products could delay, postpone or reduce production of products, which could adversely affect our business, results of operations and financial condition.

Our growth may be limited if we are unable to expand our distribution channels and secure additional retail space for our products.

Our results will depend on its ability to drive revenue growth, in part, by expanding the distribution channels for our products and the number of products carried by each retailer. Our ability to do so, however, may be limited by an inability to secure additional retail space for our products. Retail space for RTH, RTC, RTE and plant-based meal products is limited and is subject to competitive and other pressures, and there can be no assurance that retail stores will provide sufficient space to enable us to meet our growth objectives.

We rely in part on third-party distributors to place our products into the market and we may not be able to control our distributors.

We rely in part on third-party distributors to sell our products. Similarly, our recent U.S. acquisitions rely almost entirely on offline distributors. Purchases by distributors account for the substantial majority of our sales. For the year ended December 31, 2023, 2022 and 2021, our offline consumer product sales accounted for 84.6%, 60.9% and 20.9% of our revenue respectively. As we sell and distribute our products through distributors, any one of the following events could cause fluctuations or declines in our revenue and could have an adverse effect on our financial condition and results of operations:

●	reduction, delay or cancelation of orders from one or more of our distributors;

●	selection or increased sales by our distributors of our competitors’ products;

●	failure to renew distribution agreements and maintain relationships with our existing distributors;

●	failure to establish relationships with new distributors on favorable terms; and

We may not be able to compete successfully against larger and better-funded sales and marketing campaigns of some of our current or future competitors, especially if these competitors provide their distributors with more favorable arrangements. We cannot assure you that we will not lose any of our distributors to our competitors, which could cause us to lose some or all of our favorable arrangements with such distributors and may result in the termination of our relationships with other distributors. In addition, we may not be able to successfully manage our distributors and the cost of any consolidation or further expansion of our distribution and sales network may exceed the revenue generated from these efforts. There can be no assurance that we will be successful in detecting any non-compliance by our distributors with the provisions of their distribution agreements. Non-compliance by our distributors could, among other things, negatively affect our brand, demand for our products and our relationships with other distributors. Furthermore, if the sales volumes of our products to consumers are not maintained at a satisfactory level or if distributor orders fail to track consumers demand, our distributors may not place orders for new products from us, or decrease the quantity of their usual orders. The occurrence of any of these factors could result in a significant decrease in the sales volume of our products and therefore adversely affect our financial condition and results of operations.

Adverse publicity involving us, our products, our raw materials, our directors, our management team, our competitors or our industry could materially and adversely impact our business and results of operations.

The food industry in China and the United States is particularly sensitive to concerns over food safety and quality related issues and can be materially and adversely affected by negative publicity or news reports, whether accurate or not, regarding food safety and quality and public health concerns. Any such negative publicity on our industry, whether targeting us in particular or not, could materially harm our brand, business and results of operations. Complaints or claims against us, if any, even if without any sufficient evidence, could force us to divert our resources, which may adversely affect our business, operations and financial performance.

We operate in a highly competitive industry. Failure to compete effectively could adversely affect our market share, growth and profitability.

We operate in the food industry in China and the United States, in particular the RTC and RTE food industry, which is highly competitive, and the competition may further intensify. Some of our competitors, may have been in their respective businesses longer than we have and may have substantially greater financial, research and development and other resources than us. We also cannot assure you that our current or potential competitors will not market products comparable or superior to those we provide or adapt more quickly to evolving industry trends or changing market demand. Our competitors in certain regional markets may also benefit from raw material sources or production facilities that are closer to these markets. It is also possible that there will be a consolidation trend in the RTC, RTE and plant-based food industry, integration of upstream and downstream businesses or alliances among competitors; and as a result, our competitors may rapidly acquire significant market share. Any of these events may cause our market share, business and results of operations to be adversely affected.

Furthermore, competition may cause our competitors to substantially increase their advertising and promotional activities or to engage in irrational or predatory pricing behavior. We cannot guarantee that our marketing efforts will be sufficient to compete with our competitors. An increase in competition could require us to continue to increase our promotion and advertising expenses, which might place pressure on our margins and affect our profitability. Additionally, competition may result in price reductions, reduced margins and loss of market shares for us, any of which could have an adverse impact on our results of operations. We also cannot assure you that our competitors will not actively engage in activities, whether legal or illegal, designed to undermine our brands and product quality or to influence consumer confidence in our products.

The RTH, RTC and RTE industry is intensely competitive with respect to, among other things, brand recognition, flavor, product quality and consistency, services, prices, availability, selection and accessibility. Furthermore, new competitors may emerge from time to time, which may further intensify the competition. In particular, competitors may start to offer products that are similar to our products. There are also many well-established competitors with substantially greater financial, marketing, personnel and other resources than ours.

Our ability to effectively compete will depend on various factors, including the successful implementation of our sales network expansion strategy, and our ability to improve existing products, to develop and launch new products, and to enhance production capacity and efficiency. Failure to successfully compete may prevent us from increasing or sustaining our revenue and profitability and potentially lead to a loss of market share, which could have a material and adverse effect on our business, financial condition, results of operations and cash flows.

We may not be able to successfully implement our growth strategy.

Our future growth, profitability and cash flows depend upon our ability to successfully implement our business strategy, which, in turn, is dependent upon a number of factors, including our ability to:

●	Successfully identify, complete and integrate acquisitions;

●	further penetrate our targeted markets by attracting new consumers and retaining and further engaging our existing customers;

●	capture the industry trends and develop and launch new products and expand into relevant adjacencies in answer to such trends;

●	integrate offline and online experience to provide a seamless omni-channel environment for our customers;

●	effectively manage the quality and efficiency of our ODM/OEM and packaging supply partners and logistics and other third-party service providers’ performance;

●	continue to broaden and diversify our online and offline distribution channels;

●	pursue strategic investments and collaborations to complement our existing capabilities and expand our product portfolio and geographic reach; and

●	leverage our high-performance team culture to drive margins.

There can be no assurance that we can successfully achieve any or all of the above initiatives in the manner or time period that we expect. Further, achieving these objectives will require investments which may result in short-term costs without generating any current net sales and therefore may be dilutive to our earnings. We cannot provide any assurance that we will realize, in full or in part, the anticipated benefits we expect our strategy will achieve. The failure to realize those benefits could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to manage our growth effectively or efficiently.

Growing our business rapidly, particularly though acquisitions, will place a strain on our management team, financial and information systems, supply chain and distribution capacity and other resources. To manage growth effectively, we must continue to enhance our operational, financial and management systems, including our warehouse management and inventory control; maintain and improve our internal controls and disclosure controls and procedures; maintain and improve our information technology systems and procedures; and expand, train and manage our employee base.

We may not be able to effectively manage this expansion in any one or more of these areas, and any failure to do so could significantly harm our business, financial condition and results of operations. Growing our business rapidly may make it difficult for us to adequately predict the expenditures we will need to make in the future. If we do not make the necessary overhead expenditures to accommodate our future growth, we may not be successful in executing our growth strategy, and our results of operations would suffer.

We have incurred net loss in the past, and we may not be able to achieve or maintain profitability in the future.

We incurred net loss of RMB122.2 million, RMB162.0 million and RMB157.0 million (US$21.5 million) in 2022, 2023 and 2024. We also had negative cash flows from operating activities of RMB37.1 million, RMB89.4 million and RMB112.9 million (US$15.5 million) in the fiscal years ended December 31, 2022, 2023 and 2024 respectively. Management uses the adjusted EBITDA, non-GAAP financial measures, in evaluating our operating results and for financial and operational decision-making purposes.

For the years ended December 31, 2022, 2023 and 2024, we incurred an adjusted EBITDA with loss of RMB37.5 million, RMB38.6 million and RMB25.4 million (US$3.5 million) respectively. For details, please refer to section “Non-GAAP Financial Measure”.

We cannot assure you that we will be able to generate net profits or positive cash flow from operating activities in the future. Our ability to achieve and maintain profitability will depend in large part on our ability to maintain or increase our operating margin, either by growing our revenues at a rate faster than our costs and operating expenses increase, or by reducing our costs and operating expenses as a percentage of our net revenues. We also expect to continue to make significant future expenditures related to the continuous development and expansion of our business, including:

●	acquisitions of new businesses and products and the ongoing working capital needs of those businesses and products;

●	investments in our product development team and research and development team and in the development of new products;

●	investments in sales and marketing, enlarging our customer base and promoting market awareness of our brands and products;

●	investments in expansion of our online and offline distribution channels in a measured manner;

●	investment in enhancing data and information technology and improving operating efficiency, including improving the efficiency in supply chain management, warehouse management and inventory control; and

●	incurring costs associated with general administration, including legal, accounting and other expenses related to being a public company.

As a result of these significant expenses, we will have to generate sufficient revenue to remain profitable in future periods. We may not generate sufficient revenue for a number of reasons, including potential lack of demand for our products, increasing competition, challenging macro-economic environment, the ramifications of the COVID-19 pandemic, as well as other risks discussed elsewhere in this prospectus. If we fail to sustain or increase profitability, our business and results of operations could be adversely affected.

Our historical financial conditions and results of operations are not representative of our future performance. We may be unable to effectively manage our future growth and expansion, and may not achieve growth in revenue and profit. If we are unable to manage our growth effectively, we may not be able to capitalize on new business opportunities and our business and financial results may be materially and adversely affected.

We have experienced growth and plan to further expand in the future including through acquisitions. For the year ended December 31, 2024, we recorded RMB273.3 million (or US$37.4 million) in total revenue compared to RMB205.5 million for the year ended December 31, 2023, representing a 33.0% increase. Subsequent to December 31, 2024, we completed one acquisitions. Assuming the acquisition had taken place on 1 January 2024, the unaudited pro forma revenue of the Company for the year ended December 31, 2024 would be RMB276.5 million (or US$111.2 million). For the year ended December 31, 2024, our gross margin increased to 28.7% versus 25.0% for the year ended December 31, 2023.

Our ability to further increase our research and development capabilities, selling and marketing capacity is critical to supporting our stable and continuous business growth, which involves additional costs and uncertainties. In addition, to manage and support our growth, we must improve our existing operational and administrative systems as well as our financial and management controls. Our continued success also depends on our ability to recruit, train and retain qualified management personnel as well as other administrative and sales and marketing personnel, particularly when we expand into new markets. We also need to continue to manage our relationships with our suppliers and customers. All of these endeavors will require substantial management resources. As a result, our revenue and results of operations in future may fluctuate significantly and our results for a given fiscal period are not necessarily indicative of results to be expected for our operations in future. We cannot assure you that we will be able to manage any future growth effectively and efficiently, and any failure to do so may materially and adversely affect our ability to capitalize on new business opportunities, which in turn may have a material and adverse effect on our business and financial performance.

Furthermore, we may not be able to achieve our expansion goals or effectively ramp up the sales of our new products. If we encounter any difficulty in expanding our distributors and sales network, our growth prospects may be adversely affected, which could in turn have a material and adverse effect on our business, financial condition and results of operations.

Our future growth may result from improving our research and development capabilities, introducing new products, expanding our sales and distribution network and entering new markets or new sales channels. Our ability to achieve growth will be subject to a range of factors, including:

●	expanding our sales network;

●	enhancing our research and development capabilities;

●	hiring and training qualified personnel;

●	controlling our costs and maintaining sufficient liquidity;

●	prioritizing our financial and management controls in an efficient and effective manner;

●	exercising effective quality control;

●	managing our various suppliers and leveraging our purchasing power;

●	maintaining our high food-safety standards; and

●	strengthening our existing relationships with distributors.

We face increased risks when we enter new markets, or enter new sales channels, including social media and e-commerce channels. New markets and sales channels may have different regulatory requirements, competitive conditions, consumer preferences and different spending patterns from our existing markets and sales channels. Consumers in new markets and sales channels are likely to be unfamiliar with our brands and products and we may need to build or increase brand awareness in the relevant markets and sales channels by increasing investments in advertising and promotional activities than we originally planned. We may find it more difficult in new markets to hire, train and retain qualified employees who share our business philosophy and culture. In addition, we may have difficulty in finding reliable suppliers with adequate supplies of raw materials meeting our quality standards or distributors with efficient distribution networks. As a result, any products we introduce in new markets may be more expensive to produce and/or distribute and may take longer to reach expected sales and profit levels than in our existing markets, which could affect the viabilities of these new operations or our overall profitability.

We also sell our products to major e-commerce platforms and online distributors. Our development of the e-commerce channel depends on many factors, most of which are beyond our control, including: the trust and confidence level of China’s online consumers, as well as changes in consumer consumption patterns, tastes and preferences; the growth of internet usage in China; and the development of fulfillment, payment and other ancillary services associated with e-commerce sales. Any failure to respond to trends and consumer requirements in the e-commerce channel may adversely affect our sales and our business and growth prospects in this sales channel.

Additionally, our expansion plans and business growth could strain our managerial, operational and financial resources. Our ability to manage future growth will depend on our ability to continue to implement and improve operational, financial and management information systems on a timely basis and to expand, train, motivate and manage our workforce. We cannot assure you that our personnel, systems, procedures and controls will be adequate to support our future growth. Failure to effectively manage our expansion may lead to increased costs and reduced profitability and may adversely affect our growth prospects. In addition, as we expand our operations, we may encounter regulatory, personnel and other difficulties that may also increase our costs of operations.

We depend on a stable and adequate supply of raw materials which are subject to price volatility and other risks. Inadequate or interrupted supply and price fluctuation for raw materials and packaging materials could adversely affect our profitability.

We source a majority of our products from suppliers located in China and the United States, and our suppliers source raw materials and packaging materials within China and the United States. Raw materials used within the production process include, for example, meat, rice, oil, soy beans, starch and sugar. To date, inflationary pressures have not materially impacted the cost of sourcing our products. However, raw materials and packaging materials are subject to price volatility caused by external factors, such as commodity price fluctuations, changes in supply and demand, logistics and processing costs, our bargaining power with suppliers, inflation, and governmental regulations and policies. Our production volume, quality of products and profit margins may be adversely affected. There is no assurance that raw material costs will not increase significantly in the future. As is customary in our industry, we typically are not able to immediately pass raw material price increases onto our customers. As a result, any significant price increase of raw materials may have an adverse effect on our profitability and results of operations. Also, if we were to increase price, we may not be able to completely pass on the increase in raw materials to consumers. Also, such an increase in price may adversely affect our demand. If all or a significant number of our suppliers are unable or unwilling to meet our requirements, we could suffer shortages or significant cost increases. Our suppliers could fail to meet our needs for various reasons, including fires, natural disasters, weather, manufacturing problems, epidemic, crop failure, strikes, transportation interruptions, or government regulation. A failure of supply could also occur due to suppliers’ financial difficulties, including insolvency. Changing suppliers may require long lead time. We may not be able to locate alternative suppliers in sufficient quantities, of suitable quality, or at an acceptable price. Continued supply disruptions could exert pressure on our costs, and we cannot assure you that all or part of any increased costs can be passed along to our customers in a timely manner or at all, which could negatively affect our business, overall profitability and financial performance.

To mitigate the potential impact of COVID-19 (and future pandemics) and other business disruptions (e.g. geopolitical or trade conflicts, natural disasters, or cybercrime etc), we have taken and will continue to take proactive steps to diversify our supply chain, moving away from single-sourcing to a network of diverse, alternative, pre-qualified suppliers of raw materials needed to produce one or more of our products. This approach allows us to secure more favorable commercial terms with our existing suppliers and also reduces the risk of business disruption at one or more stages of the E2E supply chain.

Our business segments, products, lines of service, projects, or operations have not been materially impacted by supply chain disruptions.

The development of online sales network and marketing activities may not meet expectations, or we may fail to manage the coordination of our offline and online sales channels, which may adversely affect our operation results.

As online and social media platforms continue to grow in popularity, any significant growth in our sales through online sales channels in the future may give rise to competition between offline and online sale channels. If we fail to balance the marketing efforts or optimize product mix and pricing strategies among our online and offline sales channels, or otherwise fail to effectively manage the integration of these channels, the competition among these channels may adversely affect our business, financial condition and results of operations.

We expect to further enhance our online strategies and increase sales from our online channels. However, we may not be able to maintain a high growth rate of our online sales, and if we fail to manage the continuous development of our online sales, our business, financial condition and results of operations may be adversely affected.

Our online sales depend on the proper operation of third-party online platforms and any serious interruptions of these platforms could adversely affect our operations.

The development of sales through third-party online platforms is part of our business strategy. We have launched profile pages and sales channels on our third-party online platforms. However, we do not have control over the operation of third-party online platforms and such platform may be vulnerable to damage or interruptions such as power failure, computer viruses, acts of hacking, vandalism and similar events. Any serious interruption or damage to the online platforms may have an adverse effect on our business, financial condition and results of operations. There is no assurance that our online sales strategy will be implemented in accordance with our plan or at all.

Our operating results depend on the effectiveness of our marketing and promotional programs. Improper marketing activities may adversely affect our brand image.

Our operating results are dependent on our brand marketing efforts and advertising activities. We continuously invest in our brands to further raise brand recognition and acceptance and engage in marketing campaigns to promote our products. We utilize tailored and creative branding and marketing strategies, which have achieved positive results. We expect to continue to adopt such strategies in the future. However, if our marketing and advertising strategies do not continue to be successful, our business and operating results may be materially and adversely affected. In addition, we believe marketing trends in China are evolving, which requires us to experiment with new marketing strategies to keep pace with industry developments and consumer preferences. Moreover, as we continue to build up our online platform, we expect our marketing expenses relating to cooperation with online channels to continue to increase.

If we fail to obtain and maintain the requisite licenses and approvals required under the complex regulatory environment applicable to our businesses in China, or if we are required to take compliance actions that are time-consuming or costly, our business, results of operations and financial condition may be materially and adversely affected.

Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities, including but not limited to the State Council, the SAMR, the Ministry of Commerce(“MOFCOM”), the State Internet Information Office, the General Administration of Customs and other governmental authorities in charge of the relevant services provided by us. These government authorities promulgate and enforce regulations that cover various aspects of the operation of food products and e-commerce, etc., including entry into these industries, scope of permitted business activities, licenses and permits for various business activities, and restriction on foreign investments. Violations of regulations may lead to the imposition of significant penalties which may affect our business, operations, reputation and financial prospects. In respect of the food industry, in particular, any violation of the relevant laws, rules and regulations may result in penalties and, under certain circumstances, lead to criminal prosecution.

We have obtained food operation licenses to operate our general business activities currently conducted in China, except for Quanzhou Weishi Food Co., Limited which does not hold any assets or operations and we are in the process of applying for relevant food operation licenses for it. In addition, SH Lashu have been filed for record as consignee or consignor of import and export goods. However, we cannot assure you that we can successfully renew these licenses in a timely manner or that these licenses are sufficient to conduct all of our present or future business.

New laws and regulations may be adopted from time to time, and substantial uncertainties exist regarding interpretation and implementation of current and future PRC laws and regulations applicable to our business operations. For example, in August 2018, the SCNPC promulgated the E-Commerce Law, which took effect in January 2019. We have to cooperate with e-commerce platforms and be in full compliance with E-Commerce Law in order to continue to operate on those e-commerce platforms. We cannot assure you that our current business activities will not be found in violation of any future laws and regulations or any of the laws and regulations currently in effect due to changes in the relevant authorities’ interpretation of these laws and regulations.

If we fail to adapt to any new regulatory requirement or any competent government authority considers that we operate our business operation without any requisite license, permit or approval, or otherwise fails to comply with applicable regulatory requirements, we may be subject to administrative actions and penalties against us, including fines, confiscation of our incomes, revocation of our licenses or permits, or, in severe cases, cessation of certain business. Any of these actions may have a material and adverse effect on our business, financial condition and results of operations.

As we expand into different business models and introduce new products and services to our customers, we may be required to comply with additional laws and regulations that are yet to be determined. To comply with such additional laws and regulations, we may be required to obtain necessary certificates, licenses or permits, as well as allocate additional resources to monitor regulatory and policy developments. Our failure to adequately comply with such additional laws and regulations may delay, or possibly prevent, some of our products or services from being offered to our customers, which may have a material adverse effect on our business, results of operations and financial condition.

We are subject to PRC Advertising Law and related regulations, rules and measures applicable to advertising.

Certain amounts of our revenue are derived from online advertising services. In July 2016, the former State Administration for Industry and Commerce promulgated the Interim Administrative Measures on Internet Advertising, or the Internet Advertising Measures, effective in September 2016, pursuant to which internet advertisements are defined as any commercial advertising that directly or indirectly promotes goods or services through internet media in any form including paid-for search results. Under the Internet Advertising Measures, our online advertising services may constitute internet advertisement. On February 25, 2023, the SAMR issued Administrative Measures for Internet Advertising, or the Internet Advertising Administrative Measures, which became effective on May 1, 2023, and replaced the Interim Measures for the Administration of Internet Advertising which became effective on September 1, 2016. According to the Internet Advertising Administrative Measures, the provisions of the Advertising Law and the Internet Advertising Administrative Measures shall apply to commercial advertising for direct or indirect marketing goods or services in the form of text, image, audio, video, or other means through websites, web pages, Internet apps, or other Internet media within the territory of PRC. Our online advertising may be subject to the Internet Advertising Administrative Measures.

PRC advertising laws, rules and regulations require advertisers, advertising operators and advertising distributors to ensure that the content of the advertisements they prepare or distribute is fair and accurate and is in full compliance with applicable law. For the year ended December 31, 2022, 2023 and 2024, 0.5%, 0.4% and 0.1% of our revenues were derived from advertising service. Violation of these laws, rules or regulations may result in penalties, including fines, confiscation of advertising fees and orders to cease dissemination of the advertisements. In circumstances involving three or more illegal acts within two years or other serious violations, a fine of not less than five times but not more than ten times the advertising expense or a fine of not less than RMB1,000,000 but not more than RMB2,000,000 shall be imposed, and the PRC government may revoke a violator’s business license and revoke the advertisement examination and approval documents and refuse to accept its application for advertisement examination within one year. Complying with these requirements and any penalties or fines for any failure to comply may significantly reduce the attractiveness of our platform and increase our costs and could have a material adverse effect on our business, financial condition and results of operations.

In addition, for advertising content related to specific types of products and services, advertisers, advertising agencies and advertising distributors must confirm that the advertisers have obtained requisite government approvals, including the advertiser’s operating qualifications, proof of quality inspection of the advertised products, and, with respect to certain industries, government approval of the content of the advertisement and filing with the local authorities. Pursuant to the Internet Advertising Administrative Measures, we are required to take steps to monitor the content of advertisements displayed by us. This requires considerable resources and time, and could significantly affect the operation of our business, while at the same time also exposing us to increased liability under the relevant laws, rules and regulations. The costs associated with complying with these laws, rules and regulations, including any penalties or fines for our failure to so comply if required, could have a material adverse effect on our business, financial condition and results of operations. Any further change in the classification of our online advertising and other related services by the PRC government may also significantly disrupt our operations and materially and adversely affect our business and prospects.

Our acquisition activities and other strategic transactions may present managerial, integration, operational and financial risks, which may prevent us from realizing the full intended benefit of the acquisitions we undertake.

We have in the past and may continue to seek acquisitions that we believe strengthen our competitive position in our key segments and geographies or accelerate our ability to grow into adjacent product categories and channels and emerging markets or which otherwise fit our strategies.

In addition, investments and acquisitions could result in distraction of management from current operations, greater than expected liabilities and expenses, unidentified issues not discovered in our due diligence, the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to goodwill or intangible assets and exposure to potential unknown liabilities of the acquired business. If the goodwill or intangible assets become impaired, we may be required to record a significant charge to our results of operations.

Further, the assumptions we use to evaluate acquisition opportunities may not prove to be accurate and our investments or acquisitions may not yield the results we expect. Even if our assumption is accurate, the integration of acquired businesses into ours may be costly and disruptive to our existing business operations. The integration process involves certain risks and uncertainties, some of which are outside our control, and there can be no assurance that we will be able to realize the anticipated benefits, synergies, cost savings or efficiencies. In the event that our investments and acquisitions are not successful, our results of operations and financial condition may be materially and adversely affected.

We rely on third-party logistics companies to deliver our products. Any delivery delay, improper handling of goods or increase in transportation costs of our logistic service providers could adversely affect our business and results of operations. If the third-party logistics business is interrupted, we may not have sufficient resources to support our product transportation and face the risk of rising transportation prices.

We engage logistics service providers to store and transport products to our customers. For the year ended December 31, 2022, 2023 and 2024, our fulfilment expenses were RMB10.6 million, RMB7.3 million and RMB8.0 million (US$1.1 million), respectively, which represented 5.9%, 3.6% and 2.9% of our total revenue, respectively. The vast majority of our products are delivered by trucks or trains. The services provided by our logistics service providers may be suspended or cancelled due to unforeseen events, which could cause interruption to the sales or delivery of our products. In addition, delivery delays may occur for various reasons beyond our control, including improper handling by our logistics service providers, labor disputes or strikes, acts of war or terrorism, outbreaks of epidemics, earthquakes and other natural disasters.

The majority of our product transportation was provided by independent third-party logistics service providers. Disputes with or a termination of our contractual relationships with one or more of our logistics companies could result in delayed delivery of products or increased costs. There can be no assurance that we can continue or extend relationships with our current logistics companies on terms acceptable to us, or that we will be able to establish relationships with new logistics companies or expand our logistics team to ensure accurate, timely and cost-efficient delivery services. If we are unable to maintain or develop good relationships with logistics companies or expand our logistics team to cover new territories, it may inhibit our ability to offer products in sufficient quantities, on a timely basis, or at prices acceptable to our customers. In addition, as we do not have any direct control over these logistics companies, we cannot guarantee their quality of services. If there is any delay in delivery, damage to products or any other issue, our sales and brand image may be affected.

Any improper handling of our products by the logistics service providers could also result in product contamination or damage, which may in turn lead to product recalls, product liabilities, increased costs and damage to our reputation, which may in turn adversely affect our business, financial condition and results of operations.

The transportation costs of our logistics service providers are subject to factors beyond our control, such as the fluctuation in the gasoline price, increases in road tolls and bridge tolls, and changes in transportation regulations. Any increase in the service costs of our logistics service providers may lead to an increase to our fulfilment expenses, which may in turn negatively affect our results of operations.

We may face the risk of inventory obsolescence.

As of December 31, 2024 and as of December 31, 2023, we had inventories of RMB 4.7 million (US$0.6 million) and RMB10.1 million respectively. Our inventory turnover days were 13.7 days and 21.2 days respectively. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our business relies on consumer demand for our products, which depends substantially on factors such as (i) consumer spending patterns, (ii) consumer preferences and tastes, (iii) consumer income, (iv) consumer perceptions of and confidence in our product quality and food safety, and (v) consumer lifestyle. Any change in consumer demand for our products or the occurrences of catastrophic events may have an adverse impact on our product sales, which may in turn lead to inventory obsolescence, decline in inventory value or inventory write-off.

We may not be able to adequately protect our intellectual property, which could adversely affect our business and operations.

We regard our trademarks, copyrights, domain names, know-how, patents, and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others, to protect our proprietary rights As of December 31, 2024, we had registered 279 trademarks, 1 copyright of works and 5 computer software copyrights in China, including three registered trademarks in Hong Kong. We may fail to own or apply for key trademarks in a timely fashion, or at all. For example, several logos we have used for years cannot be registered as trademarks in certain trademark categories in China because a company unaffiliated to us has pre-emptively registered similar logos as trademarks in such categories. As a result, we have been and will not be able to use such logos in areas covered by such trademark categories. Such company complained to the Market Supervision Bureau for the trademark infringement of DDC Shanghai, and DDC Shanghai has already applied for the invalidations of these trademarks at the State Intellectual Property Office, or the SIPO, as well as indicted a series of related administrative actions which have been already accepted by the court. As the trademarks under the legal proceeding are not relevant to our main business and we have adopted timely steps to make enough adjustments to relevant business, including stopped using them in any public place, the unavailability of these trademarks would not materially and adversely affect our business. If such third party actually use such trademarks in product or service similar to us in the future, consumers may be confused and associate any quality issue on the products and services such third party provides with us, which will have an adverse impact on our brand image. We may become an attractive target for certain copycat websites that attempt to cause confusion or diversion of traffic from us in the future because of our brand recognition as a food-related content-driven lifestyle brand in China. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, there can be no assurance that (i) our application for registration of trademarks, patents, and other intellectual property rights will be approved, (ii) any intellectual property rights will be adequately protected, or (iii) such intellectual property rights will not be challenged by third parties or found by a judicial authority to be invalid or unenforceable. Further, because of the rapid pace of technological changes in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties at all or on reasonable terms.

It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Policing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the infringement or misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our management and financial resources, and could put our intellectual property at risk of being invalidated or narrowed in scope. We can provide no assurance that we will prevail in such litigation, and even if we do prevail, we may not obtain a meaningful recovery. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in maintaining, protecting or enforcing our intellectual property rights could have a material adverse effect on our business, results of operations and financial condition.

We may be accused of infringing intellectual property rights of others and content restrictions of relevant laws.

Third parties may claim that the content posted by us or our products and services infringe upon their intellectual property rights. For example, while offering our advertising services, we may be subject to liabilities such as infringement of copyrights or trademarks and to other claims based on the materials and content posted by us or used on our products and services. The possibility of intellectual property claims against us increases as we continue to grow. Such claims, whether or not having merit, may result in our expenditure of significant financial and management resources, injunctions against us or payment of damages. We may need to obtain licenses from third parties who allege that we have infringed their rights, but such licenses may not be available on terms acceptable to us or at all. These risks have been amplified by the increase in the number of third parties whose sole or primary business is to assert such claims.

China has enacted laws and regulations governing internet access and the distribution of products, services, news, information, audio-video programs and other content through the internet. The PRC government has prohibited the distribution of information through the internet that it deems to be in violation of PRC laws and regulations. If any of the information disseminated by us or our user communities were deemed by the PRC government to violate any content restrictions, we would not be able to continue displaying such content and could become subject to penalties, including confiscation of income, fines, suspension of business and revocation of required licenses, which could materially and adversely affect our business, financial condition and results of operations.

The outcome of any claims, investigations and proceedings is inherently uncertain, and in any event, defending against these claims could be both costly and time-consuming and could significantly divert the efforts and resources of our management and other personnel. An adverse determination in any such litigation or proceedings could cause us to pay damages, legal fees and other costs, as well as limit our ability to conduct business or require us to change the manner in which we operate. Even if such assertions against us are unsuccessful, they may cause us to lose existing and future business and incur reputational harm and substantial legal fees.

Failure to successfully operate our information systems and implement new technology effectively could disrupt our business or reduce our profitability.

We increasingly rely on information technology systems to process, transmit and store information in relation to our operations. A portion of the communications between our personnel and our suppliers, distributors and consumers depends on information technology. Our information technology systems may be vulnerable to interruption due to a variety of events beyond our control, including but not limited to, natural disasters, telecommunications failures, computer viruses, hackers and other security issues. Any such interruption to our information technology system could disrupt our operations and negatively impact our production and ability to fulfill sales orders, which could have an adverse effect on our business, financial condition and results of operations.

In addition, we may from time to time implement, modify and upgrade our information technology systems and procedures to support our growth and the development of our e-commerce business. These modifications and upgrades could require substantial investment and may not improve our profitability at a level that outweighs their costs, or at all.

Our success depends on the continuing efforts of our senior management team and key personnel and our business may be harmed if we lose their services and cannot timely find proper candidates for substitution.

Our current business performance and future success depend substantially on the abilities and contributions of our senior management members, including our founder, Ms. Norma Ka Yin Chu, all of our executive directors and other key personnel with industry expertise, know-how or experience in areas such as research and development, manufacturing, sales, marketing, financial management, human resources and risk management. If any member of our senior management is unable or ceases to serve in his or her present position, we may not be able to find replacement in a timely basis due to local conditions. As a result, our business may be disrupted, our management quality may deteriorate and our results of operations may be materially and adversely affected. In addition, if any member of our senior management team joins a competitor or forms a competing business, we may lose trade secrets and business know-how as a result. Competition for experienced management in our industry is intense, and the pool of qualified candidates is limited. We may not be able to retain the services of our senior management or attract and retain additional high quality senior executives in the future. Moreover, we rely on our sales personnel to effectively operate our retail network. As we expand our operations, we may not be able to retain such skilled sales personnel at a reasonable cost and our business and results of operations may be materially and adversely affected.

Our performance depends on favorable labor relations with our employees, and any deterioration in labor relations, shortage of labor or material increase in wages may have an adverse effect on our results of operation.

Our success depends on our ability to hire, train, retain and motivate our employees. We consider favorable labor relations as a significant factor that can affect our performance, and any deterioration of our labor relations could cause labor disputes, which could result in disruption of production and operations.

Since the reform and opening up, China has experienced rapid economic growth, which has resulted in significantly increased labor costs. Average labor wages are expected to increase. In addition, we may need to increase our total compensations to attract and retain experienced personnel required to achieve our business objectives. Any material increase in our labor costs may have an adverse effect on our results of operations.

We may not be able to detect or prevent fraud, bribery, or other misconduct committed by our employees, customers or other third parties.

We may be exposed to fraud, bribery, or other misconduct committed by our employees, customers or other third parties, which could subject us to financial losses and penalties from governmental authorities. Although our internal control procedures are designed to monitor our operations and ensure overall compliance, our internal control procedures may be unable to identify all non-compliances, suspicious transactions, fraud, corruption or bribery in a timely manner. If such misconduct occurs, we may suffer from negative publicity and reputation damages.

We may be subject to legal proceedings in the ordinary course of our business. Any adverse outcome of these legal proceedings could have a material adverse effect on our business, results of operations and financial condition.

We may from time to time become a party to various litigations, arbitrations, legal disputes, claims or administrative proceedings arising in the ordinary course of our business. For example, we may be required to negotiate with, or institute litigation when negotiation fails, against our suppliers for the losses arising out of contaminated raw materials. The compensation clauses in the supply contract may not be adequate enough to remedy our damages. Such litigation could result in substantial costs and diversion of resources, which could negatively affect our sales, profitability and prospects. Even if any such litigation is resolved in our favor, we may not be able to successfully enforce the judgment and remedies awarded by the court and such remedies may not be adequate to compensate us for our actual or anticipated related losses, whether tangible or intangible. Negative publicity relating to such litigation, arbitrations, legal disputes, claims or administrative proceedings may damage our reputation and adversely affect the image of our brands and services. In addition, ongoing litigation, arbitrations, legal disputes, claims or administrative proceedings may distract our management’s attention and consume our time and other resources. Furthermore, any litigations, arbitrations, legal disputes, claims or administrative proceedings which are not of material importance may escalate due to the various factors involved, such as the facts and circumstances of the cases, the likelihood of winning or losing, the monetary amount at stake, and the parties concerned continue to evolve in the future, and such factors may result in these cases becoming of material importance to us. We are subject to several legal proceedings, which, in the opinion of our management, would not have a material and/or adverse effect on our business, financial condition or results of operations. We may continue to subject to legal proceedings in the future. We cannot assure you that the outcome of the legal proceedings in the future, if any, will be favorable to us. If any verdict or award is rendered against us or if we decide to settle the disputes, we may be required to incur monetary damages or other liabilities. Even if we can successfully defend ourselves, we may have to incur substantial costs and spend substantial time and efforts in these lawsuits. Consequently, any future litigation, legal disputes, claims or administrative proceedings could materially and adversely affect our business, financial condition and results of operations.

We have limited insurance to cover our potential losses and claims.

We maintained limited insurance, which we believe is customary for businesses of our size and type and in line with the standard commercial practice in our industry. See “Our Business — Insurance.” If we were held liable for uninsured losses, our business and results of operations may be materially and adversely affected. In addition, we are not insured against product liability or business interruptions resulting from natural disasters such as droughts, floods, earthquakes or severe weather conditions, any suspension or cessation in the supply of utilities or other calamities. Any liability claims for damages relating to our products, interruption to our operations, and the resulting losses or damages, could materially and adversely affect our business, results of operations and financial condition.

We may require additional financing to service debt and achieve our goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, may force us to delay, limit, reduce or terminate our product manufacturing and development, and other operations.

We believe that we will continue to expend substantial resources for the foreseeable future as we expand into additional markets that we may choose to pursue. These expenditures are expected to include costs associated with research and development, the acquisition or expansion of manufacturing and supply capabilities, as well as marketing and selling existing and new products. In addition, other unanticipated costs may arise.

Our operating plan may change because of factors currently unknown to us, and we may need to seek additional funds sooner than planned, including through public equity or debt financings or other sources, such as strategic collaborations. Such financing may result in dilution to shareholders, imposition of debt covenants and repayment obligations, or other restrictions that may adversely affect our business. In addition, we may seek additional capital due to favorable market conditions or strategic considerations.

Our future capital requirements depend on many factors, including:

●	our ability to restructure our outstanding debt;

●	the number and characteristics of any additional products or manufacturing processes we develop or acquires to serve new or existing markets;

●	the expenses associated with our marketing initiatives;

●	the costs required to fund domestic and international growth, including acquisitions;

●	the scope, progress, results and costs of researching and developing future products or improvements to existing products;

●	any lawsuits related to our products or commenced against us;

●	the expenses needed to attract and retain skilled personnel;

●	the costs associated with being a public company; and

●	the timing, receipt and amount of sales of future products.

Additional funds may not be available when we need them, on terms that are acceptable to us, or at all. If adequate funds are not available on a timely basis, we may be required to:

●	delay, limit, reduce or terminate our research and development activities or growth and expansion plans; and

●	delay, limit, reduce or terminate the expansion of sales and marketing capabilities or other activities that may be necessary to generate revenue and increase profitability.

Risks Relating to Our Corporate Structure

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and we rely on dividends and other distributions on equity from our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to service any debt we may have or incur in the future. If any of our PRC subsidiaries incur debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Under PRC laws and regulations, our PRC subsidiaries may pay dividends only out of its respective accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiaries are required to set aside at least 10% of their accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of their respective registered capital. Such reserve funds cannot be distributed to us as dividends.

Our PRC subsidiaries generate primarily all of their revenue in RMB, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our applicable PRC subsidiaries to use their RMB revenues to pay dividends to us.

The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our applicable PRC subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises (having no institution or establishment within China or whose incomes have no actual connection to its institution or establishment within China) unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are a Cayman Islands holding company conducting a significant portion of our operations in China through our PRC subsidiaries. We may make loans to our PRC subsidiaries subject to the approval or registration from governmental authorities and limitation of amount, or we may make additional capital contributions to our wholly foreign-owned subsidiaries in China. Any loans to our subsidiaries in China are subject to foreign debt registrations. In addition, the foreign exchange receipts under the capital account of a domestic institution shall be used pursuant to the principle of authenticity and self-use within its business scope. The foreign exchange receipts under the capital account of a domestic institution and the Renminbi funds obtained from foreign exchange settlement may be used by the domestic institution for expenditures under the current account within its business scope or the expenditure under the capital account permitted by laws and regulations. Such receipts and funds of the domestic institutions shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or other investments than principal-secured products of banks unless otherwise provided by relevant laws and regulations; (iii) directly or indirectly used for granting of loans to non-affiliated enterprises, with the exception that such granting is expressly permitted in the business license; and (iv) used for construction or purchase of real estate for purpose other than self-use (exception applies for real estate enterprises). Where there is any contractual agreement on the use scope of receipt under the capital account between a domestic institution and other parties involved, the domestic institution shall not use such receipts and funds beyond the scope. On October 23, 2019, SAFE promulgated the Circular Regarding Further Promotion of the Facilitation of Cross-Border Trade and Investment, or SAFE Circular No. 28, under which non-investing foreign-invested enterprises are permitted to make equity investments in the PRC with their capital funds in accordance with applicable PRC laws and regulations under the premise that the domestic investment projects are true and in compliance with applicable PRC laws and regulations. As the relevant government authorities have broad discretion in interpreting the regulation, it is unclear whether SAFE will permit such capital funds to be used for equity investments in the PRC in actual practice.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or filing on a timely basis, if at all, with respect to future loans by us to our PRC subsidiaries or with respect to future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or filing, our ability to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

If the chops of our PRC subsidiaries are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

In China, a company chop or seal serves as the legal representation of the company towards third parties even when unaccompanied by a signature. Each legally registered company in China is required to maintain a company chop, which must be registered with the local Public Security Bureau. In addition to this mandatory company chop, companies may have several other chops which can be used for specific purposes. The chops of our PRC subsidiaries are generally held securely by personnel designated or approved by us in accordance with our internal control procedures. To the extent those chops are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised and those corporate entities may be bound to abide by the terms of any documents so chopped, even if they were chopped by an individual who lacked the requisite power and authority to do so. In addition, if the chops are misused by unauthorized persons, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our operations.

We face uncertainties with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law (the “FIL”), which took effect on January 1, 2020 (with the Implementation Rules to the FIL come into effect from the same day) and replaced the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law and the Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations, to become the legal foundation for foreign investment in the PRC.

However, uncertainties still exist in relation to interpretation and implementation of the FIL, especially in regard to, including, among other things, and specific rules regulating the organization form of foreign-invested enterprises within the five-year transition period. Under the FIL, foreign investors and foreign-invested enterprises will be subject to legal liabilities if they fail to report investment information in accordance with the FIL. In addition, the FIL provides that foreign-invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within a five-year transition period, which means that we may be required to adjust the structure and corporate governance of certain of our PRC subsidiaries in such transition period. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance and business operations.

Our operating results, revenues, and expenses may fluctuate significantly, which could have an adverse effect on the market price of our listed securities.

For many reasons, including those described below, our operating results, revenues, and expenses have varied in the past and may vary significantly in the future. These fluctuations could have an adverse effect on the market price of our listed securities.

Fluctuations in Quarterly Operating Results. Our quarterly operating results may fluctuate, in part, as a result of:

●	fluctuations in the price of bitcoin, of which we have significant holdings and with respect to which we expect to continue to make significant future purchases, and potential fair value changes associated therewith;

●	any sales by us of our bitcoin at prices above or below their carrying value, which would result in our recording gains or losses upon sale of our bitcoin;

●	the incurrence of tax liabilities on future unrealized gains on our bitcoin or otherwise in connection with the adoption of ASU 2023-08;

●	regulatory, commercial, and technical developments related to bitcoin or the Bitcoin blockchain, or digital assets more generally; and

●	the impact of war, terrorism, infectious diseases (such as COVID-19), natural disasters and other global events, and government responses to such events, on the global economy and the market for and price of bitcoin;

Limited Ability to Adjust Expenses. We base our operating expense budgets on expected revenue trends and strategic objectives. Many of our expenses, such as interest expense on our debt, dividend obligations on our preferred stock, tax liabilities, office leases and certain personnel costs, are relatively fixed. We may be unable to adjust spending quickly enough to offset any unexpected shortfall in our cash flow. Accordingly, we may be required to take actions to pay expenses, such as selling bitcoin or using proceeds from equity or debt financings, some of which could cause significant variation in operating results in any quarter.

Based on the above factors, we believe quarter-to-quarter comparisons of our operating results are not a good indication of our future performance. It is possible that in the future, our operating results may be below the expectations of public market analysts and investors. In that event, the market price of our listed securities may fall.

Risks Related to Our Bitcoin Strategy and Holdings

A significant decrease in the market value of our bitcoin holdings could adversely affect our ability to satisfy our financial obligations.

As of December 31, 2024, our outstanding indebtedness was $21,120,674, and our annual contractual interest expense was $2,293,230.00. As part of our bitcoin strategy, we expect to incur or continue to incur additional indebtedness and other fixed charges. For the year ended December 31, 2024, our food innovations business did not generate positive cash flow from operations. If our food innovations business does not generate cash flow in future periods sufficient to satisfy our financial obligations, including our debt and cash dividend obligations, we intend to fund our obligations using cash flow generated by equity or debt financings. Our ability to obtain equity or debt financing may in turn depend on, among other factors, the value of our bitcoin holdings, investor sentiment and the general public perception of bitcoin, our strategy and our value proposition. Accordingly, a significant decline in the market value of our bitcoin holdings or a negative shift in these other factors may create liquidity and credit risks, as such a decline or such shifts may adversely impact our ability to secure sufficient equity or debt financing to satisfy our financial obligations, including our debt and cash dividend obligations. These risks could materialize at times when bitcoin is trading below its carrying value on our most recent balance sheet or our cost basis. As bitcoin constitutes the vast bulk of assets on our balance sheet, if we are unable to secure equity or debt financing in a timely manner, on favorable terms, or at all, we may be required to sell bitcoin to satisfy these obligations. Any such sale of bitcoin may have a material adverse effect on our operating results and financial condition, and could impair our ability to secure additional equity or debt financing in the future. Our inability to secure additional equity or debt financing in a timely manner, on favorable terms or at all, or to sell our bitcoin in amounts and at prices sufficient to satisfy our financial obligations, including our debt service and cash dividend obligations, could cause us to default under such obligations. Any default on our current or future indebtedness or preferred stock may have a material adverse effect on our financial condition. See “Risks Related to Our Outstanding and Potential Future Indebtedness” and “Risks Related to Our Series A Perpetual Strike Preferred Stock” for additional details about the risks which may impact us if we are unable to satisfy our debt service and cash dividend obligations.

Our bitcoin strategy exposes us to various risks, including risks associated with bitcoin.

Our bitcoin strategy exposes us to various risks, including the following:

Bitcoin is a highly volatile asset. Bitcoin is a highly volatile asset that has traded below $50,000 per bitcoin and above $105,000 per bitcoin on the Coinbase exchange in the 12 months preceding the date of the Annual Report. The trading price of bitcoin significantly decreased during prior periods, and such declines may occur again in the future.

Bitcoin does not pay interest or dividends. Bitcoin does not pay interest or other returns and we can only generate cash from our bitcoin holdings if we sell our bitcoin or implement strategies to create income streams or otherwise generate cash by using our bitcoin holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our bitcoin holdings, and any such strategies may subject us to additional risks.

Our bitcoin holdings will significantly impact our financial results and the market price of our listed securities. Our bitcoin holdings are expected to significantly affect our financial results and if we continue to increase our overall holdings of bitcoin in the future, they will have an even greater impact on our financial results and the market price of our listed securities. See “Risks Related to Our Bitcoin Strategy and Holdings – Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our bitcoin holdings.”

Our assets are concentrated in bitcoin. The vast majority of our assets are concentrated in our bitcoin holdings. The concentration of our assets in bitcoin limits our ability to mitigate risk that could otherwise be achieved by holding a more diversified portfolio of treasury assets.

We purchase bitcoin using primarily proceeds from equity and debt financings. Our ability to achieve the objectives of our bitcoin strategy depends in significant part on our ability to obtain equity and debt financing. If we are unable to obtain equity or debt financing on favorable terms or at all, we may not be able to successfully execute on our bitcoin strategy.

Our bitcoin strategy has not been tested over an extended period of time or under different market conditions. We are continually examining the risks and rewards of our strategy to acquire and hold bitcoin. This strategy has not been tested over an extended period of time or under different market conditions. For example, although we believe bitcoin, due to its limited supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of bitcoin declined in recent periods during which the inflation rate increased. If bitcoin prices were to decrease or our bitcoin strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our listed securities would be materially adversely impacted.

We are subject to counterparty risks, including in particular risks relating to our custodians. Although we have implemented various measures that are designed to mitigate our counterparty risks, including by storing substantially all of the bitcoin we own in custody accounts at U.S.-based, institutional-grade custodians and negotiating contractual arrangements intended to establish that our property interest in custodially-held bitcoin is not subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held bitcoin were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such bitcoin, or delaying or hindering our access to our bitcoin holdings, and this may ultimately result in the loss of the value related to some or all of such bitcoin, which could have a material adverse effect on our financial condition as well as the market price of our listed securities.

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of bitcoin. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our bitcoin, nor have such events adversely impacted our access to our bitcoin, they have, in the short-term, likely negatively impacted the adoption rate and use of bitcoin. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of bitcoin, limit the availability to us of financing collateralized by bitcoin, or create or expose additional counterparty risks.Changes in the accounting treatment of our bitcoin holdings could have significant accounting impacts, including increasing the volatility of our results. We have adopted ASU 2023-08 as of January 1, 2025, which requires us to measure our bitcoin holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our bitcoin in net income each reporting period beginning January 1, 2025. ASU 2023-08 also requires us to provide certain interim and annual disclosures with respect to our bitcoin holdings. The standard is now effective, and we have applied a cumulative-effect net increase to the opening balance of retained earnings as of January 1, 2025 of $12.745 billion. Due in particular to the volatility in the price of bitcoin, we expect the adoption of ASU 2023-08 to have a material impact on our financial results in future periods, increase the volatility of our financial results, and affect the carrying value of our bitcoin on our balance sheet. As described in greater detail under the risk factor heading “Risks Related to Our Business in General—Unrealized fair value gains on our bitcoin holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022,” ASU 2023-08 could also have adverse tax consequences. These impacts could in turn have a material adverse effect on our financial results and the market price of our listed securities. Additionally, as a result of ASU 2023-08 requiring a cumulative-effect adjustment to our opening balance of retained earnings as of January 1, 2025 and not permitting retrospective restatement of our historical financial statements, our future results will not be comparable to results from periods prior to our adoption of the guidance. The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin have in the past influenced and are likely to continue to influence our financial results and the market price of our listed securities.

Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin have in the past influenced and are likely to continue to influence our financial results and the market price of our listed securities. Our financial results and the market price of our listed securities would be adversely affected, and our business and financial condition would be negatively impacted, if the price of bitcoin decreased substantially (as it has in the past, including during 2022), including as a result of:

●	decreased user and investor confidence in bitcoin, including due to the various factors described herein;

●	investment and trading activities, such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors; (ii) actual or expected significant dispositions of bitcoin by large holders, including the expected liquidation of digital assets associated with entities that have filed for bankruptcy protection and the transfer and sale of bitcoins associated with significant hacks, seizures, or forfeitures, such as the transfers of bitcoin to (a) creditors of the hacked cryptocurrency exchange Mt. Gox which began in July 2024, (b) claimants following proceedings related to a 2016 hack of Bitfinex—which claims are currently being adjudicated, (c) the German government following the seizure of about 50,000 bitcoin in January 2024 from the operator of Movie2k.to, or (d) the Northern District Court of California granting the U.S. Department of Justice in January 2025 the right to liquidate 69,370 bitcoin seized from the Silk Road marketplace; and (iii) actual or perceived manipulation of the spot or derivative markets for bitcoin or spot bitcoin exchange-traded products (“ETPs”);

●	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, bitcoin or the broader digital assets industry, for example, (i) public perception that bitcoin can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities, such as the purported use of digital assets by Hamas to fund its terrorist attack against Israel in October 2023; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the bitcoin ecosystem, including the SEC’s enforcement actions against Coinbase, Inc. and Binance Holdings Ltd.; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of bitcoin and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the bitcoin mining process;

●	changes in consumer preferences and the perceived value or prospects of bitcoin;

●	competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

●	a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for bitcoin purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of bitcoin or adversely affect investor confidence in digital assets generally;

●	the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed bitcoin, or the transfer of substantial amounts of bitcoin from bitcoin wallets attributed to Mr. Nakamoto;

●	developments relating to the Bitcoin protocol, including (i) changes to the Bitcoin protocol that impact its security, speed, scalability, usability, or value, such as changes to the cryptographic security protocol underpinning the Bitcoin blockchain, changes to the maximum number of bitcoin outstanding, changes to the mutability of transactions, changes relating to the size of blockchain blocks, and similar changes, (ii) failures to make upgrades to the Bitcoin protocol to adapt to security, technological, legal or other challenges, and (iii) changes to the Bitcoin protocol that introduce software bugs, security risks or other elements that adversely affect bitcoin;

●	disruptions, failures, unavailability, or interruptions in service of trading venues for bitcoin, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the SEC enforcement action brought against Binance Holdings Ltd., which initially sought to freeze all of its assets during the pendency of the enforcement action and has since resulted in Binance discontinuing all fiat deposits and withdrawals in the U.S.;

●	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in 2022, the ordered liquidation of the digital asset investment fund Three Arrows Capital in 2022, the announced liquidation of Silvergate Bank in 2023, the government-mandated closure and sale of Signature Bank in 2023, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by the Nevada Department of Business and Industry in 2023, and the exit of Binance from the U.S. market as part of its settlement with the Department of Justice and other federal regulatory agencies;

●	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of bitcoin, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

●	further reductions in mining rewards of bitcoin, including due to block reward halving events, which are events that occur after a specific period of time (the most recent of which occurred in April 2024) that reduce the block reward earned by “miners” who validate bitcoin transactions, or increases in the costs associated with bitcoin mining, including increases in electricity costs and hardware and software used in mining, or new or enhanced regulation or taxation of bitcoin mining, which could further increase the costs associated with bitcoin mining, any of which may cause a decline in support for the Bitcoin network;

●	transaction congestion and fees associated with processing transactions on the Bitcoin network;

●	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

●	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the Bitcoin blockchain becoming insecure or ineffective; and

●	changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, the adverse impacts attributable to the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the broadening of the Israel-Hamas conflict to other countries in the Middle East.

Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty

Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For example, within the past several years:

●	President Trump signed an executive order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries;

●	the European Union adopted Markets in Crypto Assets Regulation (“MiCA”), a comprehensive digital asset regulatory framework for the issuance and use of digital assets, like bitcoin;

●	in June 2023, the SEC filed complaints against Binance Holdings Ltd. and Coinbase, Inc., and their respective affiliated entities, relating to, among other claims, that each party was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

●	in November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

●	in June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023 (“FSMA 2023”), which regulates market activities in “cryptoassets;”

●	in November 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the U.S. Department of Justice, CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States; and

●	in China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency mining and declared all cryptocurrency transactions illegal within the country.

It is not possible to predict whether, or when, new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and bitcoin specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of bitcoin, as well as our ability to hold or transact in bitcoin, and in turn adversely affect the market price of our listed securities.

Moreover, the risks of engaging in a bitcoin strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to bitcoin, institutional demand for bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for bitcoin as a store of value or means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.

Because bitcoin has no physical existence beyond the record of transactions on the Bitcoin blockchain, a variety of technical factors related to the Bitcoin blockchain could also impact the price of bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the Bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin. Actions by U.S. banking regulators, such as the issuance in February 2023 by Federal banking agencies of the “Interagency Liquidity Risk Statement,” which cautioned banks on contagion risks posed by providing services to digital assets customers, and similar actions, have in the past resulted in or contributed to reductions in access to banking services for bitcoin-related customers and service providers, or the willingness of traditional financial institution to participate in markets for digital assets. The liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our bitcoin holdings.

Our historical financial statements do not fully reflect the potential variability in earnings that we may experience in the future from holding or selling significant amounts of bitcoin.The price of bitcoin has historically been subject to dramatic price fluctuations and is highly volatile. In December 2023, the FASB issued ASU 2023-08, which we adopted as of January 1, 2025.

We determine the fair value of our bitcoin based on quoted (unadjusted) prices on the Coinbase exchange (our principal market for bitcoin). Prior to our adoption of ASU 2023-08 on January 1, 2025, we performed an analysis each quarter to identify whether events or changes in circumstances, principally decreases in the quoted (unadjusted) prices on the active exchange, indicated that it was more likely than not that any of our bitcoin assets were impaired. In determining if an impairment had occurred, we considered the lowest price of one bitcoin quoted on the active exchange at any time since acquiring the specific bitcoin held. If the carrying value of a bitcoin exceeded that lowest price at any time during the quarter, an impairment loss was deemed to have occurred with respect to that bitcoin in the amount equal to the difference between its carrying value and such lowest price, and subsequent increases in the price of bitcoin did not affect the carrying value of our bitcoin. Gains (if any) were not recorded until realized upon sale, at which point they would be presented net of any impairment losses. In determining the gain to be recognized upon sale, we calculated the difference between the sale price and carrying value of the specific bitcoin sold immediately prior to sale.

ASU 2023-08 requires us to measure our bitcoin holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our bitcoin in net income each reporting period. ASU 2023-08 also requires us to provide certain interim and annual disclosures with respect to our bitcoin holdings. We have applied a cumulative-effect adjustment to the opening balance of retained earnings as of January 1, 2025 of $12.745 billion. ASU 2023-08 does not permit retrospective restatement of prior periods. Accordingly, we expect the adoption of ASU 2023-08 to significantly affect the carrying value of our bitcoin on our balance sheet.

As a result of our adoption of ASU 2023-08, we may incur greater losses during periods when we previously would have incurred smaller losses or no losses because we had already impaired the carrying value of our bitcoin to a low price observed during a prior period, and we may also incur gains during periods when the market value of bitcoin rises, as compared to periods prior to January 1, 2025, when we would not have incurred any gains under similar circumstances. Accordingly, due in particular to the volatility in the price of bitcoin, we expect the adoption of ASU 2023-08 to increase the volatility of our financial results. Additionally, as a result of ASU 2023-08 requiring a cumulative-effect adjustment to our opening balance of retained earnings as of January 1, 2025 and not permitting retrospective restatement of prior periods, our future results will not be comparable to results from periods prior to our adoption of the guidance.

Because we intend to purchase additional bitcoin in future periods and increase our overall holdings of bitcoin, we expect that the proportion of our total assets represented by our bitcoin holdings will increase in the future. As a result, and in particular due to our adoption of ASU 2023-08, volatility in our earnings may be significantly more than what we experienced in prior periods.

The availability of spot ETPs for bitcoin and other digital assets may adversely affect the market price of our listed securities.

Although bitcoin and other digital assets have experienced a surge of investor attention since bitcoin was invented in 2008, until recently investors in the United States had limited means to gain direct exposure to bitcoin through traditional investment channels, and instead generally were only able to hold bitcoin through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold bitcoin directly, as well as the potential reluctance of financial planners and advisers to recommend direct bitcoin holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to bitcoin through investment vehicles that hold bitcoin and issue shares representing fractional undivided interests in their underlying bitcoin holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums to net asset value, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to bitcoin.

On January 10, 2024, the SEC approved the listing and trading of spot bitcoin ETPs, the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of $4.6 billion on the first trading day. On January 11, 2024, and in the subsequent days following the SEC’s approval of the listing and trading of spot bitcoin ETPs. To the extent investors view our Class A ordinary shares as providing exposure to bitcoin, it is possible that the value of our Class A ordinary shares may also have included a premium over the value of our bitcoin due to the prior scarcity of traditional investment vehicles providing investment exposure to bitcoin, and that the value declined due to investors now having a greater range of options to gain exposure to bitcoin and investors choosing to gain such exposure through ETPs rather than our Class A ordinary shares. Additionally, on May 23, 2024, the SEC approved rule changes permitting the listing and trading of spot ETPs that invest in ether, the main crypto asset supporting the Ethereum blockchain. The approved spot ETPs commenced trading directly to the public on July 23, 2024. The listing and trading of spot ETPs for ether offers investors another alternative to gain exposure to digital assets, which could result in a decline in the trading price of bitcoin as well as a decline in the value of our Class A ordinary shares relative to the value of our bitcoin, as well as our series A perpetual strike preferred stock.

Although we are an operating company, and we believe we offer a different value proposition than a bitcoin investment vehicle such as a spot bitcoin ETP, investors may nevertheless view our Class A ordinary shares as an alternative to an investment in an ETP, and choose to purchase shares of a spot bitcoin ETP instead of our Class A ordinary shares. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to bitcoin that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot bitcoin ETPs, we (i) do not seek for our shares of Class A ordinary shares to track the value of the underlying bitcoin we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, including Regulation M, and other securities laws, which enable ETPs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption, (iii) are a Cayman company rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our bitcoin holdings or our daily net asset value. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our Class A ordinary shares. Based on how we are viewed in the market relative to ETPs, and other vehicles which offer economic exposure to bitcoin, such as bitcoin futures exchange-traded funds (“ETFs”), leveraged bitcoin futures ETFs, and similar vehicles offered on international exchanges, any premium or discount in our Class A ordinary shares relative to the value of our bitcoin holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot ETPs for bitcoin and other digital assets could have a material adverse effect on the market price of our listed securities.

Our bitcoin strategy subjects us to enhanced regulatory oversight.

As noted above, several spot bitcoin ETPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at net asset value. Even though we are not, and do not function in the manner of, a spot bitcoin ETP, it is possible that we nevertheless could face regulatory scrutiny from the SEC or other federal or state agencies due to our bitcoin holdings.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our bitcoin through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our bitcoin from bad actors that have used bitcoin to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in bitcoin by us may be restricted or prohibited.

We may incur indebtedness or enter into other financial instruments in the future that may be collateralized by our bitcoin holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our bitcoin holdings. These types of bitcoin-related transactions are the subject of enhanced regulatory oversight. These and any other bitcoin-related transactions we may enter into, beyond simply acquiring and holding bitcoin, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX, one of the world’s largest cryptocurrency exchanges, in November 2022. While the financial and regulatory fallout from FTX’s collapse did not directly impact our business, financial condition or corporate assets, the FTX collapse may have increased regulatory focus on the digital assets industry. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting bitcoin, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in bitcoin.

In addition, private actors that are wary of bitcoin or the regulatory concerns associated with bitcoin have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our listed securities. For example, an affiliate of HSBC Holdings has prohibited customers of its HSBC InvestDirect retail investment platform from buying shares of our Class A ordinary shares after determining that the value of our stock is related to the performance of bitcoin, indicating that it did not want to facilitate exposure to virtual currencies.

Due to the unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin.

Bitcoin trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many bitcoin trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in bitcoin trading venues, including prominent exchanges that handle a significant volume of bitcoin trading and/or are subject to regulatory oversight, in the event one or more bitcoin trading venues cease or pause for a prolonged period the trading of bitcoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. The SEC also alleged as part of its June 5, 2023 complaint against Binance Holdings Ltd. that Binance committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. The SEC has also brought recent actions against individuals and digital asset market participants alleging that such persons artificially increased trading volumes in certain digital assets through wash trades, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the bitcoin market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the bitcoin market than is commonly understood. Any actual or perceived wash trading in the bitcoin market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our bitcoin. Negative perception, a lack of stability in the broader bitcoin markets and the closure, temporary shutdown or operational disruption of bitcoin trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the bitcoin ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in bitcoin and the broader bitcoin ecosystem and greater volatility in the price of bitcoin. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX, and BlockFi filed for bankruptcy, following which the market prices of bitcoin and other digital assets significantly declined. In addition, in June 2023, the SEC announced enforcement actions against Coinbase, Inc., and Binance Holdings Ltd., two providers of large trading venues for digital assets, which similarly was followed by a decrease in the market price of bitcoin and other digital assets. These were followed in November 2023, by an SEC enforcement action against Payward Inc. and Payward Ventures Inc., together known as Kraken, another large trading venue for digital assets. As the price of our listed securities is affected by the value of our bitcoin holdings, the failure of a major participant in the bitcoin ecosystem could have a material adverse effect on the market price of our listed securities.

The concentration of our bitcoin holdings enhances the risks inherent in our bitcoin strategy.

As of July 15, 2025, we held approximately 368 bitcoins that were acquired at an aggregate purchase price of $33.3 million and we intend to purchase additional bitcoin and increase our overall holdings of bitcoin in the future. The concentration of our bitcoin holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our bitcoin strategy. The price of bitcoin experienced a significant decline in 2022, and this had, and any future significant declines in the price of bitcoin would have, a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our business.

As a result of our bitcoin strategy, our assets are concentrated in our bitcoin holdings. Accordingly, the emergence or growth of digital assets other than bitcoin may have a material adverse effect on our financial condition. As of December 31, 2024, bitcoin was the largest digital asset by market capitalization. However, there are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the Bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. The Ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions in Ethereum and other alternative digital assets are perceived as superior to proof-of-work mining, those digital assets could gain market share relative to bitcoin.

Other alternative digital assets that compete with bitcoin in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. As of December 31, 2024, two of the eight largest digital assets by market capitalization were U.S. dollar-pegged stablecoins.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s CBDC project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, bitcoin and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of bitcoin to decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our bitcoin holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the bitcoin market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our bitcoin at favorable prices or at all. For example, a number of bitcoin trading venues temporarily halted deposits and withdrawals in 2022, although the Coinbase exchange (our principal market for bitcoin) has, to date, not done so. As a result, our bitcoin holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, bitcoin we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered bitcoin or otherwise generate funds using our bitcoin holdings, including in particular during times of market instability or when the price of bitcoin has declined significantly. If we are unable to sell our bitcoin, enter into additional capital raising transactions, including capital raising transactions using bitcoin as collateral, or otherwise generate funds using our bitcoin holdings, or if we are forced to sell our bitcoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.

Substantially all of the bitcoin we own is held in custody accounts at institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to our bitcoin. Bitcoin and other blockchain-based cryptocurrencies and the entities that provide services to participants in the bitcoin ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange (our principal market for bitcoin), although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

●	a partial or total loss of our bitcoin in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our bitcoin;

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader Bitcoin blockchain ecosystem or in the use of the Bitcoin network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to bitcoin, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, unauthorized parties have attempted, and we expect that they will continue to attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. In the past, hackers have successfully employed a social engineering attack against one of our service providers and misappropriated our digital assets, although, to date, such events have not been material to our financial condition or operating results. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements since the onset of the COVID-19 pandemic. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the bitcoin industry, including third-party services on which we rely, could materially and adversely affect our business.

We face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin.

We hold our bitcoin with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts do not restrict our ability to reallocate our bitcoin among our custodians, and our bitcoin holdings may be concentrated with a single custodian from time to time. In light of the significant amount of bitcoin we hold, we continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our bitcoin as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custodians that we believe can safely custody our bitcoin, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our bitcoin, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.

As of July 15, 2025, the insurance that covers losses of our bitcoin holdings covers only a small fraction of the value of the entirety of our bitcoin holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our bitcoin. Moreover, our use of custodians exposes us to the risk that the bitcoin our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such bitcoin. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our bitcoin.

Bitcoin is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the bitcoin is held. While the Bitcoin blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the bitcoin held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the bitcoin held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The bitcoin and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of bitcoin and the market price of our listed securities.

Our assets are concentrated in our bitcoin holdings. While senior SEC officials have stated their view that bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the Investment Company Act of 1940, which would subject us to significant additional regulatory controls that could have a material adverse effect on our ability to execute on our bitcoin strategy, and our business and operations and may also require us to substantially change the manner in which we conduct our business.

In addition, if bitcoin is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of bitcoin and in turn adversely affect the market price of our listed securities.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, ETFs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our Treasury Reserve Policy or our bitcoin strategy, our use of leverage, the manner in which our bitcoin is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our Treasury Reserve Policy would require the approval of our board of directors, no shareholder or regulatory approval would be necessary. Consequently, our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our bitcoin holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding bitcoin.

Our bitcoin strategy exposes us to risk of non-performance by counterparties.

Our bitcoin strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of bitcoin, a loss of the opportunity to generate funds, or other losses.

Our primary counterparty risk with respect to our bitcoin is custodian performance obligations under the various custody arrangements we have entered into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc., Binance Holdings Ltd., and Kraken, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Although these bankruptcies, closures and liquidations have not resulted in any loss or misappropriation of our bitcoin, nor have such events adversely impacted our access to our bitcoin, legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

While all of our custodians are subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially-held bitcoin will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our bitcoin holdings, we would become subject to additional counterparty risks. Any significant non-performance by counterparties, including in particular the custodians with which we custody substantially all of our bitcoin, could have a material adverse effect on our business, prospects, financial condition, and operating results.

Risks Related to Doing Business in China and Hong Kong

A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition.

A part of our operations is located in Hong Kong and mainland China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally and by continued economic growth in Hong Kong and China as a whole. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in Hong Kong and mainland China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial market as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to us.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed were compromised, it could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us.

A part of our operations is located in mainland China, and thus, our PRC subsidiaries are governed by PRC laws and regulations. PRC companies are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

In addition, the Opinions jointly issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council on July 6, 2021 called for strengthened regulation over illegal securities activities and supervision of overseas listings by China-based companies and propose to take effective measures. As of the date of the Annual Report, no official guidance and related implementation rules have been issued in relation to these recently issued opinions and the interpretation and implementation of the Opinions remain unclear at this stage.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The final Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services or data processing activities of such company affect or may affect national security. Through the contractual arrangements with Weishi, DDC Shanghai had collected and possessed personal information of more than one million users. After the contractual arrangements with Weishi were terminated in April 2022, DDC Shanghai still have been possessing this amount of personal information which are stored in mainland China. For purposes of the Cybersecurity Review Measures, we have applied for and completed the cybersecurity review with respect to our proposed overseas listing pursuant to the Cybersecurity Review Measures.

As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we cannot assure you that we would not become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in rectification, fines or other penalties, including suspension of business, website closure, removal of our app from the relevant app stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations.

On February 17, 2023, the CSRC issued the Trial Measures which became effective on March 31, 2023. On the same date, the CSRC circulated the Guidance Rules and Notice on the CSRC’s official website which became effective on March 31, 2023. Under the Trial Measures, either direct or indirect overseas offering and listing by domestic companies shall fulfill the filing procedure with the CSRC with submitting relevant materials. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect: (1) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in the Chinese Mainland, or its main places of business are located in the Chinese Mainland, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Chinese Mainland. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis. When certain circumstances happen, overseas offering and listing shall not be made. And If the intended overseas offering and listing necessitates a national security review, relevant security review procedures shall be completed according to law before the application for such offering and listing is submitted to any overseas parties such as securities regulatory agencies and trading venues. Pursuant to the Trial Measures, the Guidance Rules and Notice, initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas, while domestic enterprises that have submitted valid applications for overseas offerings and listings but have not obtained the approval from the relevant overseas regulatory authority or overseas stock exchange shall complete filings with the CSRC prior to their overseas offerings and listings. Our PRC counsel, Grandall Law Firm (Shanghai) has advised us that, based on its understanding of the current PRC laws and regulations, our offering and listing will be identified as an indirect overseas issuance and listing by the CSRC, in view of the fact that the Trial Measures have come into effect on 31 March 2023. We have submitted the filing materials with the CSRC to fulfill the filing procedure with the CSRC as per requirement of the Trial Measures and completed such proceeding in November 2023. However, there is no guarantee that we will continue to comply with the Trial Measures. If we fail to comply with the Trial Measures, we will be required to correct our behaviors, facing warnings and fines which amount will range from RMB1,000,000 to RMB10,000,000, and directly responsible personnel will also be warned and fined which amount will range from RMB500,000 to RMB5,000,000. Any new policies, regulations, rules, actions or laws by the PRC government may subject us to material changes in operations, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies”, and came into effect on March 31, 2023, together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company or our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

The Opinions, the Trial Measures, the Guidance Rules and Notice, the revised Provisions, and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. Any failure of us to complete further filings or any other relevant regulatory procedures regarding the issuance and listing of our securities in a timely manner will completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless.

The PRC government has significant oversight and discretion over the conduct of a PRC company’s business and may intervene with or influence its operations at any time as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect the business, financial condition and results of operations of our PRC subsidiaries.

Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, could result in a material change in our operations, financial performance and/or the value of our Class A Ordinary Shares or impair our ability to raise money through sales of our equity securities.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities, and may intervene or influence our operations at any time, or may exert more oversight and control over offerings conducted overseas. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2, 2021 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that Didi Global Inc.’s app be removed from smartphone app stores.

As such, our PRC subsidiaries may be subjected to various government and regulatory interference in the provinces in which they operate. Our PRC subsidiaries could be subject to regulations by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. If the PRC government initiates an investigation into us at any time alleging us violation of cybersecurity laws, anti-monopoly laws, and securities offering rules in China in connection with our initial public offering, we may have to spend additional resources and incur additional time delays to comply with the applicable rules, and our business operations will be affected materially and any such action could cause the value of our securities to significantly decline or be worthless.

Further, any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

We are not aware of PRC laws and regulations in force explicitly requiring that our Group or our PRC subsidiaries to obtain permission from PRC authorities to issue securities to foreign investors (by DDC Cayman).There is no guarantee that we will continue to comply with additional filing requirements, if any, in the future. Any new policies, regulations, rules, actions or laws by the PRC government may subject us to material changes in operations, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.

We conduct most of our business operations in China, and a majority of our directors and employees are based in China, which is an emerging market. The SEC, U.S. Department of Justice and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain emerging markets, including China. Additionally, our public shareholders may have limited rights and few practical remedies in emerging markets where we operate, as shareholder claims that are common in the United States, including class action securities law and fraud claims, generally are difficult to pursue as a matter of law or practicality in many emerging markets, including China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, the regulatory cooperation with the securities regulatory authorities in the Unities States has not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no foreign securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to foreign securities regulators.

As a result, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in, or that is based primarily in, the United States.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, the SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC entities) to register with SAFE or its local branches in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles (“SPV”), will be required to register such investments with the SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015 and was further amended in December 2019. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be registered with qualified banks instead of the SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of the SAFE or its local branch. Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies due to their position as director, senior management or employees of the PRC subsidiaries of the overseas companies may submit applications to the SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. Our directors, executive officers and other employees who are PRC residents and who were granted options may follow SAFE Circular 37 to apply for the foreign exchange registration before our company became an overseas listed company.

We cannot provide any assurance that the PRC residents will make or obtain any applicable registrations or comply with other requirements under SAFE Circular 37 and other applicable laws and regulations or compel all such PRC residents to do so. The failure or inability of our PRC resident shareholders to comply with the registration procedures set forth in such regulations may subject us to fines and legal sanctions, restrict our cross-border investment activities, limit the ability of our wholly foreign-owned subsidiaries in China to distribute dividends and the proceeds from any reduction in capital, share transfer or liquidation to us, and we may also be prohibited from injecting additional capital into these subsidiaries. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liability under PRC law for circumventing applicable foreign exchange restrictions. As a result, our business operations and prospects and our ability to distribute profits to you could be materially and adversely affected.

We and certain of our directors, executive officers and other employees of our PRC subsidiaries and who have been granted options are subject to the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, issued by SAFE in February 2012, or SAFE Circular 7, according to which, among others, employees, directors, supervisors and other management members of PRC companies participating in any stock incentive plan of an overseas publicly listed company who are domestic individuals as defined therein are required to register and make regular periodic filings with SAFE through a domestic qualified agent, which could be a PRC subsidiary of such overseas listed company, and complete certain other procedures. Failure to complete the SAFE registrations or meet other requirements may subject relevant participants in our share incentive plans to fines and legal sanctions and may also limit the ability to make payment under our share incentive plans or receive dividends or sales proceeds related thereto, or our ability to contribute additional capital into our wholly-foreign owned enterprises in China and limit our wholly-foreign owned enterprises’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional share incentive plans for our directors and employees under PRC law.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

We are subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of our franchisees and their employees, consultants or distributors, because these parties are not always subject to our control. Our franchisees are independent operators and are not subject to our control regarding to our FCPA practice.

Although we believe, to date, we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, franchisees or distributors of our franchisees may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing Notice 59 with the Ministry of Finance, which was partially amended by Notice 109, and SAT Circular 698, which became effective in January 2008, and SAT Circular 7 in replacement of some of the existing rules in SAT Circular 698, which became effective in February 2015. SAT Circular 698 was fully abolished by SAT Circular 37 in December 2017.

Under SAT Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC corporate income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. SAT Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

In February 2015, the SAT issued SAT Circular 7, Announcement of the State Administration of Taxation on Several Issues Relating to Enterprise Income Tax on Transfer of Assets between Non-resident Enterprises, which took effective on February 3, 2015, to replace the rules relating to indirect transfers in SAT Circular 698. SAT Circular 7 has introduced a new tax regime that is significantly different from that under SAT Circular 698. SAT Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under SAT Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, SAT Circular 7 provides clearer criteria than SAT Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC corporate income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

According to SAT Circular 37, the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, which was issued by the SAT on October 17, 2017 and took effect on December 1, 2017 and was most-recently amended on June 15, 2018, the balance after deducting the equity net value from the equity transfer income shall be the taxable income amount for equity transfer income. Equity transfer income shall mean the consideration collected by the equity transfer or from the equity transfer, including various income in monetary form and non-monetary form. Equity net value shall mean the tax computation basis for obtaining the said equity. The tax computation basis for equity shall be: (i) the capital contribution costs actually paid by the equity transferor to a Chinese resident enterprise at the time of investment and equity participation, or (ii) the equity transfer costs actually paid at the time of acquisition of such equity to the original transferor of the said equity. Where there is reduction or appreciation of value during the equity holding period, and the gains or losses may be confirmed pursuant to the rules of the finance and tax authorities of the State Council, the equity net value shall be adjusted accordingly. When an enterprise computes equity transfer income, it shall not deduct the amount in the shareholders’ retained earnings such as undistributed profits etc., of the investee enterprise, which may be distributed in accordance with the said equity. In the event of partial transfer of equity under multiple investments or acquisitions, the enterprise shall determine the costs corresponding to the transferred equity in accordance with the transfer ratio, out of all costs of the equity.

Under SAT Circular 7 and the Law of the People’s Republic of China on the Administration of Tax Collection promulgated by SCNPC on September 4, 1992 and newly amended on April 24, 2015 (the “Tax Collection Law”), in the case of an indirect transfer, entities or individuals obligated to pay the transfer price to the transferor shall act as withholding agents. According to SAT Circular 7, where the transferee fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. SAT Circular 37 further elaborates the relevant implemental rules regarding the calculation, reporting and payment obligations of the withholding tax by the non-resident enterprises. In addition, the tax authority may also hold the withholding agents liable and impose a penalty of ranging from 50% to 300% of the unpaid tax on them. The penalty imposed on the withholding agents may be reduced or waived if the withholding agents have submitted the relevant materials in connection with the indirect transfer to the PRC tax authorities in accordance with SAT Circular 7.

We may face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiary to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under relevant Notices and Circulars, and may be required to expend valuable resources to comply with these Notices and Circulars or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under these Notices and Circulars to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. We may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC corporate income tax law and if the PRC tax authorities make adjustments to the taxable income of the transactions under these Notices and Circulars, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

PRC regulations and rules concerning mergers and acquisitions including the Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, (iii) such transaction will lead to a change in control of a domestic enterprise which holds famous trademarks or PRC time-honored brands, or (iv) such PRC domestic enterprise is an affiliate of the foreign investor as stipulated under the M&A Rules. Moreover, the Anti-Monopoly Law requires that the anti-trust governmental authority shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions. It is unclear whether our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, the MOFCOM or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

If approval by the China Securities Regulatory Commission and other PRC governmental authorities provided under the M&A rules is required in connection with offerings of our securities, we cannot predict whether we will be able to obtain such approval. We completed the CSRC filing in November 2023 for our IPO. However, there is no guarantee that we will continue to comply with additional filing requirements, if any, in the future.

The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle formed for the purpose of an overseas listing of securities in a PRC company obtain the approval of the CSRC and the MOFCOM, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. As at the date of the Annual Report, we believe that CSRC’s approval under the M&A Rules is not required for the listing and trading of our Class A Ordinary Shares on the NYSE American given that we are an exempted company with limited liability incorporated under the laws of the Cayman Islands controlled by non-PRC citizens and we do not fit into the definition of “overseas special purpose vehicle” under the M&A Rules. As such, we do not fit into the definition of “overseas special purpose vehicle” under the M&A Regulations and we have never conducted any merger or acquisitions of any PRC domestic companies with a related party relationship. MOFCOM’s approval under the M&A Rules is not required as we have never conducted any merger or acquisitions of any PRC domestic companies with a related party relationship as prescribed in the M&A Rules.

There remain some uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval under the M&A Rules is required for an offering of our securities, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from our initial public offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt our future securities offering before the settlement and delivery of the securities that we may offer in the future. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the securities we may offer in the future, you would be doing so at the risk that the settlement and delivery may not occur.

Moreover, except for emphasizing the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies, the Opinions, which was made available to the public on July 6, 2021, also provides that the State Council will revise provisions regarding the overseas issuance and listing of shares by companies limited by shares and will clarify the duties of domestic regulatory authorities.

On February 17, 2023, the CSRC issued the Trial Measures which became effective on March 31, 2023. On the same date, the CSRC circulated the Guidance Rules and Notice on the CSRC’s official website which became effective on March 31, 2023. Under the Trial Measures, either direct or indirect overseas offering and listing by domestic companies shall fulfill the filing procedure with the CSRC with submitting relevant materials. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect: (1) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in the Chinese Mainland, or its main places of business are located in the Chinese Mainland, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Chinese Mainland. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis. When certain circumstances happen, overseas offering and listing shall not be made. And If the intended overseas offering and listing necessitates a national security review, relevant security review procedures shall be completed according to law before the application for such offering and listing is submitted to any overseas parties such as securities regulatory agencies and trading venues. Pursuant to the Trial Measures, the Guidance Rules and Notice, initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas, while domestic enterprises that have submitted valid applications for overseas offerings and listings but have not obtained the approval from the relevant overseas regulatory authority or overseas stock exchange shall complete filings with the CSRC prior to their overseas offerings and listings. Our PRC counsel, Grandall Law Firm (Shanghai) has advised us that, based on its understanding of the current PRC laws and regulations, our NYSE American listing should be identified as an indirect overseas listing by the CSRC, in view of the fact that the Trial Measures have come into effect on 31 March 2023. We have submitted the filing materials with the CSRC to fulfill the filing procedure with the CSRC as it related to our IPO and as per requirement of the Trial Measures. However, there is no guarantee that we will continue to comply with the Trial Measures. If we fail to comply with the Trial Measures, we will be required to correct our behaviors, facing warnings and fines which amount will range from RMB1,000,000 to RMB10,000,000, and directly responsible personnel will also be warned and fined which amount will range from RMB500,000 to RMB5,000,000. Any new policies, regulations, rules, actions or laws by the PRC government may subject us to material changes in operations, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies”, and came into effect on March 31, 2023, together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company or our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

The Opinions, the Trial Measures, the Guidance Rules and Notice, the revised Provisions, and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. Any failure of us to complete further filings or any other relevant regulatory procedures regarding the issuance and listing of our securities in a timely manner will completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless.

As of the date of the Annual Report, we believe that no prior permission is required under the M&A Rules, the Opinions or other PRC laws and regulations from any PRC governmental authorities for the listing and trading of our securities on the NYSE American, given that: (a) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under the Annual Report are subject to the M&A Rules; (b) DDC Cayman is a company incorporated under the laws of the Cayman Islands controlled by non-PRC citizens, and we do not fit into the definition of “overseas special purpose vehicle” under the M&A Rules and (c) we have never conducted any merger or acquisitions of any PRC domestic companies with a related party relationship as prescribed in the M&A Rules. We also believe that MOFCOM’s approval under the M&A Rules is not required as we have never conducted any merger or acquisitions of any PRC domestic companies with a related party relationship as prescribed in the M&A Rules. However, we cannot assure you that relevant PRC governmental agencies, including the CSRC, would reach the same conclusion as we do. If we or our subsidiaries inadvertently conclude that such permissions or approvals are not required, our ability to offer or continue to offer our Class A Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. We may also face sanctions by the CSRC, the MOFCOM or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

We have been further advised by Grandall Law Firm (Shanghai), our PRC legal adviser, that (i) our PRC subsidiaries have obtained all necessary permissions or approvals and authorizations in the PRC in all material aspects in relation to conducting its current business operations in China, except for Quanzhou Weishi Food Co., Limited which does not hold any assets or operations for now and we are in the process of applying for relevant food operation license for it; and (ii) we are not required to obtain any permission or approval from any Chinese authority to issue securities to foreign investors (by DDC Cayman) or in connection with our current listing on the NYSE American under Chinese laws or regulations in effect, except for the CSRC filing for this issuance and listing which was completed in November 2023. However, there is no guarantee that such completed proceedings will not be denied or rescinded. We (including DDC Cayman and all its subsidiaries) have not received any inquiry, notice, warning, sanctions or regulatory objection to our current listing on the NYSE American from the CSRC or any other PRC governmental authorities.

However, we cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval under the M&A rules is required for our current listing on the NYSE American, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for our current listing on the NYSE American. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from offerings of our securities into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt our future securities offering before the settlement and delivery of the securities that we may offer in the future. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the securities we may offer in the future, you would be doing so at the risk that the settlement and delivery may not occur. Besides, any failure of us to fully comply with any new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our Company’s business and results of operations we may pursue in the future.

A part of our operations is located in mainland China and Hong Kong, and thus, or business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole. Policies, regulations, rules, and the enforcement of laws of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC and Hong Kong may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation, particularly those dealing with the Internet, including censorship and other restriction on material which can be transmitted over the Internet, security, intellectual property, money laundering, taxation and other laws that affect our PRC and Hong Kong subsidiaries’ ability to operate its business.

Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong- or PRC-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using part of the proceeds from securities offerings to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds our Group transfers to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on FIEs in China, capital contributions to our PRC subsidiary are subject to registration with the SAMR (or its local branches) and filing with the Ministry of Commerce of the PRC, or the MOFCOM, or its local branches and (if applicable) registration with other relevant governmental authorities in China. In addition, (a) any foreign loan procured by our PRC subsidiary is required to be registered with SAFE or its local branches, and (b) our PRC subsidiary may not procure loans which exceed the statutory amount as approved by the MOFCOM or its local branches. We may not complete such registrations on a timely basis, with respect to future capital contributions or foreign loans by us to our PRC subsidiary. If we fail to complete such registration, our ability to use part of the proceeds of our securities offering and to capitalize our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In 2008, SAFE promulgated the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142. SAFE Circular 142 regulated the conversion by foreign-invested enterprises, or FIEs, of foreign currency into Renminbi by restricting the usage of converted Renminbi. SAFE Circular 142 provided that any Renminbi capital converted from registered capitals in foreign currency of FIEs might only be used for purposes within the business scopes approved by PRC governmental authority and such Renminbi capital might not be used for equity investments within China unless otherwise permitted by PRC law. In addition, the SAFE strengthened its oversight of the flow and use of Renminbi capital converted from registered capital in foreign currency of FIEs. The use of such Renminbi capital might not be changed without SAFE approval, and such Renminbi capital might not in any case be used to repay Renminbi loans if the proceeds of such loans had not been utilized. On July 4, 2014, SAFE issued the Circular of the SAFE on Relevant Issues Concerning the Pilot Reform in Certain Areas of the Administrative Method of the Conversion of Foreign Exchange Funds by Foreign-invested Enterprises, or SAFE Circular 36, which launched the pilot reform of administration regarding conversion of foreign currency registered capitals of FIEs in 16 pilot areas. According to SAFE Circular 36, some of the restrictions under SAFE Circular 142 would not apply to the settlement of the foreign exchange capitals of an ordinary FIE in the pilot areas, and such FIE was permitted to use Renminbi converted from its foreign-currency registered capital to make equity investments in the PRC within and in accordance with the authorized business scope of such FIEs, subject to certain registration and settlement procedure as set forth in SAFE Circular 36. On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19. SAFE Circular 19 took effect as of June 1, 2015 and superseded SAFE Circular 36 and SAFE Circular 142 on the same date. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continued to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capitals for (i) expenditure beyond their business scopes or prohibited by the laws and regulations of the state, (ii) directly or indirectly investing in securities unless otherwise provided by laws and regulations, (iii) providing entrusted loans in RMB (except where the business scope permits), repaying loans between non-financial enterprises (including advances from third parties) or repaying RMB loans from bank that have been transferred to third parties, (iv) paying the related expenses of purchasing real estate not for self-use except for foreign-invested real estate enterprises. Violations of these Circulars could result in severe monetary or other penalties. These restrictions were reiterated and replaced by SAFE Circular 16, the Circular on Policies for Reforming and Regulating the Control over Foreign Exchange Settlement under the Capital Account, which was promulgated and implemented by the SAFE on June 9, 2016. According to SAFE Circular 16, the foreign exchange receipts under the capital account of a domestic institution shall be used pursuant to the principle of authenticity and self-use within its business scope. The foreign exchange receipts under the capital account of a domestic institution and the Renminbi funds obtained from foreign exchange settlement may be used by the domestic institution for expenditures under the current account within its business scope or the expenditure under the capital account permitted by laws and regulations. Such receipts and funds of the domestic institutions shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or other investments than principal-secured products of banks unless otherwise provided by relevant laws and regulations; (iii) directly or indirectly used for granting the granting of loans to non-affiliated enterprises, with the exception that such granting is expressly permitted in the business license; and (iv) used for construction or purchase of real estate for purpose other than self-use (exception applies for real estate enterprises). Where there is any contractual agreement on the use scope of receipt under the capital account between a domestic institution and other parties involved, the domestic institution shall not use such receipts and funds beyond the scope.

SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use Renminbi converted from part of the net proceeds of our initial public offering to fund the establishment of new entities in China by our subsidiary, to invest in or acquire any other PRC companies through our PRC subsidiary, or to establish variable interest entities in the PRC, which may materially and adversely affect our business, financial condition and results of operations. In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary registration or obtain the necessary approval on a timely basis, or at all. If we fail to complete the necessary registration or obtain the necessary approval, our ability to make loans or equity contributions to our PRC subsidiary may be negatively affected, which could materially and adversely affect our PRC subsidiary’ liquidity and its ability to fund its working capital and expansion projects and meet its obligations and commitments.

Our business may be materially and adversely affected if any of our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due, but its assets are insufficient to clear such debts or it becomes demonstrably insolvent.

Our PRC subsidiary holds certain assets that are important to our business operations. If our PRC subsidiary undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

According to SAFE’s Notice on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective on May 13, 2013, if any of our PRC subsidiaries undergoes a liquidation proceeding, prior approval from SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our securities offerings into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our Class A Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Restrictions on currency exchange may limit our ability to utilize our revenues effectively.

Some of our cash are denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our PRC subsidiaries. Currently, our Shanghai subsidiary may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. As we have some operations in PRC, we expect a portion of our cash will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize our Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiary.

A significant portion of our cash has been invested in short term investments which may decline in value and which we may not be able to convert to cash when necessary to satisfy our obligations

As of December 31, 2024, approximately RMB130.1 million (US$17.8 million) of our cash is invested in short term investment accounts at money market fund. These accounts could decline in value and may not be available for withdrawal when cash is needed, which would negatively impact our financial condition and ability to operate.

Dividends paid to our foreign investors and gains on the sale of the Class A Ordinary Shares by our foreign investors may become subject to PRC tax.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends paid to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Any gain realized on the transfer of Class A Ordinary Shares by such investors is also subject to PRC tax at a current rate of 10%, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our Class A Ordinary Shares, and any gain realized from the transfer of our Class A Ordinary Shares, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to individual investors who are non-PRC residents and any gain realized on the transfer of Class A Ordinary Shares by such investors may be subject to PRC tax (which in the case of dividends may be withheld at source) at a rate of 20%. Any PRC tax liability may be reduced by an applicable tax treaty. However, if we or our subsidiary established outside China are considered a PRC resident enterprise, it is unclear whether holders of the Class A Ordinary Shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends paid to our non-PRC investors, or gains from the transfer of the Class A Ordinary Shares by such investors, are deemed as income derived from sources within the PRC and thus are subject to PRC tax, the value of your investment in the Class A Ordinary Shares may decline significantly.

We are a holding company and we rely on our subsidiaries for funding dividend payments, which are subject to restrictions under PRC laws.

We are a holding company incorporated in the Cayman Islands, and we operate our core businesses through our subsidiaries in the PRC, Hong Kong and the United States. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from our subsidiaries. If our subsidiaries incur debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. Our PRC subsidiaries are required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Such reserve funds cannot be distributed to us as dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our Affiliated Entities may enter into in the future may also restrict the ability of our Affiliated Entities to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The currently effective PRC Labor Contract Law, or the Labor Contract Law, was first adopted on June 29, 2007 and later amended on December 28, 2012. The PRC Labor Contract Law has reinforced the protection of employees who, under the Labor Contract Law, have the right, among others, to have written employment contracts, to enter into employment contracts with no fixed term under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. To the extent that we need to significantly reduce our workforce, the Labor Contract Law could adversely affect our ability to do so in a timely and cost-effective manner, and our results of operations could be adversely affected. In addition, for employees whose employment contracts include noncompetition terms, the Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our operating expenses.

We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our buyers by increasing the prices of our products and services, our financial condition and results of operations would be materially and adversely affected.

We are a Cayman Islands corporation and a significant portion of our business is conducted in the PRC. Moreover, all of our directors are located outside of the United States and except for Mr. Matthew Gene Mouw, are all nationals or residents of jurisdictions other than the United States, and all or a substantial portion of their assets are located outside of the United States. As a result, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal or state courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, we conduct most of our operations in China, and most of our assets, including our cash, cash equivalents and short term investments, are located in China and Hongkong. All of our directors are located outside of the United States and except for Mr. Matthew Gene Mouw, are all nationals or residents of jurisdictions other than the United States, and all or a substantial portion of their assets are located outside of the United States. Ms. Norma Ka Yin Chu, our Chief Executive Officer and Chairwoman, is a permanent resident of Hong Kong; and Samuel Chun Kong Shih, our independent director, is a permanent resident of Canada.

As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons in the Cayman Islands or in China, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. A judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may not be enforceable in or recognized by the courts of the jurisdictions where our directors and officers reside, and the judicial recognition process may be time-consuming. It may be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States has not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC.

In addition, our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (Revised) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a Federal court of the United States.

The Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Risks related to required contributions to various employee benefit plans and individual income tax withholdings on employees’ salaries as required by PRC regulations.

Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. Companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment. We may be subject to late fees and fines in relation to the underpaid employee benefits and under-withheld individual income tax, our financial condition and results of operations may be adversely affected.

Our legal rights to lease certain properties could be challenged, which could prevent us from continuing to use these leased properties or increase the costs for relocating our business premises.

We leased our business premises from third parties who either own the properties or lease the properties from the ultimate property owner. Some of our lessors were unable to provide us with copies of title certificates or documents evidencing the authorization or consent of the owners of such properties. Where the lessors do not have the proper legal right to lease the properties, the corresponding lease agreements may be deemed invalid. Furthermore, some properties may not be designated for commercial use. If we are not adequately indemnified by the lessors for our related losses, our business may be adversely affected. Some of the properties we lease from the third parties have been mortgaged by the owners prior to leasing to us. We may not be able to continue using such properties if the mortgage is foreclosed. In addition, under the PRC law, failure to register a lease agreement with the local housing bureau may result in the risk that we may not be able to continue to occupy the relevant properties if the lease is challenged by third parties. Our lease agreements generally require the lessor to make such registrations, however, as of the date of the Annual Report, the lease agreements relating to certain of our business premises had not been duly registered by the relevant lessors. Accordingly, if these lessors do not have the appropriate titles to the properties or necessary approvals from the ultimate owners or fail to make the requisite registrations, or if the mortgage over the leased properties is foreclosed, we may be unable to continue to operate the affected properties or incur additional costs for relocating our business premises.

The recent enactment of the Holding Foreign Companies Accountable Act may result in de-listing of our securities.

Over the past decade, U.S. SEC and PCAOB and the Chinese counterparts, namely, the China Securities Regulatory Commission, or the CSRC, and PRC Ministry of Finance have been in an impasse over the ability of the PCAOB to have access to the audit work papers and inspect the audit work of China based accounting firms, including our auditor. In May 2013, the PCAOB entered into a Memorandum of Understanding on Enforcement Cooperation (the “MOU”) with the CSRC, and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB, the CSRC or the PRC Ministry of Finance in the United States and the PRC, respectively. Despite the MOU, on December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, the SEC and the PCAOB reiterated in another joint statement the greater risk associated with the PCAOB’s inability to inspect audit work paper and practices of accounting firms in China, with respect to their audit work of U.S. reporting companies.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by laws in China, on December 2, 2020, U.S. Congress passed S. 945, the Holding Foreign Companies Accountable Act. The HFCAA has been signed by the President into law. Pursuant to the HFCAA, the SEC is required to propose rules to prohibit the securities of any registrant from being listed on any of the U.S. securities exchanges or traded “over the counter” if the PCAOB is unable to inspect the work of the accounting firm for three consecutive years. On March 24, 2021, the SEC issued amendments to Form 20 and sought public comment in response to the HFCAA. Consistent with the HFCAA, these amendments require the submission of documentation to the SEC establishing that a “commission-identified registrant” (as defined in the amendments) is not owned or controlled by a governmental entity in that foreign jurisdiction and also require disclosure in a foreign issuer’s annual report regarding the audit arrangements of, and governmental influence on, such registrant. We will be required to comply with these rules if the SEC identifies us as having a ‘non-inspection’ year under a process to be subsequently established by the SEC.

On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act, was signed into law, which reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two years, thus reducing the time period before which our securities may be prohibited from trading or delisted. The enactment of the HFCAA and other efforts to increase U.S. regulatory access to audit work papers could cause investor uncertainty for affected issuers, including us, and the market price of the share could be adversely affected as uncertainty remains over whether there will be a compromise solution. In the worst case, our Class A Ordinary Shares could be delisted if we were unable to cure the situation to meet the PCAOB inspection requirement in time.

On December 2, 2021, the SEC adopted final rules implementing the HFCAA. On a rolling basis, the SEC will identify issuers with auditors that the PCAOB is unable to inspect or investigate completely because of non-US governmental restrictions. If an issuer is identified for three consecutive years, the SEC will publish an order prohibiting the trading of the issuer’s securities on a U.S. stock exchange and the U.S. over-the-counter market. If the SEC identifies us for three consecutive years as an issuer with auditors that the PCAOB is unable to inspect or investigate completely because of non-US governmental restrictions, under the HFCAA, our securities may be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, KPMG Huazhen LLP, is headquartered in mainland China or Hong Kong and was identified in this report as a firm subject to the PCAOB’s determination.

On Aug. 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in China and Hong Kong, and stated the cooperation will be launched soon. The Statement scheduled several important issues including the purpose, scope and form of the cooperation, use of information and specific data protection during the cooperation, etc. In particular, Chinese authorities have committed to four critical items: First, in accordance with the Sarbanes-Oxley Act, the PCAOB has independent discretion to select any issuer audits for inspection or investigation; Second, the PCAOB gets direct access to interview or take testimony from all personnel of the audit firms whose issuer engagements are being inspected or investigated; Third, the PCAOB has the unfettered ability to transfer information to the SEC, in accordance with the Sarbanes-Oxley Act; and Fourth, PCAOB inspectors can see complete audit work papers without any redactions. On the last item, the PCAOB was able to establish view only procedures — as it has done in the past with certain other jurisdictions — for targeted pieces of information (for example, personally identifiable information). As uncertainties remain regarding the details of the cooperation and the implementation by the authorities of the two sides, the risks we faced regarding the de-listing of our securities because of non-compliance to the laws and regulations adopted by the US authorities will still exist.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China and we fail to retain another registered public accounting firm that the PCAOB is able to inspect and investigate completely in 2023 and beyond, or if we otherwise fail to meet the PCAOB’s requirements, our Class A Ordinary Shares will be delisted from the NYSE American and will not be permitted for trading over the counter in the United States under the HFCAA and related regulations.

Our ability to retain an auditor subject to the PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to our operations, may depend on the relevant positions of U.S. and Chinese regulators. Our auditor’s audit working papers related to our operations are located in China. With respect to audits of companies with operations in China, there are uncertainties about the ability of its auditor to fully cooperate with a request by the PCAOB for audit working papers in China without the approval of Chinese authorities. If the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol, then such lack of inspection or re-evaluation could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist our securities. Accordingly, the HFCAA calls for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

If in the future the PCAOB is unable to conduct full inspections of auditors in China, it will become more difficult to evaluate the effectiveness of our auditors’ audit procedures and quality control procedures as compared to auditors who primarily work in jurisdictions where the PCAOB has full inspection access. As a result, investors may be deprived of the benefits of PCAOB inspections. In addition, the SEC may initiate proceedings against our independent registered public accounting firm, which could result in the imposition of penalties against such accounting firm, such as suspension of its ability to practice before the SEC. If we are required to engage a new audit firm, we may incur significant expense and management time. All of these could cause our investors and potential investors in our securities to lose confidence in our audit procedures, reported financial information and the quality of our financial statements. The market price of our Class A Ordinary Shares could be adversely affected. Further, if the PCAOB determines that it cannot inspect or investigate completely independent registered public accounting firm for a period of two consecutive years, trading in our securities may be prohibited under the HFCAA and an exchange may determine to delist our securities. The delisting of our securities, or the threat of such securities being delisted, may materially and adversely affect the value of your investment.

In addition, on August 6, 2020, the President’s Working Group on Financial Markets, or PWG, released a report recommending that the SEC take steps to implement the five recommendations, including enhanced listing standards on U.S. stock exchanges with respect to PCAOB inspection of accounting firms. This would require, as a condition to initial and continued listing on a U.S. stock exchange, PCAOB access to work papers of the principal audit firm for the audit of the listed company. The report permits the new listing standards to provide for a transition period until January 1, 2022 for listed companies, but would apply immediately to new listings once the necessary rulemakings and/or standard-setting are effective. It is unclear if and when the SEC will make rules to implement the recommendations proposed in the PWG report, especially in light of its ongoing rulemaking pursuant to the HFCAA. Any of these factors and developments could potentially lead to a material adverse effect on our business, prospects, financial condition and results of operations.

Proceedings instituted by the SEC against Chinese affiliates of the “big four” accounting firms could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act. In December 2012, the SEC instituted administrative proceedings against the “big four” PRC-based accounting firms, including our former independent registered public accounting firm, alleging that these firms had violated U.S. securities laws and the SEC’s rules and regulations thereunder by failing to provide to the SEC the firms’ audit work papers with respect to certain PRC-based companies that are publicly traded in the United States. On January 22, 2014, the administrative law judge, or the ALJ, presiding over the matter rendered an initial decision that each of the firms had violated the SEC’s rules of practice by failing to produce audit papers and other documents to the SEC.  On February 6, 2015, the four China-based accounting firms each agreed to a censure and to pay a fine to the SEC to settle the dispute and avoid suspension of their ability to practice before the SEC and audit U.S.-listed companies. The settlement required the firms to follow detailed procedures and to seek to provide the SEC with access to Chinese firms’ audit documents via the CSRC. Under the terms of the settlement, the underlying proceeding against the four China-based accounting firms was deemed dismissed with prejudice four years after entry of the settlement. The four-year mark occurred on February 6, 2019.

While we cannot predict if the SEC will further challenge the four China-based accounting firms’ compliance with U.S. law in connection with U.S. regulatory requests for audit work papers or if the results of such a challenge would result in the SEC imposing penalties such as suspensions, if the accounting firms are subject to additional remedial measures, our ability to file our financial statements in compliance with SEC requirements could be impacted. A determination that we have not timely filed financial statements in compliance with the SEC requirements could ultimately lead to the delisting of our securities from the NYSE American or the termination of the registration of our securities under the Securities Exchange Act of 1934, or both, which would substantially reduce or effectively terminate the trading of our in the United States.

Risks Related to Our Securities

An active trading market for our Class A Ordinary Shares may not be sustained.

Prior to our IPO in November 2023, there has been no public market for our Ordinary Shares, including our Class A Ordinary Shares. An active trading market for our Class A Ordinary Shares may not be sustained. The lack of an active trading market may impair the value of your shares and your ability to sell your shares at the time you wish to sell them. An inactive trading market may also impair our ability to raise capital by selling our Class A Ordinary Shares and entering into strategic partnerships or acquiring other complementary products, technologies or businesses by using our Class A Ordinary Shares as consideration.

In addition, if we fail to satisfy exchange listing standards, we could be delisted, which would have a negative effect on the price of our securities. For example, we are not currently compliant with NYSE American listing standards, including, for example, the requirement that we timely file reports with the SEC and that our shares trade above $1.00 per share. If we fail to satisfy these and all other listing requirements our shares will be delisted on the NYSE American.

We expect that the price of our Class A Ordinary Shares will fluctuate substantially. For example, since our IPO in November 2023 through May 9, 2025, the closing price of our Class A Ordinary Shares as quoted on the NYSE American has ranged from $6.37 to $0.10 per share.

The market price of our Class A Ordinary Shares is likely to be highly volatile and may fluctuate substantially due to many factors, including:

●	the volume and timing of sales of our products;

●	the introduction of new products or product enhancements by us or others in our industry;

●	disputes or other developments with respect to our or others’ intellectual property rights;

●	our ability to develop, obtain regulatory clearance or approval for, and market new and enhanced products on a timely basis;

●	product liability claims or other litigation;

●	quarterly variations in our results of operations or those of others in our industry;

●	media exposure of our products or of those of others in our industry;

●	changes in governmental regulations;

●	changes in earnings estimates or recommendations by securities analysts; and

●	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our Class A Ordinary Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Class A Ordinary Shares shortly following our IPO.

In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in our stock price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have a dual-class share structure such that our ordinary shares will consist of Class A Ordinary Shares and class B ordinary shares (“Class B Ordinary Shares”). In respect of matters requiring the votes of shareholders, each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share, which are held by our founder and CEO, Norma Chu, is entitled to ten votes. Under our Articles, Class B Ordinary Shares are not convertible into Class A Ordinary Shares. Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Only Class A Ordinary Shares are tradable on the market.

The holder of Class B Ordinary shares have the ability to control matters requiring shareholders’ approval, including any amendment of our memorandum and articles of association. Any future issuances of Class B ordinary shares, including the 875,000 Class B Ordinary Shares that are authorized but have not been issued, may be dilutive to the voting power of holders of Class A Ordinary shares. Additionally, at our special stockholder meeting in November 2024, our shareholders authorized our Board of Directors to complete a reverse split of our Class A Ordinary Shares within one year from shareholder approval within a range of zero reverse split to a reverse split of 1 for 25, as determined by our Board. However, we will not split the Class B Ordinary Shares. This measure will increase the relative voting power of the Class B Ordinary Shares and reduce the relative voting power of the Class A Ordinary Shares. As a result of the dual-class share structure and the concentration of ownership, the holder of the Class B Ordinary shares has and will continue to have considerable influence over matters such as decisions regarding mergers and consolidations, election of directors and other significant corporate actions. The holder may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Class A Ordinary Shares. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A Ordinary Shares may view as beneficial.

Our shares have traded under $5.00 per Class A Ordinary Share and thus could be known as a penny stock, subject to certain exceptions. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares.

Our stock has in the past and may continue in the future to trade below $5.00 per share. As a result, our stock could be known as a “penny stock”, subject to certain exceptions, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Class A Ordinary Shares could be considered to be a “penny stock”, subject to certain exceptions. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our Class A Ordinary Shares, and may negatively affect the ability of holders of shares of our Class A Ordinary Shares to resell them, if the “penny stock” rules apply. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Our share price may be volatile and may fluctuate.

The factors below may also have a material adverse effect on the market price of our Class A Ordinary Shares:

●	fluctuations in our results of operations;

●	our ability to enter new markets;

●	negative publicity;

●	changes in securities or industry analyst recommendations regarding our company, the sectors in which we operate, the securities market generally and conditions in the financial markets;

●	regulatory developments affecting our industry;

●	announcements of studies and reports relating to our products or those of our competitors;

●	changes in economic performance or market valuations of our competitors;

●	actual or anticipated fluctuations in our quarterly results;

●	conditions in the industries in which we operate;

●	announcements by us or our competitors of new products, acquisitions, strategic relations, joint ventures or capital commitments;

●	additions to or departures of our key executives and employees;

●	fluctuations of exchange rates; and

●	sales or perceived sales of additional shares of our Class A Ordinary Shares or Preferred Shares.

In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the issuer that issued the stock. If any of our shareholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit and divert the time and attention of our management, which could seriously harm our business.

We intend to grant employee share options and other share-based awards in the future. We will recognize any share-based compensation expenses in our consolidated statements of operations and comprehensive loss. Any additional grant of employee share options and other share-based awards in the future may have a material adverse effect on our results of operation.

We adopted an employee share option plan in 2023, or the 2023 ESOP, for the purpose of granting share-based compensation awards to our employees, directors and consultants to incentivize their performance and align their interests with ours. As of the date of filing the Annual Report, awards may be granted under the 2023 ESOP for up to 5,200,000 Class A Ordinary Shares. In addition, on January 1 of each year, additional shares will be added to the 2023 ESOP in an amount up to 10% of the Company’s issued and outstanding Class A Ordinary Shares as of December 31 of the prior year; provided that the total number of Class A Ordinary Shares which may be issued upon exercise of all options to be granted to all participants under the 2023 ESOP shall not in aggregate exceed 15% of the Company’s issued and outstanding Class A Ordinary Shares. As a result of this annual automatic increase, we expect that as of January 1, 2025, an additional 6.6 million shares will be available for issuance under the 2023 ESOP As a result of these grants and potential future grants, we expect to continue to incur significant share-based compensation expenses in the future. The amount of these expenses is based on the fair value of the share-based awards. We account for compensation costs for all share options using a fair-value based method and recognize expenses in our consolidated statements of profit or loss and other comprehensive income. The expenses associated with share-based compensation will decrease our profitability, perhaps materially, and the additional securities issued under share-based compensation plans will dilute the ownership interests of our shareholders. However, if we limit the scope of our share-based compensation plan, we may not be able to attract or retain key personnel who expect to be compensated by options.

If we fail to meet applicable listing requirements, the NYSE American may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

We cannot assure you that we will be able to meet the continued listing standards of NYSE American. If we fail to comply with the applicable listing standards and NYSE American delists our Class A Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Class A Ordinary Shares;

●	reduced liquidity for our Class A Ordinary Shares;

●	a determination that our Class A Ordinary Shares are “penny stock”, which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

On April 23, 2024, we received notice from the NYSE American that we were not in compliance with the minimum stockholders’ equity requirement. The NYSE American has accepted our plan to regain compliance by October 23, 2025 and is monitoring our progress under our plan. We believe that as of the date of filing the Annual Report we in in compliance with the stockholders’ equity requirement. However, the NYSE American may not agree and we may fail to meet this listing requirement in the future, for example, if our stockholders’ equity is reduced by ongoing loses from operations or losses from other events such as impairment of good will, reduction in value of investments, etc. Failure to maintain compliance would have a material adverse effect on our stock price.

The NYSE American continued listing standards also require that our stock not trade below $1.00 per share for 30 consecutive days. Our stock has been trading below $1.00 share for more that 30 consecutive days. If we fail to satisfy this requirement, our stock could be delisted which would have a material adverse effect on our stock price.

Our 2023 Annual Report was not filed with the SEC in a timely fashion. This and any other future filing delinquencies could cause our stock to be delisted from the NYSE American which would have a material adverse effect on our stock price.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Although our Class A Ordinary Shares are covered securities, and although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on the NYSE American, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

We have identified one material weakness in our internal control over financial reporting. If we are unable to remediate the material weakness, or if our remediation of the material weakness is not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely consolidated financial statements could be impaired, investors may lose confidence in our financial reporting and the trading price of our Class A Ordinary Shares may decline.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, our management will be required to report upon the effectiveness of our internal control over financial reporting beginning with the annual report for our fiscal year ending December 31, 2024. When we lose our status as an “emerging growth company” and reach an accelerated filer threshold, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. To comply with the requirements of being a reporting company under the Exchange Act, we will need to upgrade our information technology systems, implement additional financial and management controls, reporting systems and procedures and hire additional accounting and finance staff. If we or, if required, our auditor is unable to conclude that our internal control over financial reporting is effective, investors may lose confidence in our financial reporting and the trading price of our Class A Ordinary Shares may decline.

We and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting as of December 31, 2024. The material weakness identified is our lack of sufficient accounting personnel with appropriate U.S. GAAP knowledge to prepare financial statements in accordance with U.S. GAAP and SEC reporting requirements. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control under the Sarbanes-Oxley Act of 2002 for purposes of identifying and reporting any weakness in our internal control over financial reporting. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional material weaknesses or control deficiencies may have been identified.

We are working to remediate the material weakness and are taking steps to strengthen our internal control over financial reporting through the development and implementation of processes and controls over the financial reporting process. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Internal Control Over Financial Reporting.” However, we cannot assure you that these measures will significantly improve or remediate the material weakness described above.

We cannot assure you that there will not be additional material weaknesses or any significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting once that firm begin its reviews under Section 404 of the Sarbanes-Oxley Act of 2002, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our Class A Ordinary Shares could decline, and we could be subject to sanctions or investigations by the NYSE, the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

We do not intend to pay cash dividends on our Ordinary Shares in the foreseeable future.

We have never paid dividends on Ordinary Shares and do not currently anticipate paying any cash dividends on our Ordinary Shares in the foreseeable future. Under Cayman Islands law, any payment of dividends would be subject to relevant legislation and our articles of association, which provide that all dividends must be approved by our board of directors and, in some cases, our shareholders, and may only be paid from our distributable profits available for the purpose, determined on an unconsolidated basis.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to “opt out” of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. domestic public company.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Class A Ordinary Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until one hundred twenty (120) days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within seventy-five (75) days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

If we lose our status as a foreign private issuer, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and NYSE rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain and maintain directors’ and officers’ liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NYSE corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the NYSE rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. For example, we have chosen to comply with the Cayman Island laws which do not require shareholder approval for issuances of shares exceeding 20% of our outstanding shares, whereas the NYSE would otherwise require shareholder approval for such issuances. If we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the NYSE corporate governance listing standards applicable to U.S. domestic issuers.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Class A Ordinary Shares.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill and projections as to the market price of our Class A Ordinary Shares we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be treated as a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service, or the IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in our initial public offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Class A Ordinary Shares and on the receipt of distributions on our Class A Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares. For more information see “Taxation — United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”

Investors should consult their own tax advisors regarding all aspects of the application of the PFIC rules to the Class A Ordinary Shares.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the NYSE rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

Failure to comply with anticorruption and anti-money laundering laws, including the FCPA and similar laws associated with activities outside of the United States, could subject us to penalties and other adverse consequences.

We are subject to the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78dd-1, et seq., referred to as the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the UK Bribery Act, and possibly other anti-bribery and anti-money laundering laws in countries in which we conduct activities. We face significant risks if we fail to comply with the FCPA and other anti-corruption laws that prohibit companies and their employees and third-party intermediaries from promising, authorizing, offering, or providing, directly or indirectly, improper payments or benefits to foreign government officials, political parties, and private-sector recipients for the purpose of obtaining or retaining business, directing business to any person, or securing any advantage. Any violation of the FCPA, other applicable anti-corruption laws, and anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, or severe criminal or civil sanctions, which could have a material adverse effect on our reputation, business, operating results, and prospects. In addition, responding to any enforcement action may result in a significant diversion of management’s attention and resources, significant defense costs, and other professional fees.

We expect to incur significant additional costs as a result of being a public company, which may materially and adversely affect our business, financial condition and results of operations.

Upon completion of our IPO, we expect to incur costs associated with corporate governance requirements that will become applicable to us as a public company, including rules and regulations of the SEC, under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the Exchange Act, as well as the rules of the NYSE. These rules and regulations are expected to significantly increase our accounting, legal and financial compliance costs and make some activities more time-consuming. We also expect these rules and regulations to make it more expensive for us to obtain and maintain directors’ and officers’ liability insurance. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. Accordingly, increases in costs incurred as a result of becoming a publicly traded company may materially and adversely affect our business, financial condition and results of operations.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

The trading market is influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about our securities will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline and result in the loss of all or a part of your investment in us.

Recently introduced economic substance legislation of the Cayman Islands may impact us and our operations.

The Cayman Islands, together with several other non-European Union jurisdictions, has recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised), or the Substance Law, and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for “relevant entities” which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of financial years commencing July 1, 2019 and onwards. A “relevant entity” includes an exempted company incorporated in the Cayman Islands, as is DDC Cayman; however, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements. Although it is presently anticipated that the Substance Law will have little material impact on us and our operations, as the legislation is new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on us and our operations.

USE OF PROCEEDS

We will not receive any of the proceeds from any sale of Class A Ordinary Shares by the selling shareholders, or by its pledgees, donees, transferees or other successors in interest.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our tenth amended and restated memorandum and articles of association (the “M&A”) and by the applicable provisions of Cayman Islands law.

Our authorized share capital is US$80,188,000 divided into 200,000,000 Class A Ordinary Shares of par value US$0.4 each, 1,750,000 Class B Ordinary Shares of US$0.016 par value each, and 10,000,000 preferred shares of par value US$0.016 each. As of the date hereof, there are 8,307,583 Class A Ordinary Shares and 875,000 Class B Ordinary Shares issued and outstanding.

The following description of our share capital is intended as a summary only and is qualified in its entirety by reference to the M&A, which have been filed previously with the SEC, and applicable provisions of Cayman Islands law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $500,000,000 in the aggregate of:

●	Class A Ordinary Shares of par value of US$0.4 each;

●	preferred shares of par value of US$0.016 each;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into Class A Ordinary Shares or other securities. The debt securities, the Class A Ordinary Shares and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Class A Ordinary Shares and Class B Ordinary Shares

General. Our authorized share capital is US$80,188,000 divided into 200,000,000 Class A Ordinary Shares of par value US$0.4 each, 1,750,000 Class B Ordinary Shares of US$0.016 par value each, and 10,000,000 preferred shares of par value US$0.016 each. All of our outstanding Class A Ordinary Shares and Class B Ordinary Shares will be fully paid and non-assessable. Certificates representing the Class A Ordinary Shares will not be issued. Our shareholders who are non-residents of the Cayman Islands, may freely hold and transfer their Class A Ordinary Shares in accordance with our Memorandum and Articles and applicable law.

Dividends. The holders of our Class A Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Articles provide that our board of directors may declare and pay dividends if justified by our financial position and permitted by law.

Voting Rights. Holders of our Class A Ordinary Shares and Class B Ordinary Shares vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. In respect of matters requiring shareholders’ vote, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to ten votes. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless voting by poll is required by NYSE rules or demanded by the chairman of the meeting, by at least two shareholders having the right to vote on the resolutions, or by shareholder(s) together holding at least 10% of the total voting rights of all our shareholders having the right to vote at such general meeting. A quorum required for a meeting of shareholders consists of one or more shareholders who holds at least one-third of our issued voting shares. Shareholders’ meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of our board of directors or upon a requisition of any one or more shareholders holding at the deposit of the requisition at least 10% of the aggregate share capital of our company that carries the right to vote at a general meeting, in which case on advance notice of at least 7 calendar days is required for the convening of our annual general meetings and extraordinary general meetings.

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Class A Ordinary Shares and Class B Ordinary Shares cast in a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the Class A Ordinary Shares and Class B Ordinary Shares cast in a meeting.

A special resolution will be required for important matters such as amending our memorandum and articles of association or changing the name of the Company.

There are no limitations on non-residents or foreign shareholders in the memorandum and articles of association to hold or exercise voting rights on the Class A Ordinary Shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Class A Ordinary Shares and Class B Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of their shares in the Company have been paid.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles provide that we may (but are not obliged to, unless as required by applicable law or the NYSE rules in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our directors (acting by a resolution of our board). Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more of our shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide the shareholders with the right to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than ten percent of the share capital of our company entitled to vote at general meetings, our board will be required to convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Memorandum and Articles do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Variation of Rights of Shares. Whenever the capital of our company is divided into different classes or series, the rights attached to any such class or series may, subject to any rights or restrictions for the time being attached to any class or series, only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. The rights conferred upon the holders of the shares of any class issued will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied or abrogated by the creation, allotment, or issue of further shares ranking pari passu with or subsequent to such existing class of shares, or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be varied or abrogated by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Winding Up; Liquidation. Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them, respectively.

Transfer of Class A Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Class A Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. The Class B Ordinary Shares are not transferable.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	the shares conceded are free of any lien in favor of the Company;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as NYSE may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they must, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the NYSE, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers may not be suspended nor the register closed for more than 30 days in any year.

Calls on Shares and Forfeiture of Shares. Our directors may from time to time make calls on our shareholders in respect of any moneys unpaid on their shares including any premium in a notice served to such shareholders at least 14 calendar days prior to the specified time of payment. Any Class A Ordinary Shares and Class B Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares. The Companies Act and our Memorandum and Articles permit us to purchase our own shares. In accordance with our Articles, provided the necessary shareholders or board approval have been obtained and requirements under the Companies Act have been satisfied, we may issue shares on terms that are subject to redemption at our option on such terms and in such manner as may be determined by our board of directors.

Conversion of Shares. Under our Articles, Class B Ordinary Shares are not convertible into Class A Ordinary Shares. Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

Inspection of Books and Records. Holders of our shares have no general right under our Articles to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. Our Memorandum and Articles authorize our board of directors to issue preferred shares and additional Class A Ordinary Shares and Class B Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Class A Ordinary Shares.

Anti-Takeover Provisions. Some provisions of our Memorandum and Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable. Our authorized, but unissued preferred shares, Class A Ordinary Shares and Class B Ordinary Shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans, or such other purposes as our directors may determine. The existence of authorized but unissued and unreserved preferred shares, Class A Ordinary Shares and Class B Ordinary Shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Our Memorandum and Articles also authorize our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights;

●	the rights and terms of redemption and liquidation preferences; and

●	any other powers, preferences and relative, participating, optional and other special rights.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of Class A Ordinary Shares.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may not issue negotiable or bearer shares, but may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

On November 29, 2024, the shareholders passed as a special resolution, that:

(a)	the Company consolidate each of its existing issued and outstanding and authorized and unissued Class A Ordinary Shares, with a par value of US$0.016 each, on a basis ranging from no consolidation to a consolidation of 1:25 (the “Share Consolidation”), with the exact amount within that range to be determined by the Board within one year of the date of November 29, 2024;

(b)	the shareholders hereby waive their rights to any fraction of a share resulting from the Share Consolidation, and authorize such fractions to be cancelled and returned to the pool of authorized but unissued shares in the capital of the Company; and

(c)	concurrently with the Share Consolidation being effectuated under (a) above:

(i)	increasing the authorized share capital by an additional US$ amount equal to the new par value determined under (a) multiplied by a number of Class A Ordinary Shares necessary to increase the total number of authorized Class A Ordinary Shares in the share capital of the Company to 200,000,000; and

(ii)	creating an additional number of authorized Class A Ordinary Shares equal to the number necessary to increase the Class A Ordinary Shares to 200,000,000 each with a nominal or par value of an amount equal to US$0.016 multiplied by the ratio of the Share Consolidation determined in (a) above each with such rights and restrictions as set out in the current amended and restated memorandum and articles of association of the Company.

The above Share Consolidation was effectuated at a ratio of 1:25 on April 21, 2025.

Preferred Shares

All shares for the time being unissued shall be under the control of the directors of the Company who may, in their absolute discretion and without the approval of the shareholder, cause the Company to issue, allot and dispose of shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine and grant options with respect to shares issue warrants or similar instruments with respect thereto. The directors may issue from time to time, out of the authorized share capital of the Company (other than the authorised but unissued Ordinary Shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, the directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

You should refer to the prospectus supplement relating to any preferred shares being offered for the specific terms of those shares.

Upon issuance, the preferred shares will be fully paid and non-assessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any terms of preferred share determined by our board of directors may decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the shareholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares is Equiniti Trust Company, LLC, located at 6201 15th Avenue, Brooklyn, New York, New York 11219.

NYSE American Listing

Our Class A Ordinary Shares are listed on NYSE American under the symbol “DDC”.

SELLING SHAREHOLDERS

The Class A Ordinary Shares being offered by the selling shareholders are the Shares, the Commitment Shares the ELOC Shares and those issuable to the selling shareholders upon conversion of Notes and exercise of the Warrants. For additional information regarding the issuance of the Shares, the Commitment Shares, the ELOC Shares, the Notes and the Warrants, see “Securities Purchase Agreement” and “ELOC Ordinary Share Purchase Agreement” above. We are registering the Class A Ordinary Shares in order to permit the selling shareholders to offer such shares for resale from time to time. Except for the ownership of the Class A Ordinary Shares, Notes and Warrants issued pursuant to the Securities Purchase Agreement, and the Commitment Shares and the ELOC Shares issued and/or sold pursuant to the ELOC Agreement, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the Class A Ordinary Shares held by each of the selling shareholders. The second column lists the number of Class A Ordinary Shares beneficially owned by the selling shareholders, based on their respective ownership of Shares, Commitment Shares, ELOC Shares, Class A Ordinary Shares, Warrants and Notes, as of July 21, 2025, assuming conversion of the Notes and exercise of the Warrants held by each such selling shareholder on that date but taking account of any limitations on conversion and exercise set forth therein.

The third column lists the Class A Ordinary Shares being offered by this prospectus by the selling shareholders and does not take in account any limitations on (i) conversion of the Notes set forth therein or (ii) exercise of the Warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the Shares, the Commitment Shares, the ELOC Shares, Notes and Warrants, this prospectus generally covers the resale of the sum of (i) 100% of the maximum number of Class A Ordinary Shares issued or issuable pursuant to the Notes, (ii) 100% of the maximum number of Class A Ordinary Shares issued or issuable upon exercise of the Warrants, in each case, determined as if the outstanding Notes and Warrants were converted in full (without regard to any limitations on conversion contained therein solely for the purpose of such calculation) at the conversion price or exercise price (as the case may be) calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, (iii) 100% of the Shares, (iv) 100% of the Commitment Shares, (v) the maximum number of ELOC Shares to be sold pursuant to the ELOC Agreement. Because the conversion price of the Notes and the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the Notes and Warrants, certain of our selling shareholders may not convert the Notes or exercise the Warrants to the extent (but only to the extent) such selling shareholder or any of its affiliates would beneficially own a number of our Class A Ordinary Shares which would exceed 4.99% of the outstanding shares of the Company. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Class A Ordinary Shares Owned Prior to Offering(1)(2)	Maximum Number of Class A Ordinary Shares to be Sold Pursuant to this Prospectus(4)	Number of Class A Ordinary Shares Owned After Offering(4)
Anson Investments Master Fund LP (1)	2,762,214	39,183,116	0
Anson East Master Fund LP(2)	779,087	7,647,659	0
Maxim Group LLC(3)	139,270	139,270	0

(1)	Includes (a) 548,376 Class A Ordinary Shares, owned as of July 21, 2025, (b) 710,078 Class A Ordinary Shares issuable upon exercise of Warrants and exercisable within 60 days of July 21, 2025 and (c) 1,503,760 Class A Ordinary Shares issuable upon the conversion of the Convertible Notes and exercisable within 60 days of July 21, 2025. The reported securities are directly owned by Anson Investments Master Fund LP. Anson Advisors Inc. and Anson Funds Management LP, the co-investment advisors of Anson Investments Master Fund LP, hold voting and investment power over the securities held by Anson Investments Master Fund LP. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson Investments Master Fund LP is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(2)	Includes (a) 154,671 Class A Ordinary Shares owned as of July 21, 2025, (b) 200,279 Class A Ordinary Shares issuable upon exercise of Warrants and exercisable within 60 days of July 21, 2025 and (c) 424,137 Class A Ordinary Shares issuable upon the conversion of the Convertible Notes and exercisable within 60 days of July 21, 2025. The reported securities are directly owned by Anson East Master Fund LP. Anson Advisors Inc and Anson Funds Management LP, the co-investment advisors of Anson East Master Fund LP, hold voting and investment power over the securities held by Anson East Master Fund LP. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson East Master Fund LP is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(3)	Includes 139,270 Class A Ordinary Shares issuable upon exercise of Warrants and exercisable within 60 days of July 21, 2025. The address of Maxim Group LLC is 300 Park Ave 16th Floor, New York, NY 10022.

(4)	Amounts in these columns are subject to the limitation against such selling shareholder or any of its affiliates beneficially owning a number of our Class A Ordinary Shares which would exceed 4.99% of the outstanding shares of the Company as of the time of any Warrant exercise or conversion under the Convertible Notes by such shareholder or any of its affiliates.

PLAN OF DISTRIBUTION

We are registering the Shares, the Commitment Shares, the ELOC Shares, and Class A Ordinary Shares issuable upon conversion of the Notes and upon exercise of the Warrants to permit the resale of these Class A Ordinary Shares by the holders thereof, the holders of the Commitment Shares, the ELOC Shares, Notes and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the Class A Ordinary Shares. We will bear all fees and expenses incident to our obligation to register the Class A Ordinary Shares.

The selling shareholders may sell all or a portion of the Class A Ordinary Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Class A Ordinary Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Class A Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell Class A Ordinary Shares under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling shareholders may transfer the Class A Ordinary Shares by other means not described in this prospectus. If the selling shareholders effect such transactions by selling Class A Ordinary Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Class A Ordinary Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Class A Ordinary Shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Class A Ordinary Shares in the course of hedging in positions they assume. The selling shareholders may also sell Class A Ordinary Shares short and deliver Class A Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge Class A Ordinary Shares to broker-dealers that in turn may sell such shares.

Each selling stockholder is an “underwriter” with respect to the ELOC Shares within the meaning of Section 2(a)(11) of the Securities Act, and any profits on the sales of the ELOC Shares by the selling stockholders and any discounts, commissions, or concessions received by the selling stockholders with respect to the ELOC Shares are deemed to be underwriting discounts and commissions under the Securities Act.

The selling shareholders may pledge or grant a security interest in some or all of the Shares, the Commitment Shares, the ELOC Shares, the Notes or the Warrants or ordinary owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the Class A Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

At the time a particular offering of the Class A Ordinary Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Class A Ordinary Shares being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation to the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the Class A Ordinary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Class A Ordinary Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the Class A Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Class A Ordinary Shares by the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Class A Ordinary Shares to engage in market-making activities with respect to the Class A Ordinary Shares. All of the foregoing may affect the marketability of the Class A Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to Class A Ordinary Shares.

We will pay all expenses of the registration of the Class A Ordinary Shares pursuant to the registration rights agreement, estimated to be $188,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, each selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Class A Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Loeb & Loeb LLP is acting as counsel for us with respect to certain legal matters as to United States federal securities law in this offering. Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Travers Thorp Alberga, our Cayman Islands counsel to the extent governed by the laws of the Cayman Islands. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus have been audited by Enrome LLP, an independent registered public accounting firms, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended December 31, 2022, 2023 and 2024 are included in the Annual Report on Form 20-F for the year ended December 31, 2024, filed on May 15, 2025, which are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the year ended December 31, 2024, filed on May 15, 2025; and

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on May 16, 2025, June 6, 2025, June 17, 2025, June 20, 2025, July 1, 2025, July 3, 2025, and July 11, 2025.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 368 9th Ave., New York, NY 10001 USA (Attention: Norma Ka Yin Chu) at +852 2803 0688.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at https://ir.daydaycook.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Most of our assets are located in China and Hong Kong. All of our directors are located outside of the United States and except for Mr. Matthew Gene Mouw, are all nationals or residents of jurisdictions other than the United States, and all or a substantial portion of their assets are located outside of the United States. Ms. Norma Ka Yin Chu, our Chief Executive Officer and Chairwoman, is a permanent resident of Hong Kong; and Samuel Chun Kong Shih, our independent director, is a permanent resident of Canada. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been advised by Travers Thorp Alberga that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Cayman Islands Grand Court will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the Foreign Court, of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DDC ENTERPRISE LIMITED

46,970,045

Class A Ordinary Shares

PROSPECTUS

[●], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. To the extent permitted by law, the M&A provide that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere . This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description

3.1	Tenth Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1 (Amendment No. 7) (Registration No. 333- 272689) filed with the Securities and Exchange Commission on November 16, 2023).
4.1	Form of Initial Warrant (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 6-K filed with the Securities and Exchange Commission on July 11, 2025).
4.2	Warrant dated July 1, 2025 issued to Maxim Partners LLC (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 6-K filed with the Securities and Exchange Commission on July 11, 2025).
5.1**	Opinion of Travers Thorp Alberga
10.1	Securities Purchase Agreement dated June 16, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the Securities and Exchange Commission on July 11, 2025).
10.2	Form of Initial Notes (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 6-K filed with the Securities and Exchange Commission on July 11, 2025).
10.3	ELOC Ordinary Share Purchase Agreement dated June 16, 2025 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 6-K filed with the Securities and Exchange Commission on July 11, 2025).
10.4	Registration Rights Agreement dated June 16, 2025 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 6-K filed with the Securities and Exchange Commission on July 11, 2025).
10.5	Security Agreement dated July 1, 2025 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 6-K filed with the Securities and Exchange Commission on July 11, 2025).
10.6	Subsidiary Guarantee dated July 1, 2025 (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 6-K filed with the Securities and Exchange Commission on July 11, 2025).
23.1**	Consent of Enrome LLP
23.2**	Consent of Travers Thorp Alberga (included in Exhibit 5.1)
107**	Filing Fee Table

*	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.
**	Previously filed.

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, on August 5, 2025.

DDC ENTERPRISE LIMITED

By:	/s/ Norma Ka Yin Chu
	Name:	Norma Ka Yin Chu
	Title:	Chief Executive Officer

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Norma Ka Yin Chu	Executive Director, Chief Executive Officer	August 5, 2025
Norma Ka Yin Chu

/s/ Ethan Yong Kang Yu	Principal Financial and Accounting Officer	August 5, 2025
Ethan Yong Kang Yu

/s/ George Lai	Independent Director	August 5, 2025
George Lai

/s/ Matthew Gene Mouw	Independent Director	August 5, 2025
Matthew Gene Mouw

/s/ Samuel Chun Kong Shih	Independent Director	August 5, 2025
Samuel Chun Kong Shih

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York on August 5, 2025.

Authorized U.S. Representative-Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.